Use these links to rapidly review the document

TABLE OF CONTENTS 4

As filed with the Securities and Exchange Commission on February 17, 2012
Registration No. 333-160345

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2
to
Form S-1

Registration Statement under the Securities Act of 1933

Eagle Life Insurance Company
(Exact name of Registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	26-3218907 (I.R.S. Employer Identification No.)

Agent for Service:
Debra J. Richardson
Eagle Life Insurance Company
6000 Westown Parkway
West Des Moines, Iowa 50266
Phone: 1-866-526-0995
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)	Copy to: Stephen E. Roth, Esq. Thomas E. Bisset, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Avenue, N.W. Washington, DC 20004-2415 (202) 383-0100

Eagle Life Insurance Company
6000 Westown Parkway
West Des Moines, Iowa 50266
Phone: 1-866-526-0995
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        The registration fee of $27,900 was previously paid in connection with the filing of the Registrant's initial Registration Statement on June 30, 2009.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Dated May 1, 2012

FALCON GOLD

FLEXIBLE PREMIUM DEFERRED INDEXED ANNUITY CONTRACT

ISSUED BY

EAGLE LIFE INSURANCE COMPANY
6000 Westown Parkway
West Des Moines, Iowa 50266

Offered Through: American Equity Capital, Inc.

        This prospectus describes the Falcon Gold Annuity Contract ("Contract"), an individual flexible premium deferred indexed annuity contract issued by Eagle Life Insurance Company ("Eagle Life," the "Company", "we", "us", or "our"). The Contract is designed for individuals and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. The Contract offers you the ability to allocate your monies among three interest rate calculation methods or interest crediting options, accumulate interest earnings under the Contract on a tax-deferred basis and receive annuity payments. Purchasing the Contract in connection with a retirement plan that qualifies for special federal income tax treatment, however, does not provide any additional tax advantage beyond that already available through the retirement plan. The Contract is not an investment in the stock market or in any securities index.

        The Contract offers the following interest rate calculation methods or interest crediting options:

  •
  1-Year Fixed Value Option

  •
  1-Year Annual Point to Point Value Option

  •
  1-Year Monthly Point to Point Value Option

        There are risks associated with the Contract.    These risks include liquidity risks, risk that an Index Credit may not be credited to your Accumulated Value at the end of a Contract Year, risks that we may eliminate or substitute an interest rate calculation method, company solvency risks, and interest rate risks. Also, Surrender Charges and Market Value Adjustments ("MVA") may apply for a number of years, so the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than the amount of Premiums you have paid into the Contract. The MVA may be either positive or negative, which means the MVA may increase or decrease the amount you receive as a withdrawal or upon surrender. Withdrawals and surrenders may be subject to income tax and may be subject to a 10% IRS penalty tax if taken before age 59 1/2. Accordingly, you should carefully consider your income and liquidity needs before purchasing the Contract. Additional information about these and other risks appears in the "Risk Factors" section on page          and "Federal Income Taxes" on page          .

        We do not guarantee that the Contract will have the same or similar Indexed Value Options for the period you own the Contract.    Although it is highly unlikely, it is possible that we may terminate or substitute an Indexed Value Option. If you do not wish to allocate your Contract Value to one or more of the remaining options available under the Contract, you may surrender your Contract, but if you do so during the Surrender Charge Period you will be assessed a Surrender Charge, and you may be subject to an MVA, which may result in you receiving less than the Premiums you have paid into the Contract. Although it is highly unlikely, it is also possible that we may eliminate all of the Indexed Value Options leaving only the Fixed Value Option available under the Contract. If that happens and you do not want to allocate all of your Contract Value to the Fixed Value Option, you may surrender your Contract, but if you do so during the Surrender Charge Period you will be assessed a Surrender Charge, and you may be subject to an MVA, which may result in you receiving less than the Premiums you have paid into the Contract.

        American Equity Capital, Inc. ("American Equity Capital") is the principal underwriter for the Contract. American Equity Capital is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. There are no arrangements to place funds in an escrow, trust, or similar account. This is a continuous offering.

        This prospectus provides important information you should know before investing. Please keep the prospectus for future reference.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        An investment in this Contract is not a bank deposit and is not insured or guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency.

TABLE OF CONTENTS [To be updated.]

i

ii

        The Contract may not be available in all states. This prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than the information and representations contained in this prospectus.

iii

DEFINITIONS

        Accumulated Value:    The amount under the Contract in the Fixed Value Option or an Indexed Value Option as adjusted for any withdrawals.

        Annuitant:    The person named in the application whose life is used to determine the amount and duration of any income payments involving life contingencies. The Contract Owner and the Annuitant must be the same person, unless the Contract Owner is a non-natural person in which case there must be an insurable interest relationship between the two.

        Beneficiary:    The person(s) or entity(ies) to whom the Death Benefit Proceeds will be paid in the event of the death of the Contract Owner or the Annuitant (if the Contract Owner is a non-natural person). The Contract Owner designates the initial Beneficiary on the Application.

        Cap Rate:    For the Indexed Value Options, a maximum rate or limit for a specified period that is used to determine the amount of any Index Credit.

        Cash Surrender Value:    The amount payable by us upon surrender of the Contract. It is equal to the greater of: (i) the Contract Value minus any Surrender Charge and plus or minus any MVA; or (ii) the Minimum Guaranteed Surrender Value.

        Company, us, we, our, Eagle Life:    Eagle Life Insurance Company.

        Contract:    The Contract, including any endorsements, riders or signed amendments, and the attached application.

        Contract Date, Contract Month, Contract Year and Contract Anniversary:    Coverage under the Contract begins on the Contract Date shown on your Contract Specifications Page. We measure Contract Months, Contract Years and Contract Anniversaries from the Contract Date.

        Contract Owner, Owner:    The person or entity who owns the Contract. The Contract Owner is the person or entity named in the application, unless subsequently changed, filed with and accepted by the Company. The Contract Owner is entitled to exercise all rights and privileges provided under the Contract.

        Contract Value:    The sum of your Accumulated Values in the Fixed Value Option and each Indexed Value Option.

        Current Fixed Value Interest Rate:    The interest rate(s) we credit to your Accumulated Value in the Fixed Value Option other than the amount being credited with the Fixed Value Initial Interest Rate. The Current Fixed Value Interest Rates are declared from time to time, may be the same as the Fixed Value Initial Interest Rate and are never less than the Fixed Value Minimum Guaranteed Interest Rate. We may change the Current Fixed Value Interest Rates at any time in our sole discretion.

        Death Benefit Proceeds:    The amount we pay the Beneficiary on the death of the Contract Owner or the Annuitant (if the Contract Owner is a non-natural person). The Death Benefit Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value determined as of the date of the death.

        Excess Withdrawals:    Where the Lifetime Income Benefit Rider has been selected and scheduled payments under the Rider have commenced, Excess Withdrawals include any withdrawals you take from the Contract in addition to those scheduled payments under the Rider.

        Fixed Value Initial Interest Rate:    The interest rate we credit to the portion of your initial Premium allocated to the Fixed Value Option for the first Contract Year. The Fixed Value Initial

1

Interest Rate is set forth in the specifications page of your Contract and is never less than the Fixed Value Minimum Guaranteed Interest Rate.

        Fixed Value Minimum Guaranteed Interest Rate:    The minimum annual rate of interest we will credit under the Fixed Value Option. The Fixed Value Minimum Guaranteed Interest Rate is equal to .25%.

        Fixed Value Option:    An interest crediting methodology under which we credit a fixed rate of interest.

        Home Office:    6000 Westown Parkway, West Des Moines, Iowa 50266. Phone 1-866-526-0995.

        Index or S&P 500 Index:    Standard & Poor's 500 Composite Stock Price Index.

        Index Credit:    The amount of interest we may credit for a Contract Year to your Accumulated Value allocated to an Indexed Value Option. The amount of an Index Credit is determined by reference to the performance of the S&P 500 Index over the Contract Year, subject to the applicable interest rate calculation methodology, including a Cap Rate.

        Index Price:    For any day, the closing price for the S&P 500 Index on that day. We use the Index Price to calculate Index Credits under the Indexed Value Options.

        Index Publication Date:    Any day on which a price for the S&P 500 Index is published.

        Indexed Value Option:    An interest crediting methodology under which we may credit an Index Credit to your Accumulated Value allocated to an Indexed Value Option. We make available two Indexed Value Options under the Contract, the 1-Year Annual Point to Point Value Option ("Annual Point to Point Value Option") and the 1-Year Monthly Point to Point Value Option ("Monthly Point to Point Value Option").

        IRC:    Internal Revenue Code of 1986, as amended.

        Issue Age:    The age of the Contract Owner or Annuitant on the last birthday before the Contract Date.

        Maturity Date:    The date the Contract matures and the Maturity Proceeds become payable. The Maturity Date is the first Contract Anniversary immediately following the Annuitant's 114th birthday.

        Maturity Proceeds:    The amount we pay if the Contract is in force on the Maturity Date. The Maturity Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value on the Maturity Date.

        Minimum Guaranteed Surrender Value:    The minimum amount that we will pay you on the date that you surrender the Contract. The Minimum Guaranteed Surrender Value equals 87.5% of all Premiums paid (less any withdrawals you may have taken prior to surrender) accumulated at the Minimum Guaranteed Interest Rate.

        Minimum Guaranteed Interest Rate:    The minimum rate of interest that will be used to calculate the Minimum Guaranteed Surrender Value.

        MVA:    An adjustment that will be made to the Proceeds you receive if you surrender the Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period. The MVA reflects in part the difference between the effective yield of the BofA Merrill Lynch 3-5 Year US Corporate Index or the BofA Merrill Lynch 5-7 Year US Corporate Index (each an "MVA Index") (depending upon the Surrender Charge Schedule you choose) at the time of the surrender or withdrawal and the effective yield of the applicable MVA Index on the Contract Date. The MVA may

2

be either positive or negative and will never cause the Cash Surrender Value to be greater than the Contract Value or less than the Minimum Guaranteed Surrender Value.

        MVA Factor:    A factor we use in calculating the amount of any MVA, as described on page 19 herein.

        MVA Index:    It is the index used to calculate the MVA. It is currently the BofA Merrill Lynch 3-5 Year US Corporate Index or the BofA Merrill Lynch 5-7 Year US Corporate Index.

        Premium:    A payment you make under the Contract. Each Premium must be forwarded either to the Company's Home Office or to your registered representative. The initial Premium must be received by us on or before the Contract Date.

        Proceeds.    The amount paid to the payee(s) under the Contract upon withdrawal, surrender, death or maturity. Proceeds paid upon withdrawal or surrender during the Surrender Charge Period will reflect any applicable Surrender Charge and MVA.

        Settlement Option:    The annuity payout options available under the Contract.

        Supplementary Contract:    A contract we issue in exchange for this Contract when you or your Beneficiary choose a Settlement Option.

        Surrender Charge:    A charge that we may assess if you surrender the Contract or take a withdrawal during the Surrender Charge Period.

        Surrender Charge Period:    The number of Contract Years during which we may assess a Surrender Charge on certain withdrawals and surrender. You may choose to have either a three, five or seven year Surrender Charge Period apply to your Contract. We do not guarantee that all of the Surrender Charge Periods will be available under the Contract.

        Surrender Proceeds:    The amount we will pay you if you surrender your Contract. The Surrender Proceeds are equal to the Cash Surrender Value of your Contract.

        Withdrawal Amount:    The amount we deduct from the Contract to pay a request for withdrawal.

        Withdrawal Proceeds.    The amount we pay you if you request a withdrawal from the Contract. During the Surrender Charge Period, the Withdrawal Proceeds will reflect any applicable Surrender Charge and MVAs.

3

CONTRACT SUMMARY

        The following summarizes key features of the Contract. This summary does not include all of the information you should consider before purchasing a Contract. You should carefully read the entire prospectus, which contains more detailed information concerning the Contract and the Company, before making an investment decision.

HOW DOES MY CONTRACT WORK?

        Your Contract is a deferred annuity contract. There are two phases to your Contract, an accumulation phase and a payout phase. Your Contract can help you save for retirement because it allows you to accumulate tax-deferred savings during the accumulation phase and provides insurance against outliving your accumulated savings in the payout phase. Earnings on your Premiums accumulate on a tax-deferred basis and remain tax-deferred until you withdraw them, surrender the Contract or receive annuity payments.

        You may purchase the Contract for a minimum initial Premium of $10,000. You may make additional Premium payments subject to certain restrictions; see the "Additional Premiums" section on page            for more information on restrictions governing additional Premium payments. We require a minimum Contract Value of $2,000 to keep the Contract in force, except when you have started receiving payments under the Lifetime Income Benefit Rider. For more information on the Rider, see the "Lifetime Income Benefit Rider" section on page            .

        Interest is credited in two ways under your Contract. Under the Fixed Value Option, we credit interest based on a fixed rate of interest we declare in advance. Under the Indexed Value Options, we credit interest by reference to the performance of the S&P 500 Index, in accordance with the interest rate calculation methodology you have chosen and subject to a Cap Rate. You determine how to allocate your Premium and Contract Value among the interest crediting options. You generally will not pay taxes on your earnings until you withdraw them. When you purchase the Contract, you are not buying shares in a securities index or an individual security.

        Please call your registered representative or the Company at 1-866-526-0995 if you have questions about how your Contract works.

WHAT ARE MY CONTRACT'S FEES AND CHARGES?

        The Surrender Charge, MVA and an optional rider charge (if you elect the Lifetime Income Benefit Rider) are the only fees and charges we assess under the Contract.

        You may choose to have either a three, five or seven year Surrender Charge Period apply to your Contract. We will not issue the Contract unless you choose a Surrender Charge Period. We do not guarantee that all of the Surrender Charge Periods will be available under the Contract. During the Surrender Charge Period, if you surrender your Contract, fully or partially, or make a withdrawal larger than the Penalty-Free Withdrawal amount, you will be assessed a Surrender Charge and may be assessed an MVA. We will waive all or a portion of the Surrender Charge where your request for surrender or withdrawal meets the conditions of the Confinement Care Rider or Terminal Illness Rider. For information on the Confinement Care Rider or Terminal Illness Rider, see the "Surrender Charge" section on page            . We only apply Surrender Charges and an MVA to withdrawals or surrenders made during the Surrender Charge Period.

  Surrender Charges

        For withdrawals during the Surrender Charge Period, the Surrender Charge equals the Withdrawal Amount (in excess of the Penalty-Free Withdrawal amount) multiplied by the applicable Surrender Charge Percentage as set forth under the Surrender Charge Schedule you selected. For surrenders

4

during the Surrender Charge Period, the Surrender Charge equals your Contract Value plus any Penalty-Free Withdrawal amounts taken in the 12 months prior to surrender of the Contract, multiplied by the applicable Surrender Charge Percentage. Below are the available Surrender Charge Schedules:

	Contract Year
	1	2	3	4	5	6	7	8+
3-Year Surrender Charge Schedule: Surrender Charge Percentage	7%	6%	5%	0%	0%	0%	0%	0%
5-Year Surrender Charge Schedule: Surrender Charge Percentage	7%	6%	5%	4%	3%	0%	0%	0%
7-Year Surrender Charge Schedule: Surrender Charge Percentage	7%	6%	5%	4%	3%	2%	1%	0%

        See the "Surrender Charge" section on page            for more information on the Surrender Charge Period and Surrender Charges.

  Market Value Adjustment

        During the Surrender Charge Period, if you surrender your Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount, we will apply an MVA to the amount surrendered or withdrawn. The MVA is an adjustment that reflects in part the difference between the effective yield of the applicable MVA Index, depending upon the Surrender Charge Schedule you choose, at the time of the surrender or withdrawal and the effective yield of the applicable MVA Index on the Contract Date. The MVA may be either positive or negative, and will never cause the Cash Surrender Value to be greater than the Contract Value or less than the Minimum Guaranteed Surrender Value.. See the "Market Value Adjustment" section on page            for more information on the calculation of the MVA.

  Lifetime Income Benefit Rider Charge

        If you elect the Lifetime Income Benefit Rider, we assess an annual charge that equals the rider fee rate multiplied by your Contract Value on each Contract Anniversary. The rider fee rate is disclosed on the first page of the Rider and will never be higher than the maximum rider fee rate of 1%. See the "Lifetime Income Benefit Rider" section on page            for more information on the Lifetime Income Benefit Rider.

WHAT ARE MY CONTRACT'S BENEFITS?

        Your Contract offers you several benefits.

        Principal and Interest Guarantees.    Your Contract provides you with a Minimum Guaranteed Surrender Value which, on the date of Surrender of the Contract, equals 87.5% of all Premiums paid (less any withdrawals you may have taken prior to surrender) accumulated at the Minimum Guaranteed Interest Rate. In addition, your Contract guarantees that interest credited to the Fixed Value Option will never be less than .25% annually, that the Cap Rate for the Annual Point to Point Value Option will never be less than .50% and that the cap Rate for the Monthly Point to Point Value Option will never be less than 1.00%. These guaranteed interest rates are calculated as effective annual rates, compounded daily.

        Upside Potential with Limited Downside Risk.    Your Contract provides you the opportunity to earn interest that may be higher than the interest you could otherwise earn under a traditional annuity contract that credits a fixed rate of interest only. The Contract does this through the Index Value Options which credit interest by reference to the performance of the S&P 500 Index. In addition, your Contract offers protection against negative Index returns by providing that Index Credits will never be less than zero, and therefore negative Index returns will never reduce your Accumulated Value. In some circumstances, your Contract may credit interest that is lower than the interest that would be

5

credited under a traditional annuity contract that credits a fixed rate of interest. Please see "WHAT ARE MY CONTRACT'S RISKS?" section on page            .

        Protection on Growth.    Your Contract has an annual reset design for crediting interest under the Index Value Options. The annual reset design compares the change in the Index from the beginning of the Contract Year to the end of the Contract Year. The starting Index Price for any Contract Year (other than the initial Contract Year) is the Index Price as of the ending date of the previous Contract Year. This means if the Index Price at the end of a Contract Year is lower than it was at the beginning, even though amounts allocated to the Index Value Options will not be credited with interest for that Contract Year, the Accumulated Value remains the same and the beginning Index Price for the next Contract Year will be reset to the lower Index Price. The annual reset design provides incremental protection on growth by locking in the previous Contract Year's anniversary value. Locking in the positive index returns and ignoring negative index returns preserves your Contract's principal, including prior Index Credits.

        Protection from Outliving your Income.    Your Contract provides you with the opportunity to receive annuity payments anytime after the first Contract Year. Annuitizing your Contract converts your Cash Surrender Value into a stream of income which can be based on your life expectancy. Depending upon the type of annuity payout option you choose, annuitization of your Contract can provide you with an income stream that you cannot outlive.

        Tax Deferral.    Your Contract provides for tax-deferred growth. This may allow your money to grow faster because you earn interest on dollars that otherwise may have been paid in taxes. Your Premium payments earn interest, the interest compounds within the Contract and the money you may have otherwise paid in taxes earns interest. Interest earned under the Contract, whether as interest credited under the Fixed Value Option or under one of the Indexed Value Options, generally is not taxed until it is withdrawn. You may purchase the Contract in certain tax qualified retirement plans (a "Qualified Contract"). However, note that tax qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the tax qualified plan retirement plan. Please see the "Federal Income Taxes" section on page            .

        Annual Penalty-Free Withdrawals.    During the Surrender Charge Period, you may take one (1) Penalty-Free Withdrawal from your Contract each Contract Year after the first Contract Year in an amount of up to 10% of your Contract Value without incurring a Surrender Charge or an MVA ("Penalty-Free Withdrawal amount"). However, taxes and tax penalties may apply to Penalty-Free Withdrawals and withdrawals may be restricted under certain Qualified Contracts.

        Death Benefit Proceeds.    The Company will pay out the Death Benefit Proceeds to your Beneficiary upon the death of the Contract Owner, or the Annuitant, in the case of a non-natural Contract Owner. The Death Benefit Proceeds payable under the Contract will equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value. The Contract may allow you to avoid probate. By naming a Beneficiary, you may minimize the delays, expense and publicity often associated with probate. Your Beneficiary will receive Death Benefit Proceeds in either a lump sum or a series of income payments. There may be tax and other legal implications associated with naming particular Beneficiaries and selecting the form of payment. Please consult with your own legal or tax advisor regarding how to best structure payment of the Death Benefit Proceeds in your own individual situation. Death Benefit Proceeds are not subject to a Surrender Charge or an MVA.

        Lifetime Income Benefit Rider.    For an extra charge, we offer the Lifetime Income Benefit Rider. The Lifetime Income Benefit Rider guarantees that you can receive certain scheduled payments for your life, even if your Contract Value is reduced to zero, provided certain conditions are met. Scheduled payments under the Lifetime Income Benefit Rider are not subject to a Surrender Charge

6

or an MVA unless you also make a withdrawal from the Contract and together the withdrawal and scheduled payments under the Lifetime Income Benefit Rider exceed the Penalty-Free Withdrawal amount. Scheduled payments under the Lifetime Income Benefit Rider are not annuity payments and do not receive the same favorable tax treatment as annuity payments. For more information on the Rider, see the "Lifetime Income Benefit Rider" section on page            .

WHAT ARE MY CONTRACT'S RISKS?

        Your Contract also has various risks associated with it. It is important for you to understand the following risk factors before purchasing the Contract in order to determine whether the Contract is suited to your needs and goals.

        Liquidity Risk.    Your Contract is designed to be a long-term savings plan that you may use to help save for retirement. Your Contract is not designed to be a short-term investment. There is a risk that you may encounter a personal financial situation in which you need to surrender or withdraw all or a part of your Contract during the Surrender Charge Period. Withdrawals and surrenders in excess of the Penalty-Free Withdrawal amount taken before the end of the Surrender Charge Period are subject to a Surrender Charge and an MVA. The application of Surrender Charges and MVAs may result in a loss of a portion of your principal and/or earnings. Also, withdrawals may be subject to income taxes, and before age 59 1/2 may be subject to a 10% federal tax penalty. Accordingly, you could incur charges and pay income taxes should you take withdrawals, withdrawals after scheduled payments under the Lifetime Income Benefit Rider commence, or surrender your Contract during the Surrender Charge Period.

        In certain circumstances, we may defer payment of your Surrender Proceeds for up to six months after we receive your request for surrender.

        Indexed Interest Crediting Risk.    We guarantee that if the Index declines, it will not reduce your Accumulated Value in an Indexed Value Option. However, if the Index declines or does not change, you bear the risk that no Index Credits will be added to your Accumulated Value in an Indexed Value Option at the end of a Contract Year. You also bear the risk that sustained declines in the Index may result in Index Credits not being credited to your Accumulated Value for a prolonged period. In addition, withdrawals from an Indexed Value Option prior to the end of a Contract Year will not receive an Index Credit for that year.

        Historical Performance.    The historical performance of the Index should not be taken as an indication of its future performance. While the trading prices of the underlying stocks comprising the Index will determine the level of the Index, it is impossible to predict whether the level of the Index will fall or rise. Trading prices of the underlying stocks comprising the Index will be influenced by the complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally. Such trading prices also will be affected by the equity trading markets on which the underlying common stocks are traded, and by various circumstances that can influence the levels of the underlying common stocks in a specific market segment or the level of a particular underlying stock.

        Other Interest Rate Risks.    It is within our sole discretion to set the Cap Rate for the Indexed Value Options as well as the Fixed Value Initial Interest Rate and Current Fixed Value Interest Rate for the Fixed Value Option. The Cap Rate places an upper limit on the amount of interest an Indexed Value Option can earn in a Contract Year. Thus, if the Index increases, an Indexed Value Option may be credited with interest up to the Cap Rate which may be less than the increase in the Index and the beginning Index Price used in the computation of the Index Credit for the next Contract Year would be the actual Index Price as of the beginning of the next Contract Year. We will send you a notice at least 15 days before each Contract Anniversary disclosing the Cap Rate we expect to guarantee for the

7

following Contract Year. In the highly unlikely event that volatile financial markets prevent us from being able to guarantee the Cap Rate for the next Contract Year in such notice, we will notify you of the new Cap Rate as soon as possible prior to the Contract Anniversary. We guarantee that the Cap Rate will not be less than the guaranteed minimum Cap Rate specified in your Contract.

        The Fixed Value Initial Interest Rate is guaranteed for the first Contract Year. We guarantee that the Current Fixed Value Interest Rate will never be less than the Fixed Value Minimum Guaranteed Interest Rate specified in your Contract. However, we have the right to change the Current Fixed Value Interest Rate at any time in our sole discretion. Therefore, you bear the risk that any Current Fixed Value Interest Rate we establish in the future may be lower than the Current Fixed Value Interest Rate we currently credit and may not exceed the Fixed Value Minimum Guaranteed Interest Rate.

        MVA Risk.    If you surrender your Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period, we will apply an MVA to the amount surrendered or withdrawn. There is a risk that the effective yield of the index used in the calculation of the MVA will increase from the Contract Date and, as a result, the MVA may decrease the Surrender Proceeds or Withdrawal Proceeds you receive. See the "Market Value Adjustment" section on page            .

        Maturity Date Risk.    The terms of the Contract do not require you to surrender or settle the Contract before the Maturity Date (age 114). You are permitted, however, to surrender and elect a Settlement Option at any time. If the Contract is not settled until the Annuitant has reached an advanced age, however, there is a risk that the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract would be currently includible in your income. You should consult a tax adviser.

        Cost of Managing Index Credit Obligation.    We manage our obligation to credit Index Credits under each Indexed Value Option, in part, by purchasing call options on the Index and by prospectively adjusting the Cap Rate on Contract Anniversaries to reflect changes in the cost of purchasing such call options (which cost varies based on market conditions). In certain cases, the cost of the call options may require us to reduce the Cap Rate for an Indexed Value Option for future Contract Years and thereby reduce the amount of the Index Credit you may otherwise receive or possibly discontinue an Indexed Value Option altogether. However the Cap Rate will never be reduced below the guaranteed minimum Cap Rate specified in your Contract.

        Risk That We May Eliminate or Substitute an Index or Index Value Option.    There is no guarantee that the Index described in this prospectus or the Indexed Value Options will be available during the entire time you own your Contract. If (i) the Index is discontinued, (ii) we are unable to utilize the Index, or (iii) the calculation of the Index is changed substantially, we may substitute a suitable equity index for the Index. If we do so, the performance of the new index may differ from the Index. This, in turn, may affect the amount of any future Index Credits you earn. With respect to our elimination or substitution of an Index, it is important to note the following:

  •
  A "substantial change" to the calculation of the Index may mean, but would not be limited to, a significant change in the identity of the issuers that comprise the Index or the concentration of the Index in an industry segment or sector.

  •
  The suitability of a replacement index would depend on a number of factors, including, but not limited to, the comparability of the replacement index and the replaced index with respect to the number of issuers that comprise the index and whether the index concentrates on any particular industry segment or sector.

8

  •
  Examples of when we would be unable to utilize an index include, but would not be limited to, situations where we were unable to obtain a license for the use of the index or if the publisher of the index went out of business.

  •
  Any elimination or substitution of the Index will not affect the guarantees under the Contract.

        Although we believe it is highly unlikely, it is possible that we may eliminate all of the Indexed Value Options, leaving only the Fixed Value Option available under the Contract. In that event, your Accumulated Value in the Indexed Value Options would be transferred to the Fixed Value Option. For more information, please see the "Contract Value: Indexed Value Options" section on page            . IF WE TERMINATE OR SUBSTITUTE AN INDEXED VALUE OPTION AND YOU DO NOT WISH TO ALLOCATE YOUR CONTRACT VALUE TO ONE OR MORE OF THE REMAINING OPTIONS AVAILABLE UNDER THE CONTRACT, YOU MAY SURRENDER YOUR CONTRACT, BUT YOU MAY BE SUBJECT TO A SURRENDER CHARGE AND AN MVA, WHICH MAY RESULT IN A LOSS OF PREMIUM AND CREDITED INTEREST.

        Lifetime Income Benefit Rider Risks.    There are risks associated with the Lifetime Income Benefit Rider. For example, Excess Withdrawals may significantly reduce the value of the Rider and even cause the Rider to terminate. Excess Withdrawals taken during the Surrender Charge Period may also be subject to Surrender Charges and MVAs.

        Creditor and Solvency Risk.    Our general account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Information concerning our business and operations is also set forth in the "Information Regarding Eagle Life Insurance Company" section on page            .

        No Ownership Rights.    Purchasing a Contract is not equivalent to investing in the underlying stocks comprising the S&P 500 Index. You will have no ownership interest or rights in the underlying stocks comprising the Index, such as voting rights, dividend payments, or other distributions. Also, we are not affiliated with the sponsor of the Index or the underlying stocks comprising the S&P 500 Index. Consequently, the Index and the issuers of the underlying stocks comprising the Index have no involvement with the Contract.

        Possible Tax Law Changes.    There is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that Contract Owners currently receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

WHAT IS MY CONTRACT'S VALUE?

        Your Contract Value is calculated by adding together the Accumulated Values in the Fixed Value Option and the Indexed Value Options. It will be reduced by the amount of any withdrawals you make, but cannot decrease due to any negative performance of the Index. Your Contract Value will be increased by the amount of any Premium payments you make and any interest credited or any Index Credits earned under the Contract.

        Generally, your Accumulated Value in an Option at any time will equal:

  •
  Any Premium allocated to the Option,

  •
  Minus any Withdrawal Amounts taken from that Option,

9

  •
  Plus any interest credited (or Index Credits earned*),

  •
  Adjusted for any transfers into or out of the Option.

  *
  Note that a Cap Rate, or upper limit on annual interest credited, applies to each of the Indexed Value Options but does not apply to the Fixed Value Option. The Cap Rate for each Indexed Value Option is specified in your Contract. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Cap Rate for each Indexed Value Option that we expect to guarantee for the next Contract Year as well as the Current Fixed Value Interest Rate. You can also call your registered representative or the Company at 1-866-526-0995 for information regarding the Cap Rate. In the highly unlikely event that volatile financial markets prevent the Company from being able to guarantee the Cap Rate for the next Contract Year in such notice, the Company will notify Contract Owners of the Cap Rate as soon as possible prior to the Contract Anniversary.

HOW ARE MY PREMIUMS ALLOCATED?

        You may allocate all or any portion of your initial Premium to the Fixed Value Option or either of the two Indexed Value Options. To select an Indexed Value Option at Contract issuance, you must allocate at least 10% of the initial Premium to that Option. We will accept additional Premiums between Contract Anniversaries. Additional Premiums received between Contract Anniversaries are held in the Fixed Value Option and will earn the Current Fixed Value Interest Rate until the next Contract Anniversary. If we receive your additional Premium on a Contract Anniversary, you may allocate all or any portion of your additional Premium directly to the Fixed Value Option or either of the two Indexed Value Options. There are no minimum allocation requirements for additional Premiums.

MAY I TRANSFER MONEY BETWEEN OPTIONS?

        On each Contract Anniversary, you may choose to transfer your Accumulated Value between Options, subject to a $1,000 minimum to maintain an Indexed Value Option. If a transfer reduces your Accumulated Value in an Indexed Value Option below $1,000, we will automatically transfer the remaining Accumulated Value to the Fixed Value Option. There is no minimum required Accumulated Value to maintain the Fixed Value Option. Transfers between Options are not subject to Surrender Charges or an MVA.

WHAT ARE MY CONTRACT'S PAY OUT PROVISIONS?

        We will pay you Proceeds from the Contract when you take a withdrawal, you surrender your Contract, the Contract Owner or the Annuitant (if the Contract Owner is a non-natural person) dies, or when the Contract matures. We will pay all Death Benefit Proceeds or Maturity Proceeds under an automatic settlement option, unless you or your Beneficiary, as applicable, chooses to apply the Death Benefit or Maturity Proceeds to provide payments under another Settlement Option or in a lump sum. See "Contract Proceeds and Payout Provisions: Settlement Options" on page            . A Surrender Charge and an MVA may apply to a surrender or withdrawal taken during the Surrender Charge Period. In addition, a surrender or withdrawal may be subject to income tax and, if you are younger than age 59 1/2 at the time of the withdrawal or surrender, a 10% penalty tax may apply. Withdrawals may be restricted under certain Qualified Contracts. You may choose to annuitize your Contract anytime after the first Contract Year.

  Withdrawal Proceeds

        You may request a withdrawal under the Contract at any time. When you request a withdrawal, we deduct the amount of the withdrawal first from your Accumulated Value under the Fixed Value Option,

10

then proportionally from your Accumulated Value under the Indexed Value Options. During the Surrender Charge Period, you may make one Penalty-Free Withdrawal in each Contract Year beginning after the first Contract Year. A Penalty-Free Withdrawal allows you to withdraw up to 10% of the Contract Value each Contract Year (determined at the time of withdrawal) without a Surrender Charge or an MVA applied to those amounts. Any withdrawals taken after the end of the Surrender Charge Period will not be subject to a Surrender Charge or an MVA.

        If a withdrawal reduces your Accumulated Value in an Indexed Value Option below $1,000, we will transfer the remaining Accumulated Value to the Fixed Value Option on the next Contract Anniversary. If a withdrawal reduces your Contract Value below $2,000, the Contract will terminate and we will pay you the Surrender Proceeds, except when scheduled payments under the Lifetime Income Benefit are being made.

        You may be eligible to withdraw amounts in addition to the 10% Penalty-Free Withdrawal amount described above during the Surrender Charge Period without a Surrender Charge or MVA applied to those amounts if you qualify for a waiver under either the Confinement Care Rider or Terminal Illness Rider. See the "CONTRACT PROCEEDS AND PAYOUT PROVISIONS: Withdrawal" section on page            for more information on the Confinement Care and Terminal Illness waivers.

        When you request a withdrawal, you can specify either the gross or net amount of the withdrawal. The net amount (Withdrawal Proceeds) is the actual amount you would receive, which would be net of any Surrender Charge or MVA. The gross amount (Withdrawal Amount) equals the net amount plus any Surrender Charge and MVA. The gross amount (Withdrawal Amount) is the amount that would be deducted from your Contract Value to honor the withdrawal request.

        Depending upon whether a Penalty-Free Withdrawal, a Surrender Charge or an MVA applies, the Withdrawal Proceeds you receive could be greater or less than the Withdrawal Amount deducted from your Contract Value.

  Surrender Proceeds

        If you surrender your Contract, we will pay you the Surrender Proceeds in a lump sum or under a Settlement Option. The Surrender Proceeds are equal to the Cash Surrender Value of your Contract, which is the greater of: (i) the Contract Value minus any Surrender Charges and plus or minus any MVA; or (ii) the Minimum Guaranteed Surrender Value as of the date of surrender. We consider any amount previously taken as a Penalty-Free Withdrawal within 12 months of the surrender of the Contract during the Surrender Charge Period part of the surrender for purposes of applying a Surrender Charge or MVA. If the state in which you live requires us to pay premium taxes, we will calculate your Surrender Proceeds as if we had deducted the premium taxes from your Premium payments when we received them.

  Death Benefit Proceeds

        On the date that we receive due proof of death of the Contract Owner or Annuitant (if the Contract Owner is a non-natural person), we will pay the Death Benefit Proceeds to the Beneficiary. We will pay all Death Benefit Proceeds or Maturity Proceeds under an automatic settlement option, unless you or your Beneficiary, as applicable, chooses to apply the Death Benefit or Maturity Proceeds to provide payments under another Settlement Option or in a lump sum. The Death Benefit Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value determined as of the date of death. If death occurs before the Maturity Date, we will pay the Death Benefit Proceeds to the designated Beneficiary. We do not apply a Surrender Charge or MVA to amounts payable as Death Benefit Proceeds. However, if the state in which you live requires us to pay premium taxes, we will calculate your Death Benefit Proceeds as if we had deducted the premium taxes from your Premium payments when we received them.

11

   Maturity Proceeds

        If the Contract is in force on the Maturity Date, we will pay Maturity Proceeds that equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value on the Maturity Date.

  Settlement Options/Annuitization

        Should you decide to receive income payments on or after the Maturity Date or surrender, you will have several annuity payout options from which to choose. Annuity payout options are a benefit of deferred annuities, but annuitization is not a requirement of the Contract. The following Settlement Options are available: Automatic, Income for a Specified Period, Life Income, Income of a Specified Amount, and Joint and Survivor Income. Each Settlement Option provides for income payments for a minimum of 5 years. We may also make other Settlement Options available.

DO I HAVE A RIGHT TO EXAMINE AND RETURN THE CONTRACT?

        You may cancel your Contract and return it to us or to your registered representative within a certain number of days of its receipt and receive a refund of the Premium you paid less any withdrawals you made. Generally, you must return your Contract within 15 days of receipt, but some states may permit a longer period.

TERMINATION

        This Contract terminates on the earliest of:

  •
  The date you fail to maintain the $2,000 minimum Contract Value we require (unless the Lifetime Income Benefit Rider is in effect and LIB payments have begun);

  •
  The date you choose to exercise the annuitization option;

  •
  The date you surrender your Contract;

  •
  The date the Owner/Annuitant dies; or

  •
  The Maturity Date.

12

DESCRIPTION OF YOUR CONTRACT

        The Falcon Gold Annuity Contract is an individual flexible premium deferred indexed annuity contract issued by Eagle Life. This Contract is designed for individuals and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. During the accumulation phase, your Contract can help you save for retirement because it can allow your Contract Value to earn interest on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years. During the pay-out phase of your Contract, you can elect to receive annuity payments by applying the Cash Surrender Value to one of the Settlement Options offered in your Contract.

        Interest is credited in two ways under your Contract. Under the Fixed Value Option, we credit interest based on a stated rate of interest we declare in advance. Under the Indexed Value Options, we credit interest by reference to the performance of the S&P 500 Index, in accordance with the interest rate calculation methodology you have chosen and subject to a Cap Rate. You determine how to allocate your Premium among the interest crediting options. You generally will not pay taxes on your earnings until you withdraw them.

        The Falcon Gold Annuity Contract offers three different Surrender Charge Schedules, each having a distinct Surrender Charge Period. The rates of interest we declare for the Fixed Value Option and the Cap Rate for each Indexed Value Option may vary depending upon the Surrender Charge Schedule you select. Generally, Surrender Charge Schedules with longer Surrender Charge Periods will have higher Fixed Value Initial Interest Rates, Current Fixed Value Interest Rates and Cap Rates. Conversely, in general Surrender Charge Schedules with shorter Surrender Charge Periods will have lower Fixed Value Initial Interest Rates, Current Fixed Value Interest Rates and Cap Rates. For further information on the Surrender Charge Schedules, see the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page        . The Contract is not an investment in the stock market or in the S&P 500.

        We describe your rights under the Contract below and in your Contract. Contracts issued in your state may provide different features and benefits than those described in this prospectus. Those differences may include the length of the period you have to examine the Contract and return it to us for a refund, the amount of the Surrender Charge, the Maturity Date, or the availability of certain Settlement Options. We will identify any such state variations in your Contract. Your registered representative can provide you with more information about any state variations that apply to your Contract. The Contract does not participate in the surplus or profits of the Company and the Company does not pay any dividends on it.

PURCHASING A CONTRACT

        To purchase a Contract, you must complete an application and pay an initial Premium of at least $10,000. The initial Premium must be received by us on or before the Contract Date. Both the Contract Owner and the Annuitant, in the case of a non-natural Contract Owner, must be under the age of 80 to be eligible to purchase a Contract. After we receive a completed application, and any other necessary information, we will begin the process of issuing the Contract. There may be delays in our processing of your application because of delays in receipt of your application from your registered representative or because of delays in determining whether the Contract is suitable for you. Any such delays may affect the date we issue your Contract. Your application is subject to our approval. We reserve the right to refuse to issue a Contract at any time in our sole discretion. We may discontinue offering the Contract at any time.

13

        We impose a maximum limit on the amount of Premiums that may be paid under the Contract of $1,000,000. We may allow a Contract Owner to make Premium payments under the Contract in an amount that exceeds the maximum limit for cumulative Premium payments in our sole discretion.

Note:	You may use the Contract with certain tax qualified retirement plans. The Contract includes attributes such as tax deferral on accumulated earnings. Tax qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified plan. Accordingly, if you are purchasing this Contract through a tax qualified retirement plan, you should consider purchasing the Contract for its other features such as the underlying guarantees, the Death Benefit and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

        If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Premium. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block a Contract Owner's account and thereby refuse to honor any request for transfer, withdrawal, surrender, annuity payments, and Death Benefit Proceeds, until instructions are received from the appropriate government regulator.

  Right to Examine

        You have the right to examine your Contract, determine that you are satisfied and that it meets your needs. You may return the Contract to the Company or your registered representative within 15 days of your receipt of the Contract without incurring any Surrender Charges. Some states may permit a longer period to examine and return the Contract. If you return the Contract within the specified timeframe, the Company will cancel your Contract and refund any Premium, less withdrawals, if any, within 10 days of the earlier of the Company's or your registered representative's receipt of the returned Contract.

  Additional Premiums

        You may make additional Premium payments at any time, as long as each additional Premium payment is at least $1,000, and not greater than the maximum limit on cumulative Premium payments we allow. We may return any portion of a Premium payment that would cause the Contract to exceed any Company, federal or state limitations on Premium payments received during any taxable year.

  Good Order

        We cannot process your requests for transactions relating to the Contract until we have received them in good order at our Home Office. "Good order" means the actual receipt of the transaction request in writing, along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your completed application, the Contract number, the transaction amount (in dollars), selected allocation among the Options, your signature, as reflected on the Contract, if necessary, and any other information or supporting documentation that we may require. "Good order" also generally includes receipt of a sufficient Premium payment by us to effect the transaction. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

14

 TAX-FREE "SECTION 1035" EXCHANGES

        You can generally exchange one annuity contract for another in a "tax-free exchange" under Section 1035 of the IRC. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the Contract described in this prospectus, you might have to pay a surrender charge or any applicable market value adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There may be a new Surrender Charge Period for the Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts, that the exchange is in your best interest. The person selling you this Contract will generally earn a commission from us.

RIGHTS UNDER THE CONTRACT

        Once purchased, the Contract belongs to you, the Contract Owner. You have all rights granted by the Contract. Contract Owner means the owner named in the application or any successor or assignee if ownership has been assigned. During the Annuitant's lifetime all rights may be exercised by the Owner subject to the rights of (a) any assignee of record with the Company, and (b) any irrevocably named Beneficiary. The Owner and the Annuitant must be the same person unless the Owner is a non-natural person, in which case there must be an insurable interest relationship between the two.

        Subject to the "Death Benefit Proceeds" section of the prospectus, all rights of the Owner terminate on the death of the Owner/Annuitant. If the Owner is not a natural person, the death of any Annuitant shall be treated as the death of an Owner of the Contract. If you have any questions concerning the criteria you should use when choosing an Owner/Annuitant, consult your registered representative.

  Right to Name Beneficiary

        You have the right to name a Beneficiary when you apply for the Contract and to add a new Beneficiary at any time while you own the Contract. While the Contract is in force, you may change the Beneficiary by a signed written notice sent to our Home Office, unless the Beneficiary is an irrevocable Beneficiary. The change will take effect on the date we receive the notice. Any change is subject to payment or other action we took before receiving notice. See "Naming a Beneficiary" on page    .

        All rights of a Beneficiary, including an irrevocable Beneficiary, will end if the Beneficiary dies before the Owner/Annuitant. If the Beneficiary dies while the Contract is in force, you may add a new Beneficiary by a signed written notice sent to our Home Office.

  Right to Assign

        You must notify us of any assignment of your Contract by a signed written notice sent to our Home Office. All assignments of the Contract are subject to our approval and will only be effective if approved by us. We reserve the right to refuse any assignment at any time in our sole discretion. Qualified Contracts may not be assigned or transferred except as permitted by the IRC and/or the Employee Retirement Income Security Act of 1974 ("ERISA"). An assignment will take effect on the date we approve the assignment. We have no liability for our actions or omissions related to a requested assignment done in good faith. Consult your tax adviser about the tax consequences of an assignment. Also, you should consult an attorney before you assign your Contract. Please note that a change of Owner does not change automatically the Beneficiary, however, the new Owner may change the Beneficiary.

15

 ALLOCATIONS AND TRANSFERS

        You must instruct us as to how the initial Premium is to be allocated among the Fixed and Indexed Value Options. The allocation of the initial Premium to an Indexed Value Option must be at least 10% of the Initial Premium amount subject to the requirement that a minimum of $1,000 remain in an Indexed Value Option to maintain the Option.

        All additional Premium payments received between Contract Anniversaries are deposited into the Fixed Value Option and will earn the Current Fixed Value Interest Rate. On the next Contract Anniversary, you may transfer all or a portion of your Accumulated Value in the Fixed Value Option to an Indexed Value Option. If we receive an additional Premium on a Contract Anniversary, you may allocate all or any portion of your additional Premium directly to the Fixed Value Option or either of the two Indexed Value Options.

        We permit transfers of Accumulated Value between and among the Options on each Contract Anniversary. If you make a transfer on a Contract Anniversary from an Indexed Value Option that reduces your Accumulated Value in the Indexed Value Option below the $1,000 minimum balance we require to maintain an Indexed Value Option, we will automatically transfer your remaining Accumulated Value from that Indexed Value Option to the Fixed Value Option.

        Based on current tax laws, transfers between Options are not taxable. Transfers are also not subject to Surrender Charges or MVAs. If you do not elect to make a transfer, your Accumulated Value will remain in the same Option(s) for the next Contract Year.

        For a transfer of Accumulated Value among Options to take effect as of a Contract Anniversary, you must submit a written request satisfactory to us that we receive at our Home Office on or before the Contract Anniversary. You must designate the Options from which the transfer will be made and the amount of the transfer either expressed as a total dollar amount or a percentage of your Contract Value.

SURRENDER CHARGE SCHEDULES

        We offer three different Surrender Charge Schedules under the Contract. The Surrender Charge Schedules vary by length of Surrender Charge Period. We currently offer Surrender Charge Schedules with Surrender Charge Periods of three, five and seven years. We do not guarantee that all of the Surrender Charge Periods will be available under the Contract. The rates of interest we declare for the Fixed Value Option and the Cap Rate for each Indexed Value Option may vary depending upon the Surrender Charge Schedule you select. For further information on the Surrender Charge Schedules, see the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page        .

CONTRACT VALUE

        Your Contract Value is the sum of your Accumulated Value in the Fixed Value Option and each Indexed Value Option. Your Contract Value will increase by the amount of any Premium payments and any interest credited, including any Index Credits earned. It will be reduced by the amount of any withdrawals, but cannot decrease due to any negative performance of the Index.

  Fixed Value Option Calculation

        On the Contract Date, your Accumulated Value in the Fixed Value Option equals the amount of the initial Premium allocated to that Option. On each subsequent Contract Anniversary, your Accumulated Value in the Fixed Value Option equals:

  •
  Your Accumulated Value in the Fixed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); plus

16

  •
  Any Premium payments since the last Contract Anniversary (for the first Contract Year, the Contract Date); minus

  •
  Any Withdrawal Amounts from the Fixed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); plus

  •
  Any interest credited to the Fixed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); and adjusted for

  •
  Any transfers into or out of the Fixed Value Option on the current Contract Anniversary.

        The transfer of Accumulated Value from an Indexed Value Option to the Fixed Value Option on a Contract Anniversary will not change your Contract Value. In that case, your Accumulated Value in the Indexed Value Option will decrease and your Accumulated Value in the Fixed Value Option will increase by the same amount. Transfers are not subject to Surrender Charges or MVAs.

        Between Contract Anniversaries, your Accumulated Value in the Fixed Value Option equals:

  •
  Your Accumulated Value in the Fixed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); plus

  •
  Any Premium payments since the last Contract Anniversary (for the first Contract Year, the Contract Date); minus

  •
  Any Withdrawal Amounts from the Fixed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); plus

  •
  Any interest credited to the Fixed Value Option since the last Anniversary (for the first Contract Year, the Contract Date).

        For the first Contract year, the portion of your initial Premium allocated to the Fixed Value Option will earn the Fixed Value Initial Interest Rate. Other than your initial Premium credited with the Fixed Value Initial Interest Rate for the first Contract Year, your Accumulated Value in the Fixed Value Option, including any additional Premiums we receive in the first and later Contract Years, will earn the Current Fixed Value Interest Rate, which we will declare from time to time and guarantee will never be less than the Fixed Value Minimum Guaranteed Interest Rate. The Fixed Value Minimum Guaranteed Interest Rate is guaranteed for the life of the Contract. We may change the Current Fixed Value Interest Rate at any time in our sole discretion. We credit interest on your Accumulated Value in the Fixed Value Option on a daily basis.

        We consider various factors in setting the Fixed Value Initial Interest Rate and the Current Fixed Value Interest Rate, including investment returns available at the time that we issue the Contract, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. In addition, the Fixed Value Initial Interest Rate and the Current Fixed Value Interest Rate may vary depending on your Contract's Surrender Charge Schedule. Additional information about the effect of the different Surrender Charge Schedules on the Fixed Value Initial Interest Rate and the Current Fixed Value Interest Rate appears in the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page            .

        The specification page of the Contract identifies the Fixed Value Initial Interest Rate we credit to the portion of your initial Premium payment allocated to the Fixed Value Option for the first Contract Year. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Current Fixed Value Interest Rate we expect to credit at the beginning of the next Contract Year. You can also call your registered representative or the Company at 1-866-526-0995 for information regarding the Fixed Value Initial Interest Rate and the Current Fixed Value Interest Rate.

17

   Indexed Value Option Calculation

        On the Contract Date, your Accumulated Value in an Indexed Value Option equals the amount of the initial Premium allocated to that Option. On each subsequent Contract Anniversary, your Accumulated Value in an Indexed Value Option equals:

  •
  Your Accumulated Value in the Indexed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); minus

  •
  Any Withdrawal Amounts from the Indexed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); plus

  •
  Any Index Credit earned for the Option on the current Contract Anniversary; and adjusted for

  •
  Any transfers into or out of the Option on the current Contract Anniversary.

        Between Contract Anniversaries, your Accumulated Value in an Indexed Value Option equals:

  •
  Your Accumulated Value in the Indexed Value Option on the last Contract Anniversary (during the first Contract Year, your Accumulated Value on the Contract Date); minus

  •
  Any Withdrawal Amounts from the Indexed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date).

        We will credit interest to your Accumulated Value in an Indexed Value Option on a Contract Anniversary based on the percentage change in the Index during the Contract Year just completed, subject to the applicable interest rate calculation methodology, including a Cap Rate.

  Indexed Value Options

        The Contract offers two Indexed Value Options: the Annual Point to Point Value Option and the Monthly Point to Point Value Option. Both Indexed Value Options are currently linked to the S&P 500 Index. Past performance of the Index is no guarantee of future performance of your Accumulated Value under the Indexed Value Options of the Contract.

        Index Credit.    Your Accumulated Value allocated to an Indexed Value Option will earn interest (an "Index Credit"), based on the particular Option chosen (either the Annual Point to Point Value Option or the Monthly Point to Point Value Option), the performance of the Index and the Cap Rate. The earned Index Credit, if any, will be added to your Accumulated Value under the chosen Indexed Value Option on the Contract Anniversary. We will apply Index Credits before we process transfers of Accumulated Value on a Contract Anniversary. Since your Contract is not an investment in the stock market or in the Index, the Index Credits will not mirror the exact performance of any stock market or index. While Index Credits may equal zero, they will never be less than zero, and therefore will never reduce your Accumulated Value.

        Cap Rate.    The Cap Rate is the maximum rate or limit that we use in determining the amount of an Index Credit. We set the initial Cap Rate at the time we issue the Contract but this rate may change annually on each Contract Anniversary for the following Contract Year. The Cap Rate may vary depending on which Indexed Value Option your Premiums are allocated to and your Contract's Surrender Charge Schedule. The guaranteed minimum Cap Rate on the Annual Point to Point Value Option is .50%. The guaranteed minimum monthly Cap Rate on the Monthly Point to Point Value Option is 1%. For each Indexed Value Option, the Cap Rate will not be less than the applicable guaranteed minimum Cap Rate. The Company in its sole discretion will make the determination whether to declare a Cap Rate above the guaranteed minimum Cap Rate. The Cap Rate applies only to the Indexed Value Options (and not to the Fixed Value Option). The initial Cap Rate is specified in your Contract. It is important to note that we only guarantee the current Cap Rate for one Contract Year. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Cap

18

Rate for each Indexed Value Option we expect to guarantee for the next Contract Year. You can also call your registered representative or the Company at 1-866-526-0995 for information regarding Cap Rates.

        We consider various factors in determining the Cap Rate, including investment returns available at the time that we issue the Contract, cost of options to fund annual index credits, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. In addition, the Cap Rate may vary depending on your Contract's Surrender Charge Schedule. Additional information about the effect of a particular Surrender Charge Schedule on the Cap Rate appears in the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page            .

        We determine the Cap Rate at our sole discretion. We can neither predict nor guarantee what those rates will be in the future.

Note:	If all or any part of your Accumulated Value under an Indexed Value Option is annuitized, utilized in the settlement of the Death Benefit, or distributed in the form of Withdrawal Proceeds or Surrender Proceeds on any date other than a Contract Anniversary, that portion of your Accumulated Value will not participate in any Index Credits for the Contract Year in which the funds were annuitized, utilized in the settlement of the Death Benefit, or distributed.

  Index Credits for the Annual Point to Point Value Option

        The Index Credit for the Annual Point to Point Value Option is calculated as follows:

  A
  =  The Index Price on the current Contract Anniversary

  B
  =  The Index Price on the last Contract Anniversary (for the first Contract Anniversary, the Index Price on the Contract Date)

  C
  =  Your Accumulated Value under the Annual Point to Point Indexed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date), minus any Withdrawal Amount(s) since the last Contract Anniversary for the Option

        For examples of how Index Credits are calculated for the Annual Point to Point Value Option, please see the "Index Credit and MVA Examples: Calculation of the Annual Point to Point Value Option Index Credit" section on page            .

19

  Index Credits for the Monthly Point to Point Value Option

        The Monthly Point to Point Value Option uses a crediting method that is based on the monthly changes in the Index, subject to a monthly Cap Rate. The Index Credit, if any, is credited annually on the Contract Anniversary but is based on the sum of the 12 monthly percentage changes in the Index Price—which monthly percentage changes could be positive or negative. On each Contract Anniversary these monthly percentage changes, each of which cannot exceed the monthly Cap Rate, are added together to determine the Index Credit for that Contract Year. Negative monthly returns have no downside limit. However, any annual Index Credit will never be less than zero, and therefore will never reduce your Accumulated Value.

        The Index Credit for the Monthly Point to Point Value Option is calculated as follows:

  A)
  The MPT Sum (described below); multiplied by

  B)
  Your Accumulated Value under the Monthly Point to Point Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date), minus any Withdrawal Amount(s) since the last Contract Anniversary

        The MPT Sum is determined by adding the MPT Ratios for each Contract Month during the Contract Year. Each monthly MPT Ratio is calculated as follows:

  A)
  The Index Price on the Index Date;* minus

  B)
  The Index Price on the immediately preceding Index Date (for the first Contract Month, the Index Price on the Contract Date); divided by

  C)
  The Index Price on the immediately preceding Index Date (for the first Contract Month, the Index Price on the Contract Date); adjusted

  D)
  To not exceed the monthly Cap Rate.

  *
  Index Date.    Index Date, as used in calculating the Monthly Point to Point Value, is the Contract Date and the same day of each month thereafter. If the same day does not exist in a month (such as the 31st) or is not an Index Publication Date, then the Index Date is the immediately preceding day that is an Index Publication Date. For example, if the Contract Date is January 31, 2012, the next Index Date is February 29, 2012 (if it is an Index Publication Date), and the last day of each following month (if it is an Index Publication Date).

        For examples of how Index Credits are calculated for the Monthly Point to Point Value Option, see the "Index Credit and MVA Examples: Calculation of the Monthly Point to Point Value Option Index Credit" section on page            .

        Termination or Substitution of an Index or Indexed Value Option.    There is no guarantee that any of the Indexed Value Options will be available during the entire time you own your Contract. If: (i) the Index is discontinued, (ii) we are unable to utilize the Index, or (iii) the calculation of the Index is changed substantially, we may substitute a suitable equity index for the Index. If we do so, the performance of the new index may differ from the Index and could result in a lower or higher Index Credit earned. This, in turn, may affect the Index Credits you earn. If we determine to substitute the Index during a Contract Year, we will delay the effective date of the substitution until the next Contract Anniversary.

        If the Index is discontinued during a Contract Year, we may transfer your Accumulated Value in the Indexed Value Options to the Fixed Value Option and credit the Accumulated Value transferred with the Current Fixed Value Interest Rate for the remainder of the Contract Year. We will treat the portion of the Contract Year in which your Accumulated Value remained in the Indexed Value Option as a full Contract Year for the purpose of crediting any Index Credits.

20

        Please note that we may terminate or substitute any or all of the Indexed Value Options at any time in our sole discretion by sending you written notice to your last known address stating the effective date on which the Indexed Value Option(s) will terminate or be substituted. We will send you the notice at least 60 days before the effective date of an Indexed Value Option's termination or substitution. On and after the effective date of the Indexed Value Option's termination or substitution, your Accumulated Value in that Indexed Value Option will be automatically transferred to the Fixed Value Option and will be credited with the Current Fixed Value Interest Rate for the remainder of the Contract Year. IF WE TERMINATE OR SUBSTITUTE AN INDEXED VALUE OPTION AND YOU DO NOT WISH TO ALLOCATE YOUR CONTRACT VALUE TO ONE OR MORE OF THE REMAINING OPTIONS AVAILABLE UNDER THE CONTRACT, YOU MAY SURRENDER YOUR CONTRACT, BUT YOU MAY BE SUBJECT TO A SURRENDER CHARGE AND AN MVA, WHICH MAY RESULT IN A LOSS OF PREMIUM AND CREDITED INTEREST.

        If we substitute a new Indexed Value Option for an existing Indexed Value Option, the new Indexed Value Option may be based on a different equity index and may use a different interest rate calculation methodology. The interest credited under the new Indexed Value Option may differ from the replaced Indexed Value Option and could result in a lower or higher Index Credit earned.

MARKET VALUE ADJUSTMENT

        If you surrender your Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period, we will apply an MVA to the amount being surrendered or withdrawn. No MVA will be applied after the end of the Surrender Charge Period.

Note:	The MVA applicable to a surrender or withdrawal may increase or decrease the amount that you receive or, where you request to receive a specified amount from a withdrawal, increase or decrease the amount deducted from your Contract Value. One or more MVAs may decrease your Proceeds but (together with any Surrender Charges) will never cause your Proceeds at surrender to be less than the Minimum Guaranteed Surrender Value. You should carefully consider your income needs before purchasing the Contract.

  Purpose

        The MVA is an adjustment that may be made to the Proceeds you receive if you surrender the Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period. The MVA reflects in part the difference between the effective yield of the applicable MVA Index, depending upon the Surrender Charge schedule you choose, at the time of the surrender or withdrawal and the effective yield of the applicable MVA Index on the Contract Date. An MVA can be positive or negative . The greater the difference in effective yields, the greater effect the MVA will have. A positive MVA will increase the Surrender Proceeds or Withdrawal Proceeds payable and will never payout more than the Contract Value. A negative MVA will decrease the Surrender Proceeds or Withdrawal Proceeds payable but will never (together with any Surrender Charge) cause your Proceeds at surrender to be less than the Minimum Guaranteed Surrender Value.

  Application and Waivers

        We will calculate the MVA as of the date we process your written request for surrender or withdrawal. If the MVA is positive, we increase any Surrender Proceeds or Withdrawal Proceeds payable or reduce the amount of the decrease in your Contract Value by the amount of the positive MVA where you request to receive a specified amount from a withdrawal. If the MVA is negative, we will decrease the Surrender Proceeds or Withdrawal Proceeds payable or further decrease your Contract Value by the amount of the negative MVA where you request to receive a specified amount from a withdrawal.

21

        We will not apply an MVA to:

  •
  Penalty-Free Withdrawal amounts, unless such amounts were taken within 12 months of surrender of the Contract;

  •
  Death Benefit Proceeds;

  •
  Withdrawals that qualify under the Confinement Care Rider or Terminal Illness Rider;

  •
  Payments made under the Lifetime Income Benefit Rider, except where a withdrawal is made under the Contract and together the withdrawal and payments under the Rider exceed the Penalty Free Withdrawal amount;

  •
  Any withdrawals taken after the end of the Surrender Charge Period; and

  •
  Annuity payments.

  MVA Formula

        An MVA is equal to the Surrender Proceeds or Withdrawal Amount that is subject to the MVA multiplied by the MVA Factor (described below) minus 1.

The MVA Factor is: [A/B]t

Where:

  A
  =  1 plus the effective yield of the applicable MVA Index on the Contract Date.

  B
  =  1 plus the effective yield of the applicable MVA Index on the day before the surrender or withdrawal from the Contract.

  t
  =   Number of days from the date of the surrender or withdrawal to the next Contract Anniversary divided by 365; plus number of whole years from the next Contract Anniversary to the end of the Surrender Charge Period.

Note:	If you have chosen the Surrender Charge Schedule with the three year Surrender Charge Period, we will use the BofA Merrill Lynch 3-5 Year US Corporate Index in the calculation of the MVA Factor. If you have chosen the Surrender Charge Schedule with either the five or seven year Surrender Charge Period, we will use the BofA Merrill Lynch 5-7 Year US Corporate Index in the calculation of the MVA Factor.

        For examples of how we calculate MVAs, see the "Index Credit and MVA Examples: Calculation and Application of the MVA" section on page            .

        As a general rule, if the effective yield of the applicable MVA Index, depending upon the Surrender Charge schedule you choose, at the time of the surrender or withdrawal has increased since we issued your Contract, the MVA will be negative and will decrease the Surrender Proceeds or Withdrawal Proceeds payable. However, if the effective yield of that MVA Index has decreased during that period, the MVA will be positive and will increase the Proceeds payable.

CONTRACT PROCEEDS AND PAYOUT PROVISIONS

        We will pay the Proceeds when you take a withdrawal, you surrender your Contract, the Contract Owner/Annuitant dies, or the Contract matures. We will pay all Proceeds upon death or maturity of the Contract under an automatic settlement option, unless you or your Beneficiary chooses to apply the Proceeds to provide payments under another Settlement Option, described below, or in a lump sum. We will always pay Surrender Proceeds in a lump sum unless you choose, after the first Contract Year, to annuitize under a life contingent payment option with at least a five year period certain. If we do not pay Proceeds immediately, we will credit interest to the Proceeds from the date of the withdrawal,

22

surrender, Death or Maturity until the payment of Proceeds. We will add this interest to the Proceeds and credit the greater of (i) the current rate of interest we declare, or (ii) any minimum rate required by the laws of the state in which your Contract was issued.

        A Surrender Charge and MVA may apply to the Proceeds payable upon surrender or withdrawal. In addition, a surrender or withdrawal may be subject to income tax and, if you are younger than age 59 1/2 at the time of the withdrawal or surrender, a 10% penalty tax. Withdrawals may be restricted under certain Qualified Contracts.

  Surrender Charge

        The Surrender Charge is a charge we assess upon a surrender or withdrawal from the Contract during the Surrender Charge Period. In general, we do not assess a Surrender Charge on the Penalty-Free Withdrawal amount. However, we will assess a Surrender Charge on the amount of any Penalty-Free Withdrawals taken in the 12 months prior to a surrender of the Contract during the Surrender Charge Period. We will waive all or a portion of the Surrender Charge where your request for surrender or withdrawal meets the conditions of the Confinement Care Rider or Terminal Illness Rider (as described below).

        The Falcon Gold Annuity Contract offers three different Surrender Charge Schedules. The Surrender Charge Schedules vary by length of the Surrender Charge Period. We offer Surrender Charge Schedules with Surrender Charge Periods of three, five and seven years. We do not guarantee that all of the Surrender Charge Periods will be available under the Contract. Under each Schedule, the amount of the Surrender Charge as a percentage of the amount withdrawn decreases each Contract Year. Therefore, the amount of any Surrender Charge you may pay will vary depending upon the year in which the surrender or withdrawal occurs.

        For withdrawals, the Surrender Charge equals the Withdrawal Amount (in excess of the Penalty-Free Withdrawal amount) multiplied by the applicable Surrender Charge Percentage as set forth under the Surrender Charge Schedule you selected.

        For surrenders, the Surrender Charge equals your Contract Value plus any Penalty-Free Withdrawal amounts taken in the 12 months prior to surrender, multiplied by the applicable Surrender Charge Percentage. Below are the available Surrender Charge Schedules:

	Contract Year
	1	2	3	4	5	6	7	8+
3-Year Surrender Charge Schedule: Surrender Charge Percentage	7%	6%	5%	0%	0%	0%	0%	0%
5-Year Surrender Charge Schedule: Surrender Charge Percentage	7%	6%	5%	4%	3%	0%	0%	0%
7-Year Surrender Charge Schedule: Surrender Charge Percentage	7%	6%	5%	4%	3%	2%	1%	0%

        Credited Interest Rates and Cap Rates.    We declare the Fixed Value Initial Interest Rate, Current Fixed Value Interest Rate and Cap Rate in our sole discretion subject to the Fixed Value Minimum Guaranteed Interest Rate and guaranteed minimum Cap Rate guarantees under the Contract. The Fixed Value Initial Interest Rate, the Current Fixed Value Interest Rate and the Cap Rates may vary with the different Surrender Charge Schedules. In general, a Surrender Charge Schedule with a longer Surrender Charge Period may have a higher Fixed Value Initial Interest Rate, higher Current Fixed Value Interest Rates and higher Cap Rates. Longer Surrender Charge Schedules allow us to purchase longer maturity investments in our general account which generally enable us to credit higher rates for those Contracts.

        Under certain interest rate and market environments, however, the Fixed Value Initial Interest Rate and Current Fixed Value Interest Rates we credit and the Cap Rates we establish under a Contract may not increase, and could possibly decrease, as the duration of the Surrender Charge Period increases. For example, this may occur in, but is not limited to, interest rate and market

23

environments where the yield on certain short-term fixed income securities exceeds the yield on comparable fixed income securities with longer durations.

  Withdrawal

        You may request a withdrawal under the Contract at any time. When you request a withdrawal, we deduct the amount of the withdrawal first from your Accumulated Value under the Fixed Value Option, then proportionally from your Accumulated Value under the Indexed Value Options. In our sole discretion, we may make available to Contract Owners a systematic withdrawal program that allows for regularly scheduled payments from the Contract. If you have elected to receive regularly scheduled payments under the systematic withdrawal program and your Accumulated Value under the Fixed Value Option is not enough to cover those payments for the next Contract Year, at the next Contract Anniversary we will automatically transfer a proportional amount from your Accumulated Value under the Indexed Value Options to the Fixed Value Option to cover those regularly scheduled payments for the coming Contract Year.

        Penalty-Free Withdrawals.    During the Surrender Charge Period, you may make one Penalty-Free Withdrawal in each Contract Year beginning after the first Contract Year. A Penalty-Free Withdrawal allows you to take one withdrawal of up to 10% of your Contract Value annually (determined at the time of the withdrawal) without the application of a Surrender Charge or an MVA. However, any Penalty-Free Withdrawals made within 12 months of a surrender will be considered as part of the surrender and any Surrender Charge and MVA applicable at surrender will be applied at surrender to those amounts previously withdrawn as Penalty-Free Withdrawals. All withdrawals taken after the end of the Surrender Charge Period are not subject to a Surrender Charge or an MVA.

        In processing a withdrawal, we process the amount of the Penalty-Free Withdrawal first. For example, if you request a withdrawal during the Surrender Charge Period in excess of the Penalty-Free Withdrawal amount, the Penalty-Free Withdrawal amount will not be subject to a Surrender Charge or MVA—however, the remaining amount withdrawn would be subject to a Surrender Charge and MVA.

        Confinement Care Rider.    If you have been confined to a Qualified Care Center (as defined in the Confinement Care Rider) for at least 90 consecutive days (30 consecutive days for Hospice) after your first Contract Anniversary and that confinement represents your first confinement to a Qualified Care Center, you are eligible to withdraw up to 100% of your Contract Value without the application of a Surrender Charge or MVA. Your eligibility for the increased Penalty-Free Withdrawal amounts is subject to the terms and conditions of the Confinement Care Rider.

        Terminal Illness Rider.    You are eligible to withdraw up to 100% of your Contract Value without the application of a Surrender Charge or MVA if, after your first Contract Year, you are diagnosed by a qualified physician as suffering from a terminal illness expected to result in death within one year of such diagnosis, subject to the conditions in the Terminal Illness Rider.

  Surrender Proceeds

        If you surrender your Contract, we will pay you the Surrender Proceeds. The Surrender Proceeds are equal to the Cash Surrender Value of your Contract, which is the greater of (1) the Contract Value less any Surrender Charges, plus or minus any MVA, or (2) the Minimum Guaranteed Surrender Value. The Surrender Proceeds would never be less than the Minimum Guaranteed Surrender Value and would never be greater than the Contract Value. The Minimum Guaranteed Surrender Value on any date equals:

  •
  87.5% of all Premium payments; minus

  •
  Any Withdrawal Proceeds;

  •
  Accumulated at the Minimum Guaranteed Interest Rate (listed in your Contract).

24

        Deferral of Payment.    We have the right to defer payment of Surrender Proceeds for up to six months after we receive your request for surrender. We will pay interest on Surrender Proceeds that have been deferred at an annual rate of interest equal to the greater of the Current Fixed Value Minimum Interest Rate or the minimum rate of interest required by the state in which the Contract has been issued. Some states require us to receive their approval before we defer the payment of Surrender Proceeds.

  Death Benefit Proceeds

        On the date that we receive due proof of the Contract Owner/Annuitant's death, we will pay the Death Benefit Proceeds that equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value determined as of the date of death.

        Owner's/Annuitant's Death.    If any Contract Owner (or the Annuitant, in the case of a non-natural Owner), dies before the Maturity Date, we will pay Death Benefit Proceeds to the Beneficiary. If you did not choose a Settlement Option, the Beneficiary has 60 days from our receipt of the proof of death to make such a selection. If the Owner/Annuitant dies after the Maturity Date and before the payment of the entire Maturity Proceeds, we will pay any remaining balance as provided for in the chosen Settlement Option, at least as rapidly as under the method of payment in effect at the Owner's/Annuitant's death.

        We will pay the entire Death Benefit Proceeds in a lump sum, unless:

  •
  The Beneficiary elects a Settlement Option with all payments made over a five year period;

  •
  The Beneficiary elects a Settlement Option with payments beginning within one year of a Contract Owner's or the Annuitant's date of death, as applicable, with payments payable over the lifetime or life expectancy of the Beneficiary; or

  •
  The Beneficiary is the Contract Owner's spouse (under federal law) and he or she continues the Contract as the new Contract Owner.

        Naming a Beneficiary.    You must name your Beneficiary in the application. You must provide a signed written notice to our Home Office, informing the Company of any change in Beneficiary. Any change in Beneficiary will take effect as of the date we receive the notice at our Home Office unless the current Beneficiary is an irrevocable Beneficiary. A Beneficiary is revocable unless otherwise stated in any Beneficiary designation. You cannot change an irrevocable Beneficiary. We will not be liable for any payment made before we receive written notice at our Home Office of a change in Beneficiary in good order.

        Unless you notify us otherwise, the following rules apply:

  •
  If you name more than one Beneficiary and one of your Beneficiaries dies before the Owner/Annuitant, we will pay the Death Benefit Proceeds to the surviving Beneficiary(ies).

  •
  If any Beneficiary dies within 30 days after the Owner/Annuitant dies and we receive notice of the death before we pay the Death Benefit Proceeds, we will pay the Death Benefit Proceeds as if the Beneficiary died before the Owner/Annuitant.

  •
  If you have not named a Beneficiary before the Owner/Annuitant dies, we will pay the Death Benefit Proceeds to the Owner/Annuitant's estate.

  •
  If no named Beneficiary is alive when the Owner/Annuitant dies, we will pay the Death Benefit Proceeds to the Owner/Annuitant's estate.

  •
  In the case of multiple Beneficiaries, we will pay an equal portion of the Death Benefit Proceeds to each Beneficiary.

25

   Settlement Options

        At surrender, death of an Owner/Annuitant or Maturity, you or your Beneficiary, as applicable, may choose to receive annuity payments under one of the Settlement Options described below. Note that not all Settlement Options may be available upon the death of an Owner/Annuitant. Annuity payments are a benefit of deferred annuities, but annuitization is not a requirement of the Contact. The following Settlement Options are available under the Contract: Automatic, Income for a Specified Period, Life Income, Income of a Specified Amount, and Joint and Survivor Life Income. There is a minimum payout period of 5 years for each Settlement Option.

        You or your Beneficiary, as applicable, may choose a Settlement Option by notifying us in writing at our Home Office. Once we receive this notice, we will issue a Supplementary Contract in exchange for this Contract. The Supplementary Contract will identify the Settlement Option payment terms and to whom we pay any remaining Proceeds if the designated payee dies. We may change the mode of payment under a Settlement Option so each payment is at least $50.00. Once the Supplementary Contract is in effect, the method of payment cannot be changed and the Contract cannot be assigned or terminated for the present value of any future payments under the selected Settlement Option. If the owner of the Supplementary Contract dies before payments are complete, we will pay any remaining balance at least as rapidly as under the method of payment in effect on the Owner's date of death; provided however, that if the Owner is not an individual, then the Annuitant is deemed to be the Owner for purposes of this requirement. If your Contract is a Qualified Contract, the Income for a Specified Period and Income of a Specified Amount options may not satisfy required minimum distribution rules. Consult a tax advisor before electing one of these options.

        Automatic.    We will make regular equal periodic payments for 5 years and then for the life of the Annuitant (unless otherwise provided under the IRC). If you do not select a Settlement Option within 60 days of the Maturity Date, the Automatic Settlement Option will take effect.

        Income for a Specified Period.    Under this option, we will make regular equal periodic payments for a specific number of years. Payments will cease at the end of specified period and no further payments will be due. You may elect a specified period from 5 to 20 years.

        Life Income.    We will make regular equal monthly payments for a specified period certain and then for the life of the Annuitant. You may choose a specified period of 10 or 20 years, or any other period upon which we allow. After the specified period certain, the regular equal monthly payments will end at the death of the Annuitant. If the Owner/Annuitant dies during the specified period certain, no payments will be made after the end of that period certain.

        Income of a Specified Amount.    We will make regular equal periodic payments until the Contract Value has been exhausted. Once the Contract Value has been exhausted, payments will cease and no further payments will be made.

        Joint and Survivor Life Income.    We will make regular equal monthly payments during the joint lifetime of the Annuitant and the named Beneficiary/payee and an equal amount during the remaining lifetime of the survivor. The amount of the payment is determined by the age and sex of each person. Payments will end on the death of the last survivor. The Annuitant must be at least 50 years old and the Beneficiary/payee must be at least 45 years old at the time of the first monthly payment under this Settlement Option.

26

LIFETIME INCOME BENEFIT RIDER

        We offer the optional Lifetime Income Benefit Rider ("Rider") for an extra charge. This Rider is designed for Contract Owners who desire a guaranteed payment stream for life. The Rider is only available where the Contract Owner and Annuitant are the same person. Payments under the Rider, known as Lifetime Income Benefit ("LIB") payments, are not annuity payments. Annuity payments generally receive more favorable tax treatment than LIB payments.

        You may begin receiving LIB payments anytime after the first Contract Year, or at age 50, whichever occurs later. The Rider guarantees that you can receive the LIB payments for your life, or the joint lifetime of you and your spouse (as defined under Federal law) with equal payments for the remaining lifetime of the survivor. LIB payments will be made even if the Contract Value and the Income Account Value ("IAV") under the Rider (defined below) are both reduced to zero, provided certain conditions are met. LIB payments are first treated as withdrawals of your Contract Value, and when that is exhausted, the payments continue as benefit payments from us.

        You should carefully consider your income and liquidity needs, your ability to make additional Premium payments, and the projected amount of your LIB payments before you elect to receive LIB payments. Once LIB payments commence, your IAV will no longer grow at the IAV rate. Even if you stop LIB payments after they have commenced, your IAV will no longer grow at the IAV rate. In addition, any Excess Withdrawals you take may significantly reduce the value of the Rider and may cause the Rider to terminate.

Note:	All LIB payments and withdrawals under the Rider are withdrawals under your Contract, and will decrease your Contract Value.
It is important to note that the IAV is NOT the same as the Contract Value. It is not used to determine your Contract's Cash Surrender Value and cannot be withdrawn.

        Important factors to note about the Rider:

  •
  You will begin paying for the Rider when you elect the Rider, even if you do not elect to receive LIB payments for many years.

  •
  Certain Qualified Contracts may be subject to withdrawal restrictions that could prevent you from receiving LIB payments. Consult a tax adviser before purchasing the Rider with a Qualified Contract.

  •
  The Rider generally terminates when you die. There are, however, a few exceptions to this rule. See "Death Benefit" on page            .

  •
  Excess Withdrawals may significantly reduce the value of the Rider and cause the Rider to terminate.

  •
  After you elect to receive LIB payments, you will continue to receive LIB payments even if your Contract Value is reduced to zero, unless you have taken or take Excess Withdrawals from your Contract.

  •
  The Rider may not be available in all states, and we may otherwise limit its availability.

  •
  The Rider is only available on the Contract Date.

  •
  We do not apply a Surrender Charge or an MVA to LIB payments under the Rider, unless you make an Excess Withdrawal and the sum of the LIB payments and Excess Withdrawal exceed the Penalty Free Withdrawal amount for the applicable Contract Year.

27

   Income Account Value

        The IAV is an amount under the Contract that we use only to calculate the LIB. It is not Contract Value and cannot be withdrawn. Upon issuance of the Rider, your IAV equals the initial Premium under the Contract. Prior to the start of LIB payments, additional Premium payments increase the IAV on a dollar for dollar basis. Your IAV will grow at the IAV Rate until the end of the IAV Period (unless you choose to restart the IAV Period as described below) or when LIB payments commence, whichever occurs first. The IAV Rate is an annual effective interest rate and is set at issuance of the Rider for the life of the Rider. After LIB payments start, the IAV will no longer grow at the IAV rate, but additional Premiums will still increase the IAV on a dollar for dollar basis.

        Withdrawals prior to the start of LIB payments will reduce the IAV on a pro-rata basis. For example, if the withdrawal reduces your Contract Value by 10%, the IAV under the Rider will also be reduced by 10%. Excess Withdrawals will reduce your IAV on a dollar for dollar basis. For more information, please see the "Withdrawals" section on page            .

        IAV Period.    The IAV Period is set at the Rider's issuance. You may reset your IAV Period once on any Contract Anniversary between the fifth and tenth Contract Anniversaries by notifying us in writing at our Home Office. The IAV for the new IAV Period is the greater of, 1) your IAV immediately before the reset occurs; or 2) your Contract Value on the Contract Anniversary on which you reset the new IAV Period.

  Lifetime Income Benefit

        The LIB payments are guaranteed for your life as long as the Rider is in effect and assuming no Excess Withdrawals. You may elect to begin receiving LIB payments under the Rider anytime after the first Contract Year or age 50, whichever occurs later. You can elect how frequently you receive LIB payments—monthly, quarterly, semi-annually or annually. All LIB payments will be treated as withdrawals for tax purposes, and will be taxed as ordinary income. Withdrawals are generally taxed on a less favorable basis than are annuity payments. Additionally, LIB payments if taken prior to age 59 1/2 may be subject to 10% IRS penalty tax.

        Calculating the LIB.    Your Guaranteed Annual LIB Amount equals your IAV on the day LIB payments began, multiplied by the Guaranteed Income Percentage applicable to your age at the time you elected LIB payments, as shown in the table below:

GUARANTEED INCOME PERCENTAGES

Payee's Minimum Age at election of LIB	Single Life Payout Percentage	Joint Life Payout Percentage
50 - 599	4.0%	3.5%
60 - 69	5.0%	4.5%
70 - 79	6.0%	5.5%
80+	7.0%	6.5%

        If the Owner is a non-natural person, we would use the age of the Annuitant in determining the minimum age of the Payee at the time of election of LIB payments.

        If you select joint life payout, the joint payees must be spouses (as defined under Federal law), and we base the LIB payment amount on the age of the younger joint payee. This benefit guarantees LIB payments until the death of the last surviving joint payee.

        Once LIB payments begin, your Guaranteed Income Percentage is locked in for life.

28

        LIB Payments.    LIB payments will reduce your IAV and Contract Value on a dollar for dollar basis. Your Guaranteed Annual LIB Amount will never decrease unless you make an Excess Withdrawal.

        You may start or stop your LIB payments at any time. If you stop and then restart payments, we will apply the original Guaranteed Income Percentage to your current IAV to determine future LIB payments.

  Withdrawals

        Prior to the start of LIB payments, you may still take withdrawals from your Contract as described in the "Contract Proceeds and Payout Provisions: Withdrawal" section on page            . Withdrawals prior to the start of LIB payments will reduce the IAV on a pro-rata basis.

        Withdrawals, in addition to your LIB payment, taken after LIB payments have begun are known as Excess Withdrawals. Excess Withdrawals will reduce your IAV on a dollar for dollar basis. Excess Withdrawals will reduce your future LIB payment amounts by the same percentage the Excess Withdrawals reduce your Contract Value. Immediately following an Excess Withdrawal, your LIB payment amount will equal:

A × (1 - B/C)

  A
  =  LIB payment amount before the Excess Withdrawal.

  B
  =  The amount of the Excess Withdrawal.

  C
  =  Your Contract Value immediately before the Excess Withdrawal.

        If Excess Withdrawals, in combination with your LIB payment, exceed in any one Contract Year the 10% Penalty-Free Withdrawal amount allowed under your Contract, then any applicable Surrender Charges and MVAs will apply to the amount in excess of the Penalty-Free Withdrawal amount allowed.

        Example.    If you received an LIB payment of $10,000 and your Contract Value immediately following the LIB payment was $150,000, and then you subsequently requested an Excess Withdrawal of $15,000, your new LIB payment after the Excess Withdrawal would be $9,000. Based on the above formula, your new LIB payment would be determined by multiplying your LIB payment before the Excess Withdrawal ($10,000) by 1 minus the amount of the Excess Withdrawal divided by your Contract Value prior to the Excess Withdrawal ($15,000/$150,000) or ..90. At the time of the Excess Withdrawal, the Excess Withdrawal represented 10% of your Contract Value and lowered your future LIB payments by a corresponding 10% to $9,000.

Note:	Once LIB payments start, LIB payments will continue even if your Contract Value declines to zero, unless you take Excess Withdrawals which reduce your IAV to zero and cause the Rider to terminate.

        If this Contract is purchased on a Qualified basis and if, in any given year, the required minimum distribution ("RMD") from this Contract only exceeds the annual LIB payment, the amount by which any withdrawal you take to satisfy your RMD for this Contract only exceeds the LIB payment will not be treated as an Excess Withdrawal.

  Step-Ups

        On the day before LIB payments begin, if your Contract Value before the deduction of the rider charge is greater than your IAV, we will automatically increase or "step-up" your IAV to an amount equal to your Contract Value. On each Contract Anniversary after LIB payments start, if your Contract

29

Value before the deduction of the rider charge is greater than your IAV, your Guaranteed Annual LIB Amount will be equal to the greater of:

  •
  Your current Guaranteed Annual LIB Amount; or

  •
  Your Contract Value multiplied by the applicable Guaranteed Income Percentage.

        However, if your Contract Value is less than your IAV on a Contract Anniversary, we will not reduce your Guaranteed Annual LIB Amount.

  Death Benefit

        Upon your death, the Rider will terminate unless your spouse (under federal law) is the sole beneficiary and either

  •
  You die before LIB payments begin, the spouse becomes the new Contract Owner, and he or she is age 50 or older at that time, in which case the Rider will continue with the continuation of the Contract; or

  •
  LIB payments have already begun prior to your death, in which case your surviving spouse may receive:

  a.
  The current Contract Value in a lump sum; or

  b.
  The remaining IAV in a series of payments of up to 6% per annum of IAV, based on the age of your surviving spouse on the date of your death, until the IAV is depleted.

    If the Contract is continued, the rider charge will continue and the IAV remains eligible for any step-ups.

  Rider Charge

        We assess an annual charge for the Rider equal to the rider fee rate multiplied by the Contract Value on each Contract Anniversary. The rider fee rate is specified in the Rider and is guaranteed for the life of the Rider, unless you elect to restart a new IAV Period, at which point we may change the rider fee rate in our sole discretion. The maximum rider fee rate is 1%. We deduct the rider charge from your Contract Value (proportionally from the Accumulated Value of each Value Option) on each Contract Anniversary, regardless of when you start receiving LIB payments.

  Rider Termination

        The Rider will terminate on the earliest of the date:

  •
  You send written Notice requesting termination of the Rider;

  •
  You die without a surviving spouse (as defined under Federal law) as the sole beneficiary;

  •
  Excess Withdrawals deplete the IAV;

  •
  You surrender your Contract;

  •
  You annuitize your Contact;

  •
  You transfer ownership of the Contract, except in certain limited cases such as transfer to a personal revocable trust for the Owner, the surviving spouse under a joint ownership arrangement, the spouse or court appointed representatives, conservator or guardian during the Owner's lifetime or to effect a 1035 exchange.

  •
  The Contract Owner and Annuitant are no longer the same person; or

  •
  You die and your spouse is not at least 50 years old.

        Once terminated, the Rider may not be reinstated.

30

 INDEX CREDIT AND MVA EXAMPLES

CALCULATION OF THE ANNUAL POINT TO POINT VALUE OPTION INDEX CREDIT

        The examples in this section are intended to help you understand how Index Credits are calculated for the Annual Point to Point Value Option. The first example shows what happens when the Index increases over the Contract Year and the percentage increase in the Index does not exceed the Cap Rate. The second example shows what happens when the Index increases over the Contract Year and the percentage increase in the Index is greater than the Cap Rate. The third example shows what happens when the Index declines over the year.

  Example 1: Cap Rate Exceeds Percentage Increase for Index

        Assume:

  •
  The Index Credit is being calculated for the fourth Contract Year;

  •
  The Contract was issued on April 1—meaning, the Contract Anniversary is on April 1 of every year and the last day of the Contract Year is March 31 of every year;

  •
  The Accumulated Value under the Annual Point to Point Value Option equaled $10,000 on the third Contract Anniversary;

  •
  The Index Price on the fourth Contract Anniversary (April 1 of the fifth Contract Year) was 1050.00;

  •
  The Index Price on the third Contract Anniversary (April 1 of the fourth Contract Year) was 1010.00;

  •
  The Cap Rate for the Annual Point to Point Value Option is 6%, or 0.06; and

  •
  No withdrawals were taken from the Annual Point to Point Value Option during the fourth Contract Year.

        First, we determine the rate at which the Index Credit will be applied. We subtract the Index Price on the third Contract Anniversary (1010.00) from the Index Price on the fourth Contract Anniversary (1050.00). We divide the result (40.00) by the Index Price on the third Contract Anniversary (1010.00).

1050.00 - 1010.00 1010.00	=	3.96%

        The Index Credit rate will be the lesser of the result (3.96%) and the Cap Rate 6.00%). In this case, the result is lower than the Cap Rate, so the rate for calculating the Index Credit is 3.96%.

        Second, we determine the amount of the Index Credit. We multiply the Index Credit rate (3.96%) by the Accumulated Value under the Annual Point to Point Value Option at the end of the third Contract Year ($10,000).

3.96% × $10,000	=	$396.00

        The Annual Point to Point Value Option earned a $396.00 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Annual Point to Point Value Option equals $10,396 ($10,000 + $396) (this value is prior to any applicable LIBR fee deduction).

31

   Example 2: Percentage Increase if Index Exceeds Cap Rate

        Assume the same as Example 1, except:

  •
  The Index Price on the fourth Contract Anniversary (April 1 of the fifth Contract Year) was 1100.00.

        First, we determine the rate at which the Index Credit will be applied. We subtract the Index Price on the third Contract Anniversary (1010.00) from the Index Price on the fourth Contract Anniversary (1100.00). We divide the result (90.00) by the Index Price on the third Contract Anniversary (1010.00).

1100.00 - 1010.00 1010.00	=	8.91%

        The Index Credit rate will be the lesser of the result (8.91%) and the Cap Rate (6.00%). In this case, the result is higher than the Cap Rate, so the rate for calculating the Index Credit is capped at the Cap Rate of 6.00%.

        Second, we determine the amount of the Index Credit. We multiply the Index Credit rate (6.00%) by the Accumulated Value under the Annual Point to Point Value Option on the third Contract Anniversary ($10,000).

6.00% × $10,000	=	$600.00

        The Annual Point to Point Value Option earned a $600.00 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Annual Point to Point Value Option equals $10,600 ($10,000 + $600) (this value is prior to any LIBR fee deduction).

32

  Example 3: Index Declines

        Assume the same as Example 1, except:

  •
  The Index Price on the fourth Contract Anniversary (April 1 of the fifth Contract Year) was 925.00.

        First, we determine the rate at which the Index Credit will be applied. We subtract the Index Price on the third Contract Anniversary (1010.00) from the Index Price on the fourth Contract Anniversary (925.00). We divide the result (-85) by the Index Price on the third Contract Anniversary (1010.00).

925.00 - 1010.00 1010.00	=	8.42%

        Since the Index Credit cannot be less than zero, a 0% Index Credit rate is used.

        The Annual Point to Point Value Option earned a $0 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Annual Point to Point Indexed Value Option equals $10,000 ($10,000 + $0) (this value is prior to any applicable LIBR fee deduction).

CALCULATION OF THE MONTHLY POINT TO POINT VALUE OPTION INDEX CREDIT

        The examples in this section are intended to help you understand how Index Credits are calculated for the Monthly Point to Point Value Option. The first example shows what happens when the MPT Sum is greater than zero. The second example shows what happens when the MPT Sum is less than zero.

  Example 1: Positive MPT Sum

        Assume:

  •
  Index Credit calculated for fourth Contract Year;

  •
  The Contract was issued on May 17—meaning, the first Index Date is on May 17 and the subsequent Index Dates fall on the 17th of every month;

  •
  The Accumulated Value under the Monthly Point to Point Value Option equaled $10,000 on the third Contract Anniversary; and

33

  •
  The monthly Cap Rate for the Monthly Point to Point Value Option is 2.00%.

Index Date	Index Price	Monthly Change	MPT Ratio (capped at 2%)
May 17	975
June 17	980	0.5128%	0.5128%
July 17	1027	4.7959%	2.0000%
August 17	1021	-0.5842%	-0.5842%
September 17	950	-6.9540%	-6.9540%
October 17	960	1.0526%	1.0526%
November 17	1000	4.1667%	2.0000%
December 17	1021	2.1000%	2.0000%
January 17	1006	-1.4691%	-1.4691%
February 17	1015	0.8946%	0.8946%
March 17	1015	0.0000%	0.0000%
April 17	1020	0.4926%	0.4926%
May 17	1040	1.9608%	1.9608%

MPT Sum = 1.9061% (Use 1.91%)

        First, we calculate the MPT Ratio for each month. The chart above lists the MPT Ratio for each month. For example, the MPT Ratio for July was calculated as follows: we subtract the Index Price on the first preceding Index Date (980) from the Index Price on the Index Date (1027). We divide the result (47) by the Index Price on the first preceding Index Date (980), which equals the monthly change (4.7959%). The MPT Ratio is the lesser of the monthly change (4.7959%) or the monthly Cap Rate (2.00%). Thus, the MPT Ratio for July is 2.00%.

        Second, we calculate the MPT Sum, which is the sum of MPT Ratios for the Contract Year.

        As indicated above, the MPT Sum equals 1.91%.

        Next, we determine the amount of the Index Credit. We multiply the MPT Sum (1.91%) by the Accumulated Value under the Monthly Point to Point Value Option.

1.91% × $10,000.00	=	$191.00

        The Monthly Point to Point Value Option earned a $191.00 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Monthly Point to Point Value Option equals $10,191 ($10,000 + $191) (this value is prior to any applicable LIBR fee deduction).

34

   Example 2: Negative MPT Sum

        Assume the same as Example 1, except:

  •
  The Index Price is as indicated in the chart below.

Index Date	Index Price	Monthly Change	MPT Ratio (capped at 2%)
May 17	975
June 17	980	0.5128%	0.5128%
July 17	1027	4.7959%	2.0000%
August 17	1021	-0.5842%	-0.5842%
September 17	950	-6.9540%	-6.9540%
October 17	960	1.0526%	1.0526%
November 17	1000	4.1667%	2.0000%
December 17	1000	0.0000%	0.0000%
January 17	1006	0.6000%	0.6000%
February 17	1015	0.8946%	0.8946%
March 17	1010	-0.4926%	-0.4926%
April 17	985	-2.4752%	-2.4752%
May 17	950	-3.5533%	-3.5533%

MPT Sum = -6.99930% (Use -7.00%)

        First, we calculate the MPT Ratio for each month. The chart above lists the MPT Ratio for each month. For example, the MPT Ratio for March was calculated as follows: we subtract the Index Price on the first preceding Index Date (1015) from the Index Price on the Index Date (1010). We divide the result (-5) by the Index Price on the first preceding Index Date (1015), which equals the monthly change (-0.4926%). The MPT Ratio is the lesser of the monthly change (-0.4926%) or the monthly Cap Rate (2.00%). Thus, the MPT Ratio for March is -0.4926%.

        Second calculate the MPT Sum, which is the sum of MPT Ratios during the Contract Year.

        As indicated above, the MPT Sum equals -7.00%.

        When, as here, the result is a negative number, the Index Credit equals $0 because the Index Credit cannot be less than zero. Thus, on fourth Contract Anniversary, the Accumulated Value under the Monthly Point to Point Indexed Value Option equals $10,000 ($10,000 + $0) (this value is prior to any applicable LIBR fee deduction).

CALCULATION AND APPLICATION OF THE MVA

        The examples in this section are intended to help you understand how the MVA is calculated in connection with a surrender or withdrawal during the Surrender Charge Period. The Surrender Proceeds would never be less than the Minimum Guaranteed Surrender Value or greater than the Contract Value. The first example shows a negative MVA and the second example shows a positive MVA that result from the surrender of the Contract. The third example shows a negative MVA and the fourth example shows a positive MVA that result from a withdrawal. The third and fourth examples also show how Withdrawal Proceeds are calculated. Unrounded values are used in the calculation of t, MVA Factor and MVA.

35

  Example 1: Surrender with Negative MVA

        Assume:

  •
  The Contract Value on the date of surrender is $125,000;

  •
  The effective yield of the applicable MVA Index on the Contract Date is 2.25%;

  •
  The effective yield of the applicable MVA Index one day prior to surrender of the Contract is 2.50%;

  •
  The number of days from the date of surrender to the next Contract Anniversary is 133;

  •
  There are 2 whole years until the end of the Contract's Surrender Charge Period; and

  •
  No Penalty-Free Withdrawal applies.

        First, we calculate the MVA Factor by using this formula: [A/B]t.

        Where:

    A
    =  1 plus effective yield of the applicable MVA Index on the Contract Date

    B
    =  1 plus effective yield of the applicable MVA Index one day prior to surrender of the Contract

    T
    =  Number of days from the date of the surrender to the next Contract Anniversary divided by 365; plus the number of whole years remaining in the Surrender Charge Period.

A = 1 + 0.0225 = 1.0225
[1.0225/1.0250] ^ 2.3643836 = 0.994242803
B = 1 + 0.025 = 1.0250
MVA Factor = 0.994242803
t = (133/365) + 2 = 2.3643836

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (0.994242803). We then multiply the result (-0.005757197) by the Contract Value that is subject to the MVA ($125,000).

MVA	=	-0.005757197 × $125,000	=	-$719.65

        This means that the Surrender Proceeds would reflect a decrease of $719.65 after any applicable Surrender Charges. However, the Surrender Proceeds would never be less than the Minimum Guaranteed Surrender Value.

  Example 2: Surrender with Positive MVA

        Assume the same as Example 1, except:

  •
  The effective yield of the applicable MVA Index on the Contract Date is 2.60%;

  •
  The effective yield of the applicable MVA Index one day prior to surrender of the Contract is 2.00%

36

        First, we calculate the MVA factor by using this formula: [A/B]t. (see Example 1 on pg. 32).

A = 1 + 0.026 = 1.0260
[1.0260/1.0200] ^ 2.3643836 = 1.01396399
B = 1 + 0.0200 = 1.0200
MVA Factor = 1.01396399
t = (133/365) + 2 = 2.3643836

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (1.01396399). We multiply the result (.01396399) by the Contract Value that is subject to the MVA ($125,000).

MVA	=	.01396399 × $125,000	=	$1,745.50

        This means that the Surrender Proceeds would reflect an increase of $1745.50 after any applicable Surrender Charges. However, the Surrender Proceeds would never be greater than the Contract Value.

  Example 3: Withdrawal with Negative MVA

        Assume the same as Example 1, except:

  •
  The Withdrawal Amount that is subject to the MVA is $50,000;

  •
  The effective yield of the applicable MVA Index on the Contract Date is 2.25%;

  •
  The effective yield of the applicable MVA Index one day prior to withdrawal is 2.50%

  •
  The number of days from the date of the withdrawal to the next Contract Anniversary is 133; and

  •
  Surrender Charge Percentage on date of withdrawal is 6%.

        First, we calculate the MVA Factor by using this formula: [A/B]t (see Example 1 on pg. 32).

A = 1 + 0.0225 = 1.0225
[1.0225/1.0250] ^ 2.3643836 = 0.99424803
B = 1 + 0.0250 = 1.0250
MVA Factor = 0.99424803
t = (133/365) + 2 = 2.3643836

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (0.99424803). We then multiply the result (-0.005757197) by the Withdrawal Amount that is subject to the MVA ($50,000).

MVA	=	-0.005757197 × $50,000	=	-$287.86

        Third, we calculate the Surrender Charge. We multiply the Surrender Charge Percentage (6.00%) by the Withdrawal Amount ($50,000).

Surrender Charge	=	0.06 × $50,000	=	$3,000

        Fourth, we calculate the Withdrawal Proceeds. We deduct the Surrender Charge ($3,000) and apply the negative MVA ($287.86) from the Withdrawal Amount ($50,000).

Withdrawal Proceeds	=	$50,000 - $3,000 - $287.86	=	$46,712.14

37

   Example 4: Withdrawal with Positive MVA

        Assume the same as Example 1, except:

  •
  The Withdrawal Amount that is subject to the MVA is $50,000;

  •
  The effective yield of the applicable MVA Index on the Contract Date is 2.60%;

  •
  The effective yield of the applicable MVA Index one day prior to withdrawal is 1.25%

  •
  The number of days from the date of the withdrawal to the next Contract Anniversary is 133; and

  •
  Surrender Charge Percentage on date of withdrawal is 6%.

        First, we calculate the MVA factor by using this formula: [A/B]t. (see Example 1 on pg. 32).

A = 1 + 0.026 = 1.0260
[1.0260/1.0125] ^ 2.3643836 = 1.031812327
B = 1 + 0.0125 = 1.0125
MVA Factor = 1.031812327
t = (133/365) + 2 = 2.3643836

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (1.031812327). We multiply the result (0.031812327) by the Withdrawal Amount that is subject to the MVA ($50,000).

MVA	=	0.031812327 × $50,000	=	$1,590.62

        Third, we calculate the Surrender Charge. We multiply the Surrender Charge Percentage (6.00%) by the Withdrawal Amount ($50,000).

Surrender Charge	=	0.06 × $50,000	=	$3,000

        Fourth, we calculate the Withdrawal Proceeds. We deduct the Surrender Charge ($3,000) from the Withdrawal Amount ($50,000) and add the MVA ($1,590.62).

Withdrawal Proceeds	=	$50,000 - $3,000 + 1,590.62	=	$48,590.62

38

 FEDERAL INCOME TAXES

        The following discussion is general in nature and is not intended as tax advice. You should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

        When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See "Non-Natural Person" below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

TAXATION OF ANNUITIES

        Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

  Required Distributions

        In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. Specifically, Section 72(s) requires that (a) if any owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such owner's death; and (b) if any owner dies prior to the annuity starting date, the entire interest in the contract will be distributed within five years after the date of such owner's death.

        The Non-Qualified Contracts contain provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. Other rules may apply to Qualified Contracts.

        These requirements will be considered satisfied as to any portion of a owner's interest which is payable to or for the benefit of a designated beneficiary and which is distributed over the life of such designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of the owner's death. The designated beneficiary refers to a natural person designated by the owner as a beneficiary and to whom ownership of the contract passes by reason of death. However, if the designated beneficiary is the surviving spouse (as defined under Federal law) of the deceased owner, the contract may be continued with the surviving spouse as the new owner.

        The right of a spouse to continue the Contract, and all Contract provisions relating to spousal continuation are available only to a person who meets the definition of "spouse" under Federal law. The Federal Defense of Marriage Act currently does not recognize same-sex marriages or civil unions, even those which are permitted under individual state laws. Therefore the spousal continuation provisions of this Contract will not be available to such partners or same sex marriage spouses. Consult a tax advisor for more information on this subject.

39

 TAXATION OF NON-QUALIFIED CONTRACTS

  Non-Natural Person

        If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Premiums or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective owner that is not a natural person should discuss these with a tax adviser.

        The following discussion generally applies to Contracts owned by natural persons.

  Withdrawals

        When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner's investment in the Contract (generally, the Premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive MVA that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of MVAs and you may want to discuss the potential tax consequences of an MVA with your tax adviser. In the case of a surrender of a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Contract Owner's investment in the Contract.

        In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the individual's total account balance or accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any non-deductible Premium Payments paid by or on behalf of any individual. In many cases, the "investment in the contract" under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals

        In the case of a distribution from a Non-Qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions if they are:

  •
  Made on or after the taxpayer reaches age 59 1/2;

  •
  Made on or after the death of a Contract Owner;

  •
  Attributable to the taxpayer's becoming disabled; or

  •
  Made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

        Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

  Annuity Payments

        Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your

40

investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

  Partial Annuitization

        Under a new tax provision enacted in 2010, if part of an annuity contract's value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. None of the payment options under the Contract is intended to qualify for this "partial annuitization" treatment and, if you apply only part of the value of the Contract to a payment option, we will treat those payments as withdrawals for tax purposes.

  Taxation of Death Benefit Proceeds

        Amounts may be distributed from a Contract because of your death or the death of the Annuitant in the case of a non-natural person owner. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

  Transfers, Assignments or Exchanges of a Contract

        A transfer or assignment of ownership of a Contract, the designation of an annuitant other than the owner, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An owner contemplating any such transfer, assignment or exchange, should consult a tax adviser as to the tax consequences.

  Withholding

        Annuity distributions are generally subject to withholding for the payee's federal income tax liability. Payees can generally elect, however, not to have tax withheld from distributions.

  Multiple Contracts

        All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner's income when a taxable distribution occurs.

  Maturity Date

        If the Contract is not settled until the Annuitant has reached an advanced age, there is a risk that the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract would be currently includible in your income. Consult a tax adviser.

  Optional Benefit Riders—Non-Qualified Contracts

        It is possible that the Internal Revenue Service may take the position that fees deducted for optional benefit riders, such as the Lifetime Income Benefit Rider, are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat fees deducted for the optional benefits as taxable withdrawals, which might also be subject to a tax penalty if withdrawn prior to age 59 1/2. Although we do not believe that the fees associated or any optional benefit provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit under the Contract.

  Further Information

        We believe that the contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

41

TAXATION OF QUALIFIED CONTRACTS

        The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

  Individual Retirement Annuities (IRAs)

        IRAs, as defined in Section 408 of the IRC, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual's gross income for the year. The contributions may be deductible in whole or in part, depending on the individual's income. Distributions from certain retirement plans may be "rolled over" into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1/2, unless an exception applies.

  SIMPLE IRAs

        SIMPLE IRAs permit certain small employers to establish SIMPLE plans as provided by Section 408(p) of the IRC, under which employees may elect to defer to a SIMPLE IRA a specified percentage of compensation. The sponsoring employer is required to make matching or non-elective contributions on behalf of employees. Distributions from SIMPLE IRAs are subject to the same restrictions that apply to IRA distributions and are taxed as ordinary income. Subject to certain exceptions, premature distributions prior to age 59 1/2 are subject to a 10 percent penalty tax, which is increased to 25 percent if the distribution occurs within the first two years after the commencement of the employee's participation in the plan.

  Roth IRAs

        Roth IRAs, as described in IRC section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax. The Contract Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (i) before age 59 1/2 (subject to certain exceptions) or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

  Corporate Pension and Profit-Sharing Plans

        Corporate pension and profit-sharing plans under Section 401(a) of the IRC allow corporate employers to establish various types of retirement plans for employees, and self-employed individuals to establish qualified plans for themselves and their employees. Adverse tax consequences to the retirement plan, the participant or both may result if the Contract is transferred to any individual as a means to provide benefit payments, unless the plan complies with all the requirements applicable to such benefits prior to transferring the Contract.

42

   Section 457 Plans

        Section 457 Plans, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities and certain affiliates of such entities, and tax exempt organizations. The Contract can be used with such plans. Under such plans a participant may specify the form of investment in which his or her participation will be made. Under a non-governmental plan, all such investments, however, are owned by and are subject to, the claims of the general creditors of the sponsoring employer.

  Other Tax Issues

        Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. The value of optional contract provisions such as the Lifetime Income Benefit Rider may have to be added to the Contract Value in calculating the required minimum distribution amount. Consult a tax adviser. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.

        Distributions from Qualified Contracts generally are subject to withholding for the Contract Owner's federal income tax liability. The withholding rate varies according to the type of distribution and the Owner's tax status. The Owner will be provided the opportunity to elect not to have tax withheld from distributions.

        "Eligible rollover distributions" from section 401(a), 403(a), and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution from such a plan, except certain distributions such as distributions required by the IRC, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee's spouse or former spouse as beneficiary or alternate payee) chooses a "direct rollover" from the plan to a tax-qualified plan, IRA, Roth IRA or tax sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) a non-spouse beneficiary chooses a "direct rollover" from the plan to an IRA established by the direct rollover.

FEDERAL ESTATE TAXES

        While no attempt is being made to discuss the Federal estate tax implications of the Contract in detail, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the actuarial value of the payments to be received by the beneficiary. Consult an estate planning adviser for more information.

GENERATION-SKIPPING TRANSFER TAX

        Under certain circumstances, the IRC may impose a "generation skipping transfer tax" when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the IRC may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

TAX RELIEF, UNEMPLOYMENT INSURANCE REAUTHORIZATION, AND JOB CREATION ACT OF 2010

        The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the "2010 Act") increases the federal estate tax exemption to $5,000,000 and reduces the federal estate tax

43

rate to 35%; increases the Federal gift tax exemption to $5,000,000 and retains the federal gift tax rate at 35%; and increases the generation-skipping transfer ("GST") tax exemption to $5,000,000 and reduces the GST tax rate to 35%. Commencing in 2012 , these exemption amounts will be indexed for inflation.

        The estate, gift, and GST provisions of the 2010 Act are only effective until December 31, 2012, after which the provisions will sunset, and the federal estate, gift and GST taxes will return to their pre-2001 levels, resulting in significantly lower exemptions and significantly higher tax rates. Between now and the end of 2012, Congress may make these provisions of the 2010 Act permanent, or they may do nothing and allow these 2010 Act provisions to sunset, or they may alter the exemptions and/or applicable tax rates.

        The uncertainty as to how the current law might be modified in coming years underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

MEDICARE TAX.

        Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

        The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state and foreign taxation with respect to an annuity contract purchase.

ANNUITY PURCHASES BY RESIDENTS OF PUERTO RICO

        The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal income tax.

POSSIBLE TAX LAW CHANGES

        Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

        We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

44

 GENERAL MATTERS

DISTRIBUTION

        We offer the Contract on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

        We have entered into an agreement (the "Distribution Agreement") with our affiliate, American Equity Capital, for the distribution and sale of the Contracts on a best efforts basis. American Equity Capital is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 as amended, and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"). In return for its services, we pay American Equity Capital an underwriting allowance of 0.20% of the Premiums we receive during the first Contract Year for each Contract we issue. However, if a Contract Owner withdraws all or a portion of such Premiums within 12 months of the date of the payment of the Premiums, American Equity Capital will refund to us the underwriting allowance attributable to the amount of the Premiums withdrawn. In addition, if a Contract Owner, through either surrender or withdrawals within one year before or after the date we issue a Contract, uses all or a portion of the contract value of an annuity or life insurance contract issued by us or one of our affiliates (a "prior contract") to pay Premiums under the Contract, we will only pay American Equity Capital an underwriting allowance on Premiums paid to us in excess of the contract value withdrawn from the prior contract.

        American Equity Capital distributes the Contracts by entering into selling agreements with unaffiliated broker-dealers (the "selling firms"). Contracts are sold by individuals who are registered representatives of the selling firms and licensed insurance agents (the "selling agents") in those states where the Contracts may lawfully be sold. The selling agents are also appointed by us as insurance agents.

        We pay commissions on behalf of American Equity Capital to the selling firms for sales of the Contract. The selling firms typically retain a portion of the commissions and pay the remainder of the commissions to the selling agents who solicit sales of the Contract. Amounts received by selling agents either in the form of commissions or other forms of compensation depend on the agreement between the selling firm and the selling agent. The amount and timing of commissions we pay to selling firms may vary depending on our agreement with the selling firm; selling firms may receive commissions of up to 9% of Premiums.

        We may also reimburse or pay selling firms for certain of their expenses, if such reimbursement or payment is permitted by applicable rules. The reimbursement and payment of these expenses does not result in any additional charges against the Contracts that are not described in the prospectus and Contract. Under the Distribution Agreement, we have agreed to pay for printing and distributing registration statements, prospectuses, and promotional materials related to the Contracts and the state and federal expenses associated with qualifying the Contracts for sale, all of our legal expenses in connection with the foregoing and any other expenses which may be deemed mutually appropriate.

        We also may pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the selling agents of the selling firms. Payments made to other broker-dealers may be based on a percentage of the Premiums we receive.

        In addition to the compensation described above, we may make additional cash payments to selling firms in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of our products on the selling firms' preferred or

45

recommended list, access to the selling firms' selling agents for purposes of promoting sales of our products, assistance in training and education of the selling agents, and opportunities for us to participate in sales conferences and educational seminars. The payments may be calculated as a percentage of the particular selling firm's actual or expected aggregate sales of our products (including the Contract) and/or may be a fixed dollar amount. Selling firms receiving these additional payments may pass on some or all of the payments to the selling agent. Accordingly, a selling agent may receive more for selling the Contracts than she or he would receive for selling a different product. You should ask your selling agent for further information about what commissions or other compensation he or she, or the selling firm for which he or she works, may receive in connection with your purchase of a Contract.

TELEPHONE AND INTERNET

        To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can contact the Company's Home Office at 1-866-526-0995, 6000 Westown Parkway, West Des Moines, Iowa 50266.

NOTICE, ELECTIONS AND CHANGE

        Where notice is required to be made to the Company or you wish to make any changes or elections under the Contract, such notice or request must be submitted in a written or verbal form satisfactory to the Company. Written notice must be signed by the Contract Owner and received by the Company's Home Office: 6000 Westown Parkway, West Des Moines, Iowa 50266.

        Unless specified otherwise, notice will take effect as of the date we receive it at our Home Office. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice.

CHANGE OF ADDRESS

        You may change your address by writing to us at our Home Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

EVIDENCE OF SURVIVAL

        The Company reserves the right to require satisfactory evidence that a person is alive if a benefit payment is based on that person being alive. No payment will be made until the Company receives such evidence.

AMENDMENTS

        No change in the Contract is valid unless approved in writing by one of the Company's officers. The Company reserves the right to amend the Contract by attaching an Endorsement or Rider to meet the requirements of the IRC, regulations, or published rulings.

DIVORCE

        In the event of divorce, the former spouses must provide a qualified domestic relations order to us. The terms of the qualified domestic relations order will control. For example, if the qualified domestic relations order requires that a Contract be divided among two former spouses, then we will divide the Contract according to the terms of the qualified domestic relations order. Dividing the Contract will not change the effective date or any of the values under the Contract.

46

 MISSTATEMENT OF AGE OR SEX

        If age or sex has been misstated in the application, we will change your Contract benefits to what they would have been for the correct age or sex. If we find the error after making income payments, we will (i) pay the amount of any under-payments, plus the greater of 6% interest rate or the rate required by your state, compounded annually; or (ii) charge the amount of any over-payments, plus the greater of 6% interest rate or the rate required by your state, compounded annually, against the next income payments.

SIGNATURE REQUIREMENTS

        For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

LOANS

        Loans are not available under your Contract.

ANNUAL REPORT

        We will mail a report to you at least annually at your last known address of record. The report will show:

  •
  All Premiums paid;

  •
  Withdrawals;

  •
  Value Options;

  •
  Interest Rates;

  •
  Cap Rate(s); and

  •
  Any further information required by any applicable law or regulation.

        You also will receive confirmations of each transfer, withdrawal, and surrender.

CONFORMITY WITH APPLICABLE LAWS

        Notwithstanding any provision in the Contract to the contrary, all distributions under the Contract must be made in accordance with the applicable requirements of IRC Section 72(s), and all terms of the Contract will be interpreted consistently with these requirements.

EXPERTS AND COUNSEL [To be updated.]

INCONTESTABILITY

        The Contract is incontestable, except for fraudulent statements made in the application or supplemental applications, after it has been in force during the Owner's/Annuitant's lifetime for 2 years from the Contract Date.

47

INFORMATION REGARDING EAGLE LIFE INSURANCE COMPANY

CORPORATE HISTORY OF THE COMPANY [To be updated.]

        Eagle Life Insurance Company (the "Company" or "Eagle Life" or "we" or "us" or "our") is the issuer of your Contract and the entity to which you should look to honor the guarantees under your Contract. Eagle Life is an Iowa stock life insurance company that was incorporated on August 28, 2008. Our Home Office is located at 6000 Westown Parkway, West Des Moines, Iowa 50266. Eagle Life is a wholly owned subsidiary of American Equity Investment Life Insurance Company ("American Equity Life").

        American Equity Life is a life insurance company domiciled and incorporated in the State of Iowa. American Equity Life is wholly owned by American Equity Investment Life Holding Company (the "Holding Company"). As of December 31, 2011, no persons or entities beneficially owned more than        % of the common stock par value $1 per share, of the Holding Company. The Holding Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the SEC.

        American Equity Life is, and its subsidiaries are, principally engaged as a full service underwriter of fixed annuity products. American Equity Life and its subsidiaries market these products through a variable cost brokerage distribution network of approximately 50 national marketing organizations and, through them, approximately 22,215 independent agents as of December 31, 2011. American Equity Life is currently licensed to sell its products in the District of Columbia and all states, except the State of New York. American Equity Investment Life Insurance Company of New York, a subsidiary of American Equity Life, is licensed to sell its products in the State of New York.

        Eagle Life was capitalized through the issuance of 2,500,000 shares of authorized $1 par common stock on September 5, 2008 to American Equity Life in exchange for $5,000,000 of initial capital.

        Eagle Life and American Equity Life have entered into a management services agreement. Under this agreement, American Equity Life agrees to provide administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing to Eagle Life. In exchange for providing these administrative functions, Eagle Life reimburses American Equity Life for its cost of providing these services. During the period from January 1, 2011 to December 31, 2011, Eagle Life incurred fees under this agreement of $             million.

THE COMPANY'S BUSINESS [To be updated.]

        Our business consists of the sale of individual fixed annuity products including both unregistered and registered fixed indexed annuities and reinsurance of certain annuities issued by American Equity Life and, accordingly, we have only one business segment. Our business strategy is to earn predictable returns by managing investment spreads and investment risk. Additional information concerning our business may be found in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section on page            .

  Annuity Market Overview

        Our target market includes the group of individuals ages 45-75 who are seeking to accumulate tax-deferred savings. We believe that significant growth opportunities exist for annuity products because of favorable demographic and economic trends. According to the U.S. Census Bureau, there were 35 million Americans age 65 and older in 2000, representing 12% of the U.S. population. By 2030, this sector of the population is expected to increase to 20% of the total population. Our fixed annuity products are particularly attractive to this group as a result of the guarantee of principal with respect to

48

those products, competitive rates of credited interest, tax-deferred growth and alternative payout options.

        According to AnnuitySpecs.com., total industry sales of index annuities [increased]        % to $                        billion for the year ended December 31, 2011, from $32.2 billion for the year ended December 31, 2010.

  Strategy

        Our business strategy is to develop and grow our fixed annuity business and earn predictable returns by managing investment spreads and investment risk. Key elements of this strategy include the following:

        Develop and Enhance our Network of Selling Firms.    We believe that the development of successful relationships with broker-dealer selling firms will be key to the distribution of our products. Our objective is to develop the productivity and efficiency of this core distribution channel by focusing our marketing and recruiting efforts on those selling firms with registered representatives capable of selling $1 million or more of annuity premium annually. We will be alert to opportunities to establish relationships with selling firms, registered representatives and agents not presently associated with our affiliates and will provide all of our distributors with the highest quality service possible.

        Introduce Innovative and Competitive Products.    We intend to be at the forefront of the fixed annuity industry in developing and introducing innovative and new competitive products. We were one of the first companies to offer a registered fixed indexed annuity with a choice among interest crediting strategies.

        Use Expertise within our Holding Company System to Achieve Targeted Spreads on Annuity Products.    Within our Holding Company system, our affiliates have had a successful track record in achieving targeted spreads on annuity products. We intend to leverage this experience and expertise through personnel we share with our affiliates in managing the investment spread during a range of interest rate environments to achieve our targeted spreads.

        Maintain our Profitability Focus and Improve Operating Efficiency.    We are committed to continuously working to improve our profitability by advancing the scope and sophistication of our investment management and spread capabilities and continuously seeking out operating efficiencies within the Holding Company system. The affiliates in our Holding Company system continue to make investments in technology improvements that should benefit our business.

        Take Advantage of the Growing Popularity of Fixed Indexed Products.    We believe that the growing popularity of fixed indexed annuity products that credit interest by reference to an external market index without the risk of loss of the premium deposit presents an attractive opportunity to develop and grow our business. We intend to capitalize on the reputation of our parent, American Equity Life, a leading marketer of fixed indexed annuities in this expanding segment of the annuity market.

  Products

        Fixed Indexed Annuities.    Indexed annuities are fixed annuities that allow policyholders to earn index credits based on reference to the performance of a particular index without the risk of loss of principal. Most of these products allow policyholders to transfer funds once a year among several different crediting strategies, including one or more index based strategies and a traditional fixed rate strategy.

        The annuity contract value is equal to the sum of premiums paid and interest credited including index credits, which, depending upon the crediting strategy selected, may be based upon an overall limit (or "cap rate") of the annual appreciation (based in certain situations on monthly point-to-point

49

calculations) in a recognized index or benchmark. Cap rates limit the amount of annual interest the policyholder may earn in any one contract year and may be adjusted by us annually subject to guaranteed minimums. The minimum guaranteed surrender values are equal to 87.5% of the premium collected plus interest credited at an annual rate ranging from 1% to 3%.

        Withdrawal Options.    Policyholders are typically permitted a penalty-free withdrawal of up to 10% of the contract value annually after the first year, subject to limitations. Withdrawals in excess of allowable penalty-free amounts may be assessed a surrender charge and an MVA during the surrender charge period. Surrender charges are set at levels aimed at protecting us from loss on early terminations and reducing the likelihood of policyholders terminating their policies during periods of increasing interest rates. This practice lengthens the effective duration of the policy liabilities and enhances our ability to maintain profitability on such policies. The policyholder may elect to take the proceeds of the annuity either in a single payment or in a series of payments for life, for a fixed number of years, or a combination of these payment options.

        Our fixed indexed annuity policies may have available a lifetime income benefit rider. This rider provides an additional liquidity option to policyholders who elect to receive a guaranteed lifetime income from their contract without requiring them to annuitize their contract value. The amount of the lifetime income benefit available is determined by the growth in the policy's income account value as defined in the rider and the policyholder's age at the time the policyholder elects to begin receiving lifetime income benefit payments. Lifetime income benefit payments may be stopped and restarted at the election of the policyholder.

  Reinsurance

        The Company has entered into a Coinsurance Agreement with our parent, American Equity Life, under which we reinsure 100% of risks under certain traditional fixed rate annuity policies issued by American Equity Life on or after January 1, 2010. Under this Agreement, American Equity Life pays us 100% of the premiums collected on the reinsured policies and we pay 100% of the following: all policy benefits; commission and expense allowances; and all insurance taxes and charges.

  Investments

        Investment activities are an integral part of our business, and net investment income is a significant component of our total revenues. Profitability of our annuity products is significantly affected by spreads between interest yields on investments, the cost of options to fund the annual index credits on our fixed indexed annuities and rates credited on the fixed value option strategy in the fixed indexed annuities and the traditional fixed rate annuities. We manage the index-based risk component of our fixed indexed annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the cap rates on policy anniversary dates to reflect the change in the cost of such options which varies based on market conditions. All options are purchased to fund the index credits on our fixed indexed annuities on their respective anniversary dates, and new options are purchased at each of the anniversary dates to fund the next annual index credits. Credited rates on the fixed value option strategy in our fixed indexed annuities may be changed from time to time, subject to minimum guarantees. Changes in cap rates and crediting rates in the fixed value option strategy on fixed indexed annuities and crediting rates on traditional fixed rate annuities may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or to maintain cap rates and crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

50

   Marketing

        Our Holding Company affiliate, American Equity Capital, is the principal underwriter for our registered fixed indexed annuity products. Our distribution strategy for our fixed indexed annuities is to enter into selling agreements with unaffiliated broker-dealer selling firms and unaffiliated registered investment advisory firms for the sale of our products, and to concentrate on building strong, long-term relationships with those selling firms and their registered representatives. We emphasize high quality service to our distributors and policyholders along with the prompt payment of commissions to the selling firms. We focus on a firm commitment to service with innovative and competitive products, outstanding customer service, quality investments and overall strength. This focus, plus the strength of the annuity product guarantees, should attract customers who are seeking to increase their assets for retirement yet minimize risk to principal.

  Competition

        We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks, and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

        The selling firms and registered investment advisers which distribute our products may use the ratings assigned to an insurer by independent rating agencies as one factor in determining which insurer's annuity products to market. Financial strength ratings generally involve quantitative and qualitative evaluations by rating agencies of a company's financial condition and operating performance. Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions.

        In addition to the financial strength ratings, rating agencies frequently use an "outlook statement" to indicate a medium or long-term trend which, if continued, may lead to a rating change. A positive outlook indicates a rating may be raised and a negative outlook indicates a rating may be lowered. A stable outlook is assigned when ratings are not likely to be changed. Outlooks should not be confused with expected stability of the issuer's financial or economic performance. A rating may have a "stable" outlook to indicate that the rating is not expected to change, but a "stable" outlook does not preclude a rating agency from changing a rating at any time without notice.

  Regulation

        Life insurance companies are subject to regulation and supervision by the states in which they transact business. State insurance laws establish supervisory agencies with broad regulatory authority, including the power to:

  •
  grant and revoke licenses to transact business;

  •
  regulate and supervise trade practices and market conduct;

  •
  establish guaranty associations;

  •
  license agents;

  •
  approve policy forms;

51

  •
  approve premium rates for some lines of business;

  •
  establish reserve requirements;

  •
  prescribe the form and content of required financial statements and reports;

  •
  determine the reasonableness and adequacy of statutory capital and surplus;

  •
  perform financial, market conduct and other examinations;

  •
  define acceptable accounting principles for statutory reporting;

  •
  regulate the type and amount of permitted investments; and

  •
  limit the amount of dividends and surplus note payments that can be paid without obtaining regulatory approval.

        Most states have enacted regulations on the activities of insurance holding company systems, including acquisitions, extraordinary dividends, the terms of surplus notes, the terms of affiliate transactions and other related matters. Eagle Life is regulated under such legislation in Iowa. A number of state legislatures have also considered or have enacted legislative proposals that alter and, in many cases, increase the authority of state agencies to regulate insurance companies and holding company systems.

        Although the federal government does not directly regulate the business of insurance, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation can significantly affect the insurance business.

        State insurance regulators and the National Association of Insurance Commissioners ("NAIC"), an organization of insurance regulators from the 50 states, the District of Columbia and the five U.S. territories established to support uniform regulation and standards for multi-state insurers, are continually reexamining existing laws and regulations and developing new legislation for passage by state legislatures and new regulations for adoption by insurance authorities. Proposed laws and regulations or those still under development pertain to insurer solvency and market conduct and in recent years have focused on:

  •
  insurance company investments;

  •
  Risk-based capital ("RBC") guidelines, which consist of regulatory targeted surplus levels based on the relationship of statutory capital and surplus, with prescribed adjustments, to the sum of stated percentages of each element of a specified list of company risk exposures;

  •
  the implementation of non-statutory guidelines and the circumstances under which dividends may be paid;

  •
  principles-based reserving;

  •
  product approvals;

  •
  agent licensing;

  •
  underwriting practices; and

  •
  insurance and annuity sales practices.

        The NAIC's RBC requirements are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. The RBC formula defines a minimum capital standard which supplements low, fixed minimum capital and surplus requirements previously implemented on a state-by-state basis. Such requirements are not designed as a ranking mechanism for adequately capitalized companies.

52

        The NAIC's RBC requirements provide for four levels of regulatory attention depending on the ratio of a company's total adjusted capital to its RBC. Adjusted capital is defined as the total of statutory capital, surplus, asset valuation reserve and certain other adjustments. The ratio of total adjusted capital to RBC is a measure of a company's capital adequacy and claims paying ability.

        We also may be required, under the solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. Assessments related to business reinsured for periods prior to the effective date of the reinsurance are the responsibility of the ceding companies.

  Federal Income Tax

        The annuity products that we market generally provide the policyholder with a federal income tax advantage, as compared to certain other savings investments such as certificates of deposit and taxable bonds, in that federal income taxation on any increases in the contract values (i.e., the "inside build-up") of these products is deferred until it is received by the policyholder. With other savings investments, the increase in value is generally taxed each year as it is earned.

        From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantage described above for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to an individual retirement account or other qualified retirement plan.

        Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances a 3.8% tax ("Medicare Tax") may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this impending additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and it is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the Medicare Tax is unknown at this time.

  Employees

        We have four employees, however, the majority of our operational needs are met by the Holding Company and American Equity Life and certain of their direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling, and distribution agreements, or by third party service providers under separate agreements. Certain agreements with the Holding Company and American Equity Life are discussed in the "Transactions with Related Persons, Promoters, and Certain Control Persons" section on pages                        . Under the agreements with the Holding Company and American Equity Life, we reimburse the Holding Company and American Equity Life for all costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, American Equity Life, the Holding Company, and their applicable subsidiaries.

53

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS [To be updated.]

Although economic conditions both domestically and globally have continued to improve since the financial crisis in 2008, we remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Continued difficult conditions in the global capital markets and economy could deteriorate in the near future and adversely affect us.

        Markets in the United States and elsewhere experienced extreme volatility and disruption since the second half of 2007, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets. This volatility and disruption reached unprecedented levels in late 2008 and early 2009. The United States entered a severe recession and recovery has proved to be slow and long-term. High unemployment rates and lower average household income levels have emerged as continued lagging indicators of a slow economic recovery. One of the strategies used by the U.S. government to stimulate the economy has been to keep interest rates low and increase the supply of United States dollars. While these strategies have appeared to be somewhat successful, any future economic downturn or market disruption could negatively impact our ability to invest our funds.

        If market conditions deteriorate in the future, it could result in other than temporary impairments on our investments. This may result in us needing to obtain additional capital from American Equity Life to sustain our current reinsurance assumed from it and new sales of our annuity products. Such market conditions could also affect American Equity Life and its ability to provide additional capital to us. If we are unable to obtain additional capital, we may be required to limit growth in sales of our annuity products or reinsurance assumed from American Equity Life.

        Additionally, if market conditions occurred that would subsequently affect our liquidity we could be forced to limit our operations and our business could suffer. We need liquidity to pay our policyholder benefits and operating expenses. The principal sources of our liquidity are annuity deposits and investment income and proceeds from the sale, maturity and call of investments. Additional sources of liquidity in normal markets also include a variety of short and long-term instruments, including debt and equity securities and capital contributions from our parent, American Equity Life.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations, that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

        We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the NAIC and the SEC. Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

The recent downgrade of the U.S. credit rating, including the credit rating of government-sponsored agencies, and the economic crisis in Europe could negatively impact our liquidity, financial condition and earnings.

        Recent U.S. debt ceiling and budget deficit concerns, together with signs of deteriorating sovereign debt conditions in Europe, have increased the possibility of additional credit-rating downgrades and economic slowdowns. Although U.S. lawmakers passed legislation to raise the federal debt ceiling, Standard & Poor's Ratings Services lowered its long-term sovereign credit rating on the United States and U.S. government-sponsored agencies from "AAA" to "AA+" in August 2011. The impact of this or any further downgrades to the U.S. government and U.S. government-sponsored agencies credit ratings,

54

or their perceived creditworthiness, and the impact of the current crisis in Europe with respect to the ability of certain European Union countries to continue to service their sovereign debt obligations is inherently unpredictable and could adversely effect the U.S. and global financial markets and economic conditions. There can be no assurance that governmental or other measures to aid economic recovery will be effective. These developments, and the government's credit concerns in general, could create broader financial turmoil and uncertainty. Continued adverse economic conditions could have a material adverse effect on our business, financial condition, including our investment portfolio, and results of operations.

We are exposed to significant financial and capital risk, including changing interest rates, credit spreads and equity prices which may have an adverse affect on sales of our products, profitability, and our investment portfolio.

        Future changes in interest rates, credit spreads and equity indices may result in fluctuations in the income derived from our investments. These and other factors due to the current economic uncertainty could have a material adverse effect on our financial condition, results of operations or cash flows.

        Our interest rate risk is related to market price and changes in cash flow. Substantial and sustained increases and decreases in market interest rates can materially and adversely affect the profitability of our products, our ability to earn predictable returns, the fair value of our investments and the reported value of stockholders' equity. A rise in interest rates, in the absence of other countervailing changes, will increase the unrealized loss position of our investment portfolio. With respect to our available for sale fixed maturity securities, such declines in value (net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements) reduce our reported stockholders' equity.

        Our exposure to credit spreads is related to market price and changes in cash flows related to changes in credit spreads. If credit spreads widen significantly, this could lead to other than temporary impairments on our investments. If credit spreads tighten significantly, this will reduce net investment income associated with new purchases of fixed maturity securities.

        If interest rates rise dramatically within a short period of time, our business may be exposed to disintermediation risk. Disintermediation risk is the risk that our policyholders may surrender all or part of their contracts in a rising interest rate environment, which may require us to sell assets in an unrealized loss position. Alternatively we may increase crediting rates to retain business and reduce the level of assets that may need to be sold at a loss. However, such action would reduce our investment spread and net income.

        We are subject to the risk that the issuers of fixed maturity securities and other debt securities we own will default on principal and interest payments, particularly if a major downturn in economic activity occurs. An increase in defaults on our fixed maturity securities could harm our financial strength and reduce our profitability.

        Credit and cash flow assumption risk is the risk that issuers of securities, or other parties, including reinsurers and derivatives counterparties, default on their contractual obligations or experience adverse changes to their contractual cash flow streams. We attempt to minimize the adverse impact of this risk by monitoring portfolio diversification by asset class, creditor, and industry, and by complying with investment limitations governed by state insurance laws and regulations as applicable.

        We will use derivative instruments to fund the annual credits on our fixed indexed annuities. We will purchase derivative instruments, consisting primarily of one-year call options, from a number of counterparties. Our policy is to acquire such options only from counterparties rated "A-" or better by a nationally recognized rating agency and the maximum credit exposure to any single counterparty is subject to concentration limits. If our counterparties fail to honor their obligations under the derivative instruments, our revenues may not be sufficient to fund the annual index credits on our fixed index

55

annuities. If our revenues are not sufficient to cover the payment of annual index credits, we will use the assets in our general account to meet those obligations. Any such counterparty failure could harm our financial strength and reduce our profitability.

Fluctuations in interest rates and investment spread could adversely affect our financial condition, results of operations and cash flows.

        A key component of our net income is the spread between rates earned on investments, purchased with fixed annuity deposits; and the rates at which interest is credited to our fixed annuity contracts. A narrowing of this investment spread may adversely affect operating results. Although we have the right to adjust interest crediting rates and cap rates on products, changes to crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In general, our ability to lower crediting rates is subject to a minimum crediting rate filed with state regulators. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid the narrowing of spreads under certain market conditions. Our policy structure generally provides for resetting of policy crediting rates from time to time and imposes surrender charges for certain withdrawals during the surrender charge period.

        Managing the investment spread on our fixed indexed annuities is more complex than it is for traditional fixed rate annuity products. We seek to manage the index-based risk component of our fixed indexed annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the cap rates on policy anniversary dates to reflect changes in the cost of such options which varies based on market conditions. The price of such options generally increases with increases in the volatility in the indices and interest rates, which may either narrow the spread or cause us to lower cap rates. Thus, the volatility of the indices adds an additional degree of uncertainty to the profitability of the indexed products. We will attempt to mitigate this risk by resetting cap rates on the policy anniversaries.

Our valuation of fixed maturity securities may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

        Fixed maturity securities are reported at fair value in our balance sheets. During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. Prices provided by independent broker quotes or independent pricing services that are used in the determination of fair value can vary significantly for a particular security. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. As such, valuations may include inputs and assumptions that are less observable or require greater judgment as well as valuation methods that require greater judgment. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported in our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength.

        We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete

56

with fixed indexed, traditional fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

        Our ability to compete will depend in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such under performance likely would result in asset withdrawals and reduced sales.

        We will compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

We may experience volatility in net income due to the application of fair value accounting to our derivatives.

        All of our derivative instruments, including certain derivative instruments embedded in other contracts, will be recognized in the balance sheet at their fair values and changes in fair value will be recognized immediately in earnings. This impacts certain revenues and expenses we will report for our fixed indexed annuity business as follows:

  •
  We must present the call options purchased to fund the annual index credits on our fixed indexed annuities at fair value. The fair value of the call options is based upon the amount of cash that would be required to settle the call options obtained from the counterparties adjusted for the nonperformance risk of the counterparty. We record the change in fair value of these options as a component of our revenues. The change in fair value of derivatives includes the gains or losses recognized at expiration of the option term or upon early termination and changes in fair value for open positions.

  •
  The contractual obligations for future annual index credits are treated as a "series of embedded derivatives" over the expected life of the applicable contracts. Increases or decreases in the fair value of embedded derivatives generally correspond to increases or decreases in equity market performance and changes in the interest rates used to discount the excess of the projected policy contract values over the projected minimum guaranteed contract values.

        The application of fair value accounting for derivatives and embedded derivatives in future periods to our fixed indexed annuity business may cause substantial volatility in our reported net income.

We may face unanticipated losses if there are significant deviations from our assumptions regarding the probabilities that our annuity contracts will remain in force from one period to the next.

        The expected future profitability of our annuity products is based in part upon expected patterns of premiums, expenses and benefits using a number of assumptions, including those related to the

57

probability that a policy or contract will remain in force, or on persistency (i.e., the likelihood of insurance business not lapsing or being replaced by another insurer's product), and mortality. Since no insurer can precisely determine persistency or mortality, actual results could differ significantly from our assumptions, and deviations from our estimates and our assumptions could have a material adverse effect on our business, financial condition or results of operations. For example, actual persistency that is lower than our assumptions could have an adverse impact on future profitability, especially in the early years of a policy or contract primarily because we would be required to accelerate the amortization of expenses we deferred in connection with the acquisition of the policy.

        In addition, we set initial crediting rates for our annuity products based upon expected claims and payment patterns, using assumptions for, among other factors, mortality rates of our policyholders. The long-term profitability of these products depends upon how our actual experience compares with our pricing assumptions. For example, if mortality rates are lower than our pricing assumptions, we could be required to make more payments under certain annuity contracts in addition to what we had projected.

If our estimated gross profits change significantly from initial expectations, we may be required to expense our deferred policy acquisition costs in an accelerated manner, which would reduce our profitability.

        Deferred policy acquisition costs represent costs that vary with and primarily relate to the acquisition of new business. These costs are capitalized when incurred and are amortized over the life of the contracts. Current amortization of these costs is generally in proportion to expected gross profits from interest margins and, to a lesser extent, from surrender charges. Unfavorable experience with regard to expected expenses, investment returns, mortality, withdrawals or surrenders may cause acceleration of the amortization of these costs resulting in an increase of expenses and lower profitability.

If we do not manage our growth effectively, our financial performance could be adversely affected.

        We intend to grow our company by entering into selling agreements with unaffiliated broker-dealers and recruiting independent registered representatives of those broker-dealers to sell our products. In addition, we will also attempt to establish relationships with registered investment advisors who may make certain of our products available to their advisory clients. Growth will impose significant responsibilities on our management, including the need to identify, recruit, maintain and integrate additional employees, including management. There can be no assurance that we will be successful in expanding our business or that our systems, procedures and controls will be adequate to support our operations as they expand. In addition, due to our anticipated growth and resulting increased size, it may be necessary to expand the scope of our investing activities to asset classes in which we have not invested or have not had significant exposure. If we are unable to adequately manage our investments in these classes, our financial condition or operating results in the future may not meet our expectations. Our failure to manage growth effectively, or our inability to recruit, maintain and integrate additional qualified employees and distributors, could have a material adverse effect on our business, financial condition or results of operations. We cannot assure you that our future revenues will increase or that we will be profitable.

If we are unable to attract and enter into selling agreements with broker-dealer selling firms or registered investment advisors, sales of our products may be affected.

        We will distribute our fixed indexed annuity products through selling agreements with unaffiliated broker-dealers and their registered representatives. We will also offer certain of our products through relationships with registered investment advisors who make certain our products will be available to their advisory clients. We must enter into those selling agreements and relationships with registered

58

investment advisors to distribute our products. Insurance companies compete vigorously for distribution relationships. We will compete with other life insurance companies for distribution relationships primarily on the basis of our financial position, support services, compensation and product features. Selling firms may promote products offered by other life insurance companies that may offer a different variety of products than we do. Our competitiveness for such distributors also depends upon the long-term relationships we develop with them. If we are unable to attract and retain sufficient distributors, our ability to compete and our revenues would suffer.

Changes in state and federal regulation may affect our profitability.

        We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

        Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

        State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

        We are subject to the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

        Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been introduced in Congress which could result in the federal government assuming some role in the regulation of the insurance industry.

        On July 21, 2010, President Obama signed into law the Dodd-Frank Act which, among other things, imposes a comprehensive new regulatory regime on the over-the-counter ("OTC") derivatives marketplace. The derivatives legislation is set forth in Title VII of the Dodd-Frank Act entitled "Wall Street Transparency and Accountability" (the "Derivatives Title"). With limited exceptions, the provisions of the Derivatives Title become effective on the later of 360 days following enactment and, to the extent a provision requires rulemaking, not less than 60 days after publication of the final rule. Once effective, this legislation will subject swap dealers and "major swap participants" (as defined in the legislation and further clarified by the rulemaking) to substantial supervision and regulation, including capital standards, margin requirements, business conduct standards, recordkeeping and reporting requirements. It also requires central clearing for certain derivatives transactions that the U.S. Commodities Futures Trading Commission ("CFTC") determines must be cleared and are accepted for clearing by a "derivatives clearing organization" (subject to certain exceptions) and provides the CFTC with authority to impose position limits across markets. Many key concepts, processes and issues under the Derivatives Title have been left to the relevant regulators to define and address. Although it is not possible at this time to assess the impact of the Dodd-Frank Act and any future regulations implementing the new legislation, the Dodd-Frank Act and any such regulations may subject us to additional restrictions on our hedging positions which may have an adverse effect on our ability to

59

hedge risks associated with our business, including our fixed indexed annuity business, or on the cost of our hedging activity.

        The Dodd-Frank Act also created a Financial Stability and Oversight Council. The Council may designate by a 2/3 vote whether certain insurance companies and insurance holding companies pose a grave threat to the financial stability of the United States, in which case such companies would become subject to prudential regulation by the Board of Governors of the U.S. Federal Reserve (the "Federal Reserve Board") (including capital requirements, leverage limits, liquidity requirements and examinations). The Federal Reserve Board may limit such company's ability to enter into merger transactions, restrict its ability to offer financial products, require it to terminate one or more activities, or impose conditions on the manner in which it conducts activities. The Dodd-Frank Act also established a Federal Insurance Office under the U.S. Treasury Department to monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance. The director of the Federal Insurance Office will have the ability to recommend that an insurance company or an insurance holding company be subject to heightened prudential standards. The Dodd-Frank Act also provides for the preemption of state laws in certain instances involving the regulation of reinsurance and other limited insurance matters. The Dodd-Frank Act requires extensive rule-making and other future regulatory action, which in some cases will take a period of years to implement.

        The regulatory framework at the state and federal level applicable to our insurance products is evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition or results of operations.

Changes in federal income taxation laws may affect sales of our products and profitability.

        The annuity products that we will market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e. the "inside build-up") is deferred until it is received by the policyholder. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

        From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

        Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances a 3.8% tax ("Medicare Tax") may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this impending additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the US Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

60

 We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

        We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, the Financial Industry Regulatory Authority, Inc. ("FINRA"), the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

A downgrade in our parent's financial strength ratings may reduce new sales, adversely affect relationships with distributors and increase policy surrenders and withdrawals.

        Financial strength ratings are important factors in establishing the competitive position of life insurance and annuity companies. In recent years, the market for annuities has been dominated by those insurers with the highest ratings. For example, distributors and sales agents for life insurance and annuity products use the ratings as one factor in determining which insurer's annuities to market. A ratings downgrade could cause those distributors and sales agents to seek alternative carriers. In addition, a ratings downgrade could materially increase the number of policy or contract surrenders or other policy withdrawals.

        Financial strength ratings are measures of an insurance company's ability to meet policyholder obligations and generally involve quantitative and qualitative evaluations by rating agencies of a company's financial condition and operating performance. Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions. Ratings are based upon factors of concern to agents, policyholders and intermediaries and are not directed toward the protection of investors.

        There can be no assurance that our parent American Equity Life will sustain any particular rating for any given period of time or that it will not be changed or withdrawn entirely if, in a rating agency's judgment, circumstances so warrant. We have a financial support agreement with American Equity Life. Under this agreement, American Equity Life will provide support so that we have the greater of (a) statutory capital and surplus of $5 million, or (b) the amount of statutory capital and surplus as shall be necessary to maintain a RBC ratio based upon Company action level of at least 300% on an on-going basis. This agreement is not an evidence of indebtedness or an obligation or liability of American Equity Life and does not provide any of our policyholders with recourse to American Equity Life.

        The risks noted above about a downgrade in ratings are also applicable to American Equity Life. A downgrade in American Equity Life's ratings could have a material adverse effect on us because of the terms of the financial support agreement, and because our rating would also be downgraded.

PROPERTIES

        We share space with our parent, American Equity Life, which leases commercial office space in one building in West Des Moines, Iowa, under an operating lease that expires on November 21, 2021.

61

SELECTED FINANCIAL DATA [To be updated.]

        The following selected financial data should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements and related notes appearing elsewhere in this prospectus. The results for the past periods are not necessarily indicative of results that may be expected for future periods.

				August 28, 2008 (Date of Inception) to December 31, 2008
	Year ended December 31,
	2011	2010	2009
	(Dollars in thousands)
Statements of Operations Data:
Revenues:
Annuity product charges	$	$11	$—	$—
Net investment income		2,158	530	87
Net realized gains on investments		516	—	—

Total revenues		2,685	530	87

Benefits and expenses:
Interest sensitive product benefits		1,925	202	—
Amortization of deferred sales inducements		143	—	—
Amortization of deferred policy acquisition costs		375	22	—
Other operating costs and expenses		2,060	1,032	123

Total benefits and expenses		4,503	1,256	123

Loss before income taxes		(1,818)	(726)	(36)
Income tax benefit		(634)	(267)	—

Net loss	$	$(1,184)	$(459)	$(36)

	December 31,
	2011	2010	2009	2008
	(Dollars in thousands)
Balance Sheet Data:
Total investments		49,061	5,124	5,010
Total assets		60,959	33,926	6,038
Policy benefit reserves		49,163	27,900	—
Total stockholders' equity		9,366	5,384	5,978

62

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS [To be updated.]

        Management's Discussion and Analysis of Financial Condition and Results of Operations reviews our financial position at December 31, 2011 and 2010 and our results of operations for the years ended December 31, 2011, 2010 and 2009, and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our audited financial statements, notes thereto and selected financial data appearing elsewhere in this prospectus.

Cautionary Statement Regarding Forward-Looking Information

        All statements, trend analyses and other information contained in this prospectus relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", "intend", and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

  •
  customer response to new products and marketing initiatives;

  •
  changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

  •
  increasing competition in the sale of annuities;

  •
  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

  •
  the risk factors or uncertainties listed from time to time in our filings with the SEC.

For a detailed discussion of these and other factors that might affect our performance, see the sections entitled "Potential Risk Factors That May Affect Our Business And Our Future Results."

Overview

        We were formed by American Equity Life, our parent company, on August 28, 2008 for the purpose of specializing in the sale of individual fixed annuity products consisting of both unregistered and registered fixed indexed annuities. On September 5, 2008, we were capitalized through the issuance of 2,500,000 shares of common stock to American Equity Life in exchange for $5,000,000 of initial capital. From our formation through the fourth quarter of 2011, we were in the development stage with respect to product development and distribution and had limited operations. We have not issued any annuity products; however, we do expect sales to begin in 2012.

        We entered into a coinsurance agreement in 2009 with American Equity Life. Under this agreement, American Equity Life ceded 20% of its risk associated with its multi-year rate guaranteed annuities issued on or after July 1, 2009. The business ceded under this agreement was recaptured by American Equity Life effective October 1, 2010.

63

        We entered into a new coinsurance agreement in 2010 with American Equity Life whereby American Equity Life ceded 100% of its risk associated with certain traditional fixed rate annuities issued on or after January 1, 2010. Under the terms of this agreement, American Equity Life pays to us 100% of the premiums collected on the reinsured policies and we pay 100% of all policy benefits including death benefits, withdrawals and surrenders on the reinsured policies. We also pay 100% of all commission and expense allowances and all insurance taxes and charges on the reinsured policies. We hold our 100% share of the policy benefit reserves with respect to the reinsured policies. Policy benefit reserves assumed from American Equity Life under this agreement were $111.4 million at December 31, 2011.

        Under U.S. generally accepted accounting principles ("GAAP"), premium collections for deferred annuities are reported as deposit liabilities instead of as revenues. Similarly, cash payments to policyholders are reported as decreases in the liabilities for policyholder account balances and not as expenses. Sources of revenues for products accounted for as deposit liabilities are net investment income, surrender and other charges deducted from the account balances of policyholders, and net realized gains and losses on investments. Components of expenses for products accounted for as deposit liabilities are interest credited to account balances (interest sensitive product benefits), amortization of deferred sales inducements and deferred policy acquisition costs, other operating costs and expenses and income taxes. Earnings from annuity products accounted for as deposit liabilities are primarily generated from the excess of net investment income earned over the interest credited to account balances, or the "investment spread."

        Our profitability in the future will depend in large part upon the amount of assets under our management, investment spreads we earn on our policyholder account balances, our ability to manage our investment portfolio to maximize returns and minimize risks such as interest rate changes and defaults or impairment of assets, our ability to manage interest rates credited to policyholders, interest credited on business ceded to us by American Equity Life, and costs of the options purchased to fund the annual index credits on our fixed indexed annuities, our ability to manage the costs of acquiring new business (principally distribution compensation) and our ability to manage our operating expenses.

Results of Operations

Years ended December 31, 2011, 2010, and 2009.

        Net loss [increased] $         million to $         million in 2011, increased $0.7 million to $1.2 million in 2010 and increased $0.4 million to $0.5 million in 2009.

        Beginning in 2009, we have had coinsurance agreements in place with American Equity Life and our results of operations for 2011, 2010 and 2009 have been significantly influenced by the activity associated with our coinsurance agreements. See Notes 5 and 8 to our audited financial statements for a more detailed discussion and presentation of these coinsurance agreements. Net income since inception has been negatively impacted by the costs we are incurring in our development of products and distribution networks.

        Annuity product charges (surrender charges assessed against policy withdrawals) increased to $191,000 in 2011, up from $11,000 in 2010 and $0 in 2009. Withdrawals from annuity policies subject to surrender charges were $        for the year ended December 31, 2011, and $91,000 for the year ended December 31, 2010. The average surrender charge collected on withdrawals subject to a surrender charge was        % for 2011 and 12.3% for 2010.

        Net investment income [increased] to $         million in 2011, from $2.2 million in 2010 and $0.5 million in 2009. These increases were due to the growth in our annuity business from reinsurance and corresponding increases to our invested assets. Average invested assets increased to $         million in 2011 from $63.5 million in 2010 and $5.1 million in 2009. The average yield earned on invested

64

assets was        %, 3.93% and 5.42% for the years ended December 31, 2011, 2010 and 2009, respectively. [The average yield earned on average invested assets in 2010 was influenced by a high level of lower yielding short-term investments throughout the year.]

        Net realized gains on investments were $         million and $0.5 million for the years ended December 31, 2011 and 2010, respectively[, and were attributable to loan participation agreements with American Equity Life in which we participated in 56 mortgage loans at an amount of $0.6 million in principal amount for each loan. These agreements were effective June 1, 2010. On December 1, 2010, we transferred the loan participations back to American Equity Life and because of movement in interest rates during the time we held the loans the fair values increased and we realized a net gain of $0.5 million.]

        Interest sensitive product benefits increased to $2.0 million in 2011 from $1.9 million in 2010 and $0.2 million in 2009. These increases were due to the annuity business assumed by us for the entire year of 2011 and 2010 compared to only the last six months of 2009. The average interest rate credited to policies in 2011 was        % compared to 3.39% in 2010 and 3.88% in 2009.

        Amortization of deferred sales inducements increased to $         million in 2011 from $0.1 million in 2010 and $0 million in 2009. Sales inducements include premium bonuses that are credited to annuity accounts at the time the policyholder purchases the annuity and amounted to $5.2 million in 2011 and $4.4 million in 2010. There were no premium bonuses credited to policies in 2009.

        Amortization of deferred policy acquisition costs increased to $         million in 2011 from $0.4 million in 2010 and $22,000 in 2009. Policy acquisition costs incurred and deferred in 2011 were $         million compared to $6.3 million in 2010 and $1.0 million in 2009. These increases were due to higher commissions on business assumed from American Equity Life in 2011 and 2010.

        Other operating costs and expenses increased to $         million in 2011 from $2.1 million in 2010 and $1.0 million in 2009. Operating costs and expenses through 2009 were primarily incurred in connection with the filing of applications for certificates of authority to conduct insurance business in various states. We continue to work through the licensing process with various state insurance departments, but the 2010 increases have been due to increases in amounts paid to outside consultants we have engaged to assist us with the federal registration process related to our registered fixed indexed annuity product.

        Income tax benefit increased to $         million in 2011 from $0.6 million in 2010 and $0.3 million in 2009. These changes were primarily related to changes in income before income taxes and the impact of changes in the valuation allowance for deferred income tax assets related to a net operating loss carryforward. A valuation allowance was eliminated in 2009 because the net operating loss carryforward was utilized to reduce 2009 taxable income.

Financial Condition

Investments

        Our investment strategy is to maintain a predominantly investment grade fixed income portfolio, provide adequate liquidity to meet our future cash obligations to policyholders and others and maximize current income and total investment return through active investment management. Consistent with this strategy, our investments consist of fixed maturity securities.

        Insurance statutes regulate the type of investments that we are permitted to make and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, we generally seek to invest in United States government and government-sponsored agency securities and debt securities rated investment grade by

65

established nationally recognized statistical rating organizations ("NRSROs") or in securities of comparable investment quality, if not rated.

        The composition of our investment portfolio at December 31, 2011 and 2010 was as follows:

	December 31, 2011			December 31, 2010
	Carrying Amount	Percent		Carrying Amount	Percent
	(Dollars in thousands)
Fixed maturity securities:
United States Government full faith and credit	$		%	$1,005	2.0%
United States Government sponsored agencies			%	—	—%
United States municipalities, states and territories			%	22,356	45.6%
Corporate securities			%	7,655	15.6%
Non-agency residential mortgage backed securities			%	18,045	36.8%

	$		%	$49,061	100.0%

        The National Association of Insurance Commissioners ("NAIC") assigns designations to fixed maturity securities. These designations range from Class 1 (highest quality) to Class 6 (lowest quality). In general, securities are assigned a designation based upon the ratings they are given by the NRSROs. The table below presents our fixed maturity securities by NAIC designation and the equivalent NRSRO rating as of the dates indicated:

		December 31, 2011			December 31, 2010
NAIC Designation	NRSRO Equivalent Rating	Carrying Amount		Percent	Carrying Amount	Percent
		(Dollars in thousands)
1	Aaa/Aa/A	$		%	$42,909	97.7%
2	Baa			%	6,152	2.3%

Total investment grade				%	49,061	100.0%

3	Ba		—	—%	—	—%
4	B		—	—%	—	—%
5	Caa and lower		—	—%	—	—%
6	In or near default		—	—%	—	—%

Total below investment grade			—	—%	—	—%

		$		100.0%	$49,061	100.0%

        The amortized cost and fair value of fixed maturity securities by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All of our residential

66

mortgage backed securities provide for periodic payments throughout their lives and are shown below as a separate line.

	Available for Sale
	December 31, 2011		December 31, 2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollars in thousands)
Due in one year or less			$—	$—
Due after one year through five years			2,000	2,062
Due after five years through ten years			4,814	4,964
Due after ten years through twenty years			21,047	21,012
Due after twenty years			3,007	2,978

			30,868	31,016
Non-agency residential mortgage backed securities			18,053	18,045

			$48,921	$49,061

        The following table presents by category the amortized cost, gross unrealized losses and fair value of our investments as well as the number of securities in an unrealized loss position at December 31, 2011 and 2010:

	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value
		(Dollars in thousands)
December 31, 2011
Fixed maturity securities:
Available for sale:
United States Government full faith and credit
United States Government sponsored agencies
Corporate securities:
Utilities and related sectors
Non-agency residential mortgage backed securities

December 31, 2010
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	2	$566	$(18)	$548
United States municipalities, states and territories	12	12,441	(176)	12,265
Corporate securities:
Utilities and related sectors	1	473	(6)	467
Non-agency residential mortgage backed securities	4	5,241	(131)	5,110

	19	$18,721	$(331)	$18,390

        All securities held at December 31, 2011 and 2010 had been in an unrealized loss position for less than twelve months.

        All securities with unrealized losses at December 31, 2011 are relatively long in duration, making the value of such securities sensitive to changes in market interest rates. These securities carry yields less than those available at December 31, 2011 as the result of rising interest rates in 2010.

67

        Where the decline in market value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to be other than temporarily impaired because we do not intend to sell these investments and it is not more likely than not we will be required to sell these securities before a recovery of amortized cost, which may be maturity.

        All of the unrealized losses on fixed maturity securities shown in the above table for December 31, 2011 and 2010, are on securities that are rated investment grade, defined as being the highest two NAIC designations. All of the securities with unrealized losses are current with respect to the payment of principal and interest.

Liquidity and Capital Resources

        Our current primary source of cash flow is the coinsurance agreement with American Equity Life and the reinsurance premiums received on the assumed policies. In addition, we generate cash flows from the investments that we have purchased with the premiums we have received from the coinsurance agreement. We also have the ability to receive additional funds as capital contributions from American Equity Life, if needed. As discussed below in the "Transactions with Related Persons, Promoter, and Certain Control Persons—Certain Relationships and Related Person Transactions" section, we have entered into a financial support agreement with American Equity Life whereby American Equity Life will provide support in order for us to maintain the greater of $5 million in statutory capital and surplus or the amount of statutory capital and surplus necessary for us to maintain a company action level risk based capital ratio of at least 300% on an ongoing basis.

        Going forward, we expect that our primary sources of cash flow will be annuity deposits, including those assumed from American Equity Life, investment income, and proceeds from the sale or maturity of investments. We expect that the primary uses of funds will be investment purchases, payments to policyholders and American Equity Life in connection with surrenders and withdrawals, policy acquisition costs and other operating expenses.

        Liquidity requirements will be met primarily by funds provided from operations. We anticipate receiving adequate cash flow from annuity deposits and investment income to meet our obligations. Annuity liabilities are generally long-term in nature. However, a primary liquidity concern going forward will be the risk of an extraordinary level of early policyholder withdrawals. We include provisions within our annuity policies, such as surrender charges, that help limit and discourage early withdrawals.

        We believe that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of our operations, including reasonable foreseeable contingencies. During 2012, we expect to generate sufficient cash flows from annuity deposits and investment income to meet cash outflow requirements. However, we cannot predict future experience regarding benefits and surrenders since benefit and surrender levels may be influenced by factors outside of our control such as the interest rate environment and competitive factors.

        Funds which we receive as annuity deposits have been and will be invested in high quality investments to fund our future commitments. We believe that diversity of our investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of our investments, we could readily liquidate portions of our investments, if such a need arose. Sales of available for sale securities in an unrealized loss position are subject to other than temporary impairment considerations including our stated intent to hold until recovery.

68

        In the normal course of business, we enter into commitments that may obligate us to make certain payments during future periods. The following table summarizes such obligations as of December 31, 2011.

Payments Due by Period
	Total	Less Than 1 Year	1 - 3 Years	4 - 5 Years	After 5 Years
(Dollars in thousands)
December 31, 2011
Annuity products	$	$	$	$	$

(1)
Amounts shown in this table are projected payments through the year 2021 which we are contractually obligated to pay to American Equity Life under the coinsurance agreement. The payments are derived from actuarial models which assume a level interest rate scenario and incorporate assumptions regarding mortality and persistency (i.e., the likelihood of insurance business not lapsing or being replaced by another insurer's product), when applicable. These assumptions are based on our historical experience.

        Going forward, in the normal course of business we may enter into financing transactions, lease agreements, or other commitments. These commitments may obligate us to certain cash flows during future periods.

Critical Accounting Policies

        The increasing complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. We have identified three critical accounting policies that are complex and require significant judgment. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Valuation of Investments

        Our fixed maturity securities (bonds maturing more than one year after issuance) classified as available for sale are reported at fair value. Unrealized gains and losses, if any, on these securities are included directly in stockholder's equity as a component of accumulated other comprehensive income (loss), net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements. Unrealized gains and losses represent the difference between the amortized cost or cost basis and the fair value of these investments. We use significant judgment within the process used to determine fair value of these investments.

        GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. We categorize our investments into three levels of fair value hierarchy based on the priority for use of inputs in determining fair value. The hierarchy defines the highest priority inputs (Level 1) as quoted prices in active markets for identical assets. The lowest priority inputs (Level 3) are our own assumptions about what a market participant would use in determining fair value such as estimated future cash flows. We categorize financial assets recorded at fair value in the balance sheets as follows:

Level 1—	Quoted prices are available in active markets for identical financial instruments as of the reporting date. We do not adjust the quoted price for these financial instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

69

Level 2—	Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active; and models and other valuation methodologies using inputs other than quoted prices that are observable.
Level 3—
Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in Level 3 are securities for which no market activity or data exists and for which we used discounted expected future cash flows with our own assumptions about what a market participant would use in determining fair value.

        The following table presents the fair value of fixed maturity securities, available for sale, by pricing source and fair value accounting hierarchy levels as of December 31, 2011 and 2010, respectively.

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	(U.S. Dollars in Thousands)
December 31, 2011
Priced via third party pricing services
Priced via independent broker quotations

% of Total

December 31, 2010
Priced via third party pricing services	$1,005	$46,056	$—	$47,061
Priced via independent broker quotations	—	2,000	—	2,000

	$1,005	$48,056	$—	$49,061

% of Total	2.0%	98.0%	—%	100.0%

        Management's assessment of all available data when determining fair value of our investments is necessary to appropriately apply fair value accounting.

        We utilize independent pricing services in estimating the fair values of investment securities. The independent pricing services incorporate a variety of observable market data in their valuation techniques, including:

  •
  reported trading prices,

  •
  benchmark yields,

  •
  broker-dealer quotes,

  •
  benchmark securities,

  •
  bids and offers,

  •
  credit ratings,

  •
  relative credit information, and

  •
  other reference data.

70

        The independent pricing services also take into account perceived market movements and sector news, as well as a security's terms and conditions, including any features specific to that issue that may influence risk and marketability. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. We generally obtain one quote or price for each of our investment securities from our primary external pricing service. In situations where a quote or price is not available from this service, we may obtain further quotes or prices from additional parties as needed.

        The independent pricing services provide quoted market prices when available. Quoted prices are not always available due to market inactivity. Valuations and quotes obtained from third party commercial pricing services are non-binding and do not represent quotes or prices at which one may execute the disposition of the assets.

        In addition, we obtain prices from a broker for our callable United States government sponsored agency securities. Market indices of similar rated asset class spreads are considered for valuations and broker indications of similar securities are compared. Inputs used by the broker include market information, such as yield data and other factors relating to instruments or securities with similar characteristics.

        We validate external valuations at least quarterly through a combination of procedures that include the evaluation of methodologies used by the pricing services, analytical reviews and performance analysis of the prices against trends, and maintenance of a securities watch list. Additionally, as needed we utilize discounted cash flow models or perform independent valuations on a case-by-case basis of inputs and assumptions similar to those used by the pricing services. Although we do identify differences from time to time as a result of these validation procedures, we did not make any significant adjustments to the fair value of our investments as of December 31, 2011 and 2010.

Evaluation of Other Than Temporary Impairments

        The evaluation of investments for other than temporary impairments involves significant judgment and estimates by management. We review and analyze all investments on an ongoing basis for changes in market interest rates and credit deterioration. This review process includes analyzing our ability to recover the amortized cost or cost basis of each investment that has a fair value that is lower than its amortized cost or cost and requires a high degree of management judgment and involves uncertainty. The evaluation of securities for other than temporary impairments is a quantitative and qualitative process, which is subject to risks and uncertainties.

        We have a policy and process in place to identify securities that could potentially have an impairment that is other than temporary. This process involves monitoring market events and other items that could impact issuers. The evaluation includes but is not limited to such factors as:

  •
  the length of time and the extent to which the fair value has been less than amortized cost or cost;

  •
  whether the issuer is current on all payments and all contractual payments have been made as agreed;

  •
  the remaining payment terms and the financial condition and near-term prospects of the issuer;

  •
  the lack of ability to refinance due to liquidity problems in the credit market;

  •
  the fair value of any underlying collateral;

  •
  the existence of any credit protection available;

  •
  our intent to sell and whether it is more likely than not we would be required to sell debt securities prior to recovery;

71

  •
  consideration of rating agency actions; and

  •
  changes in estimated cash flows of residential mortgage backed securities.

        We determine whether other than temporary impairment losses should be recognized for debt securities by assessing all facts and circumstances surrounding each security. Where the decline in market value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to be other than temporarily impaired because we do not intend to sell these investments and it is not more likely than not we will be required to sell these investments before a recovery of amortized cost, which may be maturity.

        If we intend to sell a debt security or if it is more likely than not that we will be required to sell a debt security before recovery of its amortized cost basis, other than temporary impairment has occurred and the difference between amortized cost and fair value will be recognized as a loss in operations.

        If we do not intend to sell and it is not more likely than not we will be required to sell the debt security but also do not expect to recover the entire amortized cost basis of the security, an impairment loss would be recognized in operations in the amount of the expected credit loss by calculating the present value of the cash flows expected to be collected. The difference between the present value of expected future cash flows and the amortized cost basis of the security is the amount of credit loss recognized in operations. The remaining amount of the other than temporary impairment is recognized in other comprehensive loss.

        The determination of the credit loss component of a residential mortgage backed security is based on a number of factors. The primary consideration in this evaluation process is the issuer's ability to meet current and future interest and principal payments as contractually stated at time of purchase. Our review of these securities includes an analysis of the cash flow modeling under various default scenarios considering independent third party benchmarks, the seniority of the specific tranche within the structure of the security, the composition of the collateral and the actual default, loss severity and prepayment experience exhibited. With the input of third party assumptions for default projections, loss severity and prepayment expectations, we evaluate the cash flow projections to determine whether the security is performing in accordance with its contractual obligation.

        We utilize the models from a leading structured product software specialist serving institutional investors. These models incorporate each security's seniority and cash flow structure. In circumstances where the analysis implies a potential for principal loss at some point in the future, we use our "best estimate" cash flow projection discounted at the security's effective yield at acquisition to determine the amount of our potential credit loss associated with this security. The discounted expected future cash flows equates to our expected recovery value. Any shortfall of the expected recovery when compared to the amortized cost of the security will be recorded as the credit loss component of other than temporary impairment.

        The cash flow modeling is performed on a security-by-security basis and incorporates actual cash flows on the residential mortgage backed securities through the current period, as well as the projection of remaining cash flows using a number of assumptions including default rates, prepayment rates and loss severity rates. The default curves we use are tailored to Prime residential mortgage backed securities that we own, which assume lower default rates and loss severity for Prime securities versus Alt-A or sub-Prime securities. These default curves are scaled higher or lower depending on factors such as current underlying mortgage loan performance, rating agency loss projections, loan to value ratios, geographic diversity, as well as other appropriate considerations. The default curves generally assume lower loss levels for older vintage securities versus more recent vintage securities, which reflects the decline in underwriting standards over the years.

72

        The determination of the credit loss component of a corporate bond (including redeemable preferred stocks) is based on the underlying financial performance of the issuer and its ability to meet its contractual obligations. Considerations in our evaluation include, but are not limited to, credit rating changes, financial statement and ratio analysis, changes in management, large changes in credit spreads, breaches of financial covenants and a review of the economic outlook for the industry and markets in which they trade. In circumstances where an issuer appears unlikely to meet its future obligation, or the security's price decline is deemed other than temporary, an estimate of credit loss is determined. Credit loss is calculated using default probabilities as derived from the credit default swaps markets in conjunction with recovery rates derived from independent third party analysis or a best estimate of credit loss. This credit loss rate is then incorporated into a present value calculation based on an expected principal loss in the future discounted at the yield at the date of purchase and compared to amortized cost to determine the amount of credit loss associated with the security.

        In addition, for debt securities which we do not intend to sell and it is not more likely than not we will be required to sell, but our intent changes due to changes or events that could not have been reasonably anticipated, an other than temporary impairment charge is recognized. Once an impairment charge has been recorded, we then continue to review the other than temporarily impaired securities for appropriate valuation on an ongoing basis. Unrealized losses may be recognized in future periods through a charge to earnings, should we later conclude that the decline in fair value below amortized cost is other than temporary pursuant to our accounting policy described above. The use of different methodologies and assumptions to determine the fair value of investments and the timing and amount of impairments may have a material effect on the amounts presented in our consolidated financial statements.

Deferred Policy Acquisition Costs and Deferred Sales Inducements

        Costs relating to the origination of new business are not expensed when incurred but instead are capitalized as deferred policy acquisition costs or deferred sales inducements. Only costs which are expected to be recovered from future policy revenues and gross profits may be deferred.

        Deferred policy acquisition costs and deferred sales inducements are subject to loss recognition testing on a quarterly basis or when an event occurs that may warrant loss recognition. Deferred policy acquisition costs consist principally of commissions and certain costs of policy issuance. Deferred sales inducements consist of premium bonuses credited to policyholder account balances.

        For annuity products, these costs are being amortized generally in proportion to expected gross profits from interest margins and, to a lesser extent, from surrender charges. Current period amortization is adjusted retrospectively through an unlocking process when estimates of current or future gross profits/margins (including the impact of realized investment gains and losses) to be realized from a group of products are revised. Our estimates of future gross profit/margins are based on actual assumptions related to the underlying policies' terms, lives of the policies, yield on investments supporting the liabilities and level of expenses necessary to maintain the policies over their entire lives. Revisions are made based on historical results and our best estimates of future experience.

New Accounting Pronouncements

        In January 2010, the Financial Accounting Standards Board ("FASB") issued an accounting standards update that expands the disclosure requirements related to fair value measurements. A reporting entity is now required to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurement categories and describe the reasons for the transfers. Additionally, a reporting entity will be required to present on a gross basis rather than as one net number information about the purchases, sales, issuances and settlements of financial instruments that are categorized as Level 3 for fair value measurements. Clarification on existing disclosure requirements is also provided in this update relating to the level of disaggregation of information as to

73

determining appropriate classes of assets and liabilities as well as disclosure requirements regarding valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. This standard was effective for us on January 1, 2010. The disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements will become effective for fiscal years beginning after December 15, 2010.

        In October 2010, as a result of a consensus of the FASB Emerging Issues Task Force, the FASB issued an accounting standards update that modifies the definition of the types of costs incurred that can be capitalized in the acquisition of new and renewal insurance contracts. This guidance defines the costs that qualify for deferral as incremental direct costs that result directly from and are essential to successful contract transactions and would not have been incurred by the insurance entity had the contract transactions not occurred. In addition, it lists certain costs as deferrable as those that are directly related to underwriting, policy issuance and processing, medical and inspection, and sales force contract selling as deferrable, as well as the portion of an employee's total compensation related directly to time spent performing those activities for actual acquired contracts and other costs related directly to those activities that would not have been incurred if the contract had not been acquired. This amendment to current GAAP should be applied prospectively and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011, with retrospective application permitted. We are currently evaluating the impact of the guidance on our consolidated financial statements. See note 4 for the policy issue costs that could be subject to non-deferral.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Given our limited operations to date, we are not currently subject to any material market risk exposures. However, in future periods, we expect to have exposure to market risk through both our insurance operations and investment activities.

        Interest rate risk will be our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. The profitability of most of our annuity products and the annuity business we assume from American Equity Life will depend on the spreads between interest yield on investments and rates credited on the annuity policies. We will have the ability to adjust crediting rates (caps on indexed interest we credit for indexed annuities) on substantially all of our annuity policies at least annually (subject to minimum guaranteed values), and the crediting rates on the annuity business assumed from American Equity Life are also adjustable annually. In addition, substantially all of our annuity products and the annuity business we assume from American Equity Life will have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

        A major component of our interest rate risk management program will be structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our issued and assumed annuity business. We will use computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations will enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our issued and assumed annuity business and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The "duration" of a security is the time weighted present value of the security's expected cash flows and is used to measure a security's sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities.

74

        With respect to our fixed indexed annuities, we intend to purchase call options on the applicable indices to fund the annual index credits on such annuities. These options will be primarily one-year instruments purchased to match the funding requirements of the underlying policies. Fair value changes associated with these investments should substantially be offset by an increase or decrease in the amounts added to policyholder account balances for index products.

        On the anniversary dates of the indexed annuities, we will purchase new one-year call options to fund the next annual index credits. The risk associated with these prospective purchases is the uncertainty of the cost, which will determine whether we are able to earn our spread on our index business. We will manage this risk through the terms of our annuities, which will permit us to change caps on indexed interest we credit subject to contractual minimums. By modifying caps, we can limit option costs to budgeted amounts, except in cases where the contractual minimums would prevent further modifications.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is information regarding our current directors and executive officers. There are no family relationships among any directors or executive officers.

Name	Age	Position
David Jeff Noble	80	President, Chief Executive Officer and Chairman of the Board
Debra Jane Richardson	55	Executive Vice President, Secretary and Director
John Michael Matovina	57	Executive Vice President, Chief Financial Officer, Treasurer and Director
Wendy Carlson Waugaman	51	Assistant Secretary and Director
Terry A. Reimer	66	Executive Vice President and Director
Carole L. Hunt	45	Executive Vice President

        David J. Noble has served as our President, Chief Executive Officer and Chairman of the Board since our formation in 2008. He serves as Executive Chairman of the Board of the Holding Company and he served as Chairman, Chief Executive Officer, President and Treasurer of the Holding Company since its formation in 1995 until January 1, 2009. He also served as Chairman of American Equity Life since its formation in 1995. He served as President of American Equity Life from its formation in 1995 until March, 2001. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a director of Twenty Services, Inc. Mr. Noble's prior service as Chief Executive Officer, President and Treasurer of the Holding Company gives him unique insights into our challenges, opportunities and operations. This, along with his years of experience in the insurance industry, led the Board of Directors to conclude that Mr. Noble should serve as a director of the Company.

        Debra J. Richardson has served as our Executive Vice President, Secretary and director since our formation in 2008. She has been Executive Vice President and Secretary of the Holding Company since January 1, 2009 and director since August, 2008. Prior to January 1, 2009 she served as Senior Vice President and Secretary of the Holding Company since 1996. Ms. Richardson has been involved in the insurance industry for over 30 years. Ms. Richardson's experience as an executive of the Holding Company and her years of involvement in the insurance industry led the Board of Directors to conclude that Ms. Richardson should serve as a director of the Company.

        John M. Matovina has been our Chief Financial Officer, Treasurer, Executive Vice President, and a director since our formation in 2008. He has served as Vice Chairman, Chief Financial Officer and Treasurer of the Holding Company since January 1, 2009. Prior to that, Mr. Matovina had served as the Vice Chairman of the Holding Company since June 2003. Mr. Matovina is a certified public accountant and has more than 30 years of experience in the accounting and insurance industries. Mr. Matovina's role as Vice Chairman, Chief Financial Officer and Treasurer of the Holding Company as well as his

75

years of experience in and extensive knowledge of the accounting and the insurance industries led the Board of Directors to conclude that Mr. Matovina should serve as a director of the Company.

        Wendy C. Waugaman has been Assistant Secretary and director of the Company since our formation in 2008. She has served as Chief Executive Officer and President of the Holding Company since January 1, 2009. Prior to that, she was the Chief Financial Officer and General Counsel of the Holding Company since June 1999. Before joining the Holding Company, she served as outside corporate counsel from its inception in 1995. Ms. Waugaman was previously a partner in the firm of Whitfield & Eddy, P.L.C., Des Moines, Iowa, where she practiced law from 1985 until June 1999. Ms. Waugaman is also a certified public accountant. Ms. Waugaman's role as Chief Executive Officer and President of the Holding Company and former role as Chief Financial Officer and General Counsel of the Holding Company provides her with intimate knowledge of the company's operations. Her legal and financial background led the Board of Directors to conclude that Ms. Waugaman should serve as a director of the Company.

        Terry A. Reimer is Executive Vice President and Director of the Company. Mr. Reimer has also served as Executive Vice President, Chief Operating Officer and Treasurer of the Holding Company since November 1996. Mr. Reimer received his B.S. from Iowa State University. He is also a certified public accountant and has been involved in the insurance industry for over 30 years.

        Carole L. Hunt serves as Executive Vice President for the Company. Ms. Hunt joined in November of 2011 as Executive Vice President for Eagle Life Insurance Company. Ms. Hunt has been in the insurance industry for over 16 years in a variety of operational, compliance and management roles. Most recently, prior to joining the Company, Ms. Hunt was affiliated with another insurance company/ broker dealer for 9 years in a compliance management position. Ms. Hunt also holds a J.D. and is licensed to practice law in the state of Iowa.

  Involvement in Legal Proceedings.

        During the past ten (10) years, no officer or director of the Company has been involved in any legal proceedings which are material to an evaluation of the ability or integrity of the officer or director. However, on March 3, 2010, the Holding Company, Mr. Noble and Ms. Waugaman entered into settlements with the SEC related to allegations that the Holding Company, Mr. Noble and Ms. Waugaman committed proxy disclosure violations in connection with the Holding Company's 2006 proxy statement. The Holding Company, Mr. Noble and Ms. Waugaman agreed to settle the proxy charges without admitting or denying the allegations of the SEC's complaint. The SEC's complaint did not make any allegations of fraud against the Holding Company, Mr. Noble or Ms. Waugaman, nor did the complaint allege misstatements in financial reporting. Additionally, the SEC did not limit Mr. Noble's or Ms. Waugaman's involvement with the Holding Company or any of its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

        We currently have two permanent committees of the Board of Directors described below.

        Executive Committee.    The executive committee performs the following functions, among others:

  •
  except as prohibited by applicable law, exercises, between meetings of our Board of Directors, all of the powers and authority of the Board in our direction and management;

  •
  reviews corporate matters presented, or to be presented, to our Board of Directors; and

  •
  makes recommendations to our Board of Directors on policy matters.

76

        Investment Committee.    The investment committee performs the following functions, among others:

  •
  oversees the management of our assets and liabilities;

  •
  makes recommendations to our Board of Directors regarding investment policy; and

  •
  reviews procedures and practices relating to our investment activities.

        Our Board of Directors has also authorized the Holding Company Audit Committee (the "Audit Committee") to perform the following functions for us, including among others, assisting the Board of Director's oversight of: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements as they pertain to the financial statements and annual audit process; (c) our independent auditors' qualifications and independence and the performance of our independent auditors; and (d) our internal audit function. The Audit Committee is governed by a written charter approved by the board of directors of the Holding Company. The charter is posted on the Holding Company's website at www.american-equity.com.

        The Audit Committee is comprised of four independent directors: Robert L. Hilton, Robert L. Howe, A. J. Strickland, III and Harley A. Whitfield, Sr. The Audit Committee must include only directors who satisfy the independence requirements under the Sarbanes-Oxley Act of 2002 ("SOX") and the New York Stock Exchange ("NYSE") Rules. In addition, all Audit Committee members must have the ability to read and understand financial statements. The board of directors of the Holding Company has determined that all members of the Audit Committee meet such standards. In addition, the board of directors of the Holding Company has determined that Mr. Howe is an "audit committee financial expert," as that term is defined by the SEC.

Compensation of the Board of Directors

        Each member of our Board of Directors is an officer of the Company and is not separately compensated for their services as director. We do not reimburse our directors for the expenses they incur in attending meetings of the Board of Directors or meetings of committees of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

        Our Board of Directors has not established a compensation committee. Currently, we have one executive officer who is compensated directly by the Company, and under a management services agreement between our parent American Equity Life and us, we share certain personnel with American Equity Life and all employees who provide services to us under such agreement are American Equity Life employees and are paid by American Equity Life. Their compensation-related costs are allocated to us as described in the "Executive Compensation" section on page            . The compensation policies and programs of the Holding Company, American Equity Life's parent and our ultimate parent, determine the compensation of officers of American Equity Life, including the officers we share with American Equity Life, and the Company's executive officer who is directly compensated by it.

77

COMPENSATION [To be updated.]

  Executive Compensation

        We share personnel with our parent, American Equity Life, pursuant to a management services agreement between American Equity Life and us. Our operational needs are met by American Equity Life and certain of its direct and indirect affiliates pursuant to the management services agreement. In addition, we currently have one executive officer who is compensated directly by the Company, and under a management services agreement, certain executive officers and employees who provide services to us under such agreement are American Equity Life executive officers or employees and are paid by American Equity Life. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing services to us. Aside from Carole Hunt, our directors and executive officers are not specifically compensated for their work for us. Ms. Hunt would not be considered compensated under the management services agreement.

        In order to help you understand the compensation-related costs that will be allocated to us under the management services agreement with respect to our executive officers identified in the table under the caption entitled "Directors and Executive Officers" in this prospectus (whom we refer to as our "shared named executive officers") and the Company's executive officer who is directly compensated by it, we have set forth below a discussion of the compensation policies and programs of the Holding Company, the direct parent of American Equity Life, and our indirect parent. The compensation policies and programs of the Holding Company determine the compensation of executive officers of American Equity Life, including our shared named executive officers, and the Company's executive officer who is directly compensated by it.

        Compensation Discussion and Analysis—Holding Company.    The Holding Company's compensation policies and programs are designed to:

  •
  attract and retain highly qualified and motivated executive officers and employees;

  •
  encourage and reward achievement of annual and long-term goals; and

  •
  encourage executive officers and employees to become shareholders of the Holding Company with interests aligned with those of other shareholders of the Holding Company.

        Section 162(m) of the IRC limits deductible compensation to $1 million for certain executives, with the exception of "performance-based compensation." Compensation to the Holding Company's executive officers in 2011 and all prior years was below this threshold and thus fully deductible for federal income tax purposes. The deductibility of future compensation will be dependent on the Holding Company's financial results which impact the compensation of its executive officers and likewise, will affect the future compensation-related costs allocated to us under the management services agreement.

        Named Executives.    The primary elements of compensation for the executive officers of the Holding Company include:

  •
  Base pay;

  •
  Discretionary annual cash bonuses;

  •
  Incentive compensation pursuant to the Short-Term Performance Incentive Plan; and

  •
  Long-term equity incentive compensation through stock options.

        Base Pay and Discretionary Cash Bonuses.    In 2009, the Holding Company Compensation Committee recognized that the base salary for the named executives was, and had historically been, significantly lower than the salaries of comparable executives of companies in our industry.

78

Consequently, in June 2009, the Holding Company Compensation Committee approved an increase in salaries for the named executives, other than Mr. Noble. The increase was approved following a review of a compensation study prepared by Pearl Meyer & Partners ("Pearl Meyer"). In an effort to bring the base salaries of its executive officers, including the named executive officers, closer to the industry standard, the Holding Company Compensation Committee determined that the Holding Company should increase base salaries to approximate the 25th percentile of the peer group levels over a two-year period (2009 and 2010), with the first portion of the increase retroactive to January 1, 2009. To develop a blended market consensus base salary for each of the positions of the named executives, Pearl Meyer utilized proxy data from 11 insurance companies having total assets in 2008 from $4.0 billion to $28.8 billion (Conseco, Inc., American Financial Group, Inc., Reinsurance Group of America, Incorporated, Torchmark Corporation, StanCorp Financial Group, Inc., FBL Financial Group, Inc., OneBeacon Insurance Group, Ltd., National Western Life Insurance Company, Horace Mann Educators Corporation, SWS Group, Inc., and Kansas City Life Insurance Company). Pearl Meyer also utilized public and private survey data from 2008 for the financial service and insurance industries of companies having assets from $4 billion to $34 billion (trend adjusted to January 1, 2009). Consistent with the foregoing, on March 29, 2010, the Holding Company Compensation Committee recommended, and the Board of Directors approved, the following base salaries retroactive to January 1, 2010: Mr. Noble—$650,000; Ms. Waugaman—$550,000; Mr. Matovina—$450,000; and Ms. Richardson—$425,000.

        Through March 15, 2010, Mr. Noble made recommendations to the Holding Company Compensation Committee regarding the amount of discretionary annual cash bonuses paid to executive officers of the Holding Company, including the named executives, and the Holding Company Compensation Committee reviewed and approved these recommendations. In making such recommendations, Mr. Noble considered the historical levels of compensation of such officers and the financial results and performance of the Holding Company including attainment of sales, asset growth and earnings objectives. On March 15, 2010, the Holding Company Compensation Committee approved the recommendations of Mr. Noble with respect to the payment of discretionary cash bonuses in March 2010 to the Holding Company system executive officers, including $50,000 each to Ms. Waugaman, Mr. Matovina and Ms. Richardson in recognition of the record financial performance of the Holding Company during 2009. On March 15, 2010, the Holding Company Compensation Committee also approved the payment of a discretionary cash bonus of $50,000 in March 2010 to Mr. Noble in recognition of the record financial performance of the Holding Company during 2009.

        We will be allocated compensation-related costs under the management services agreement with respect to base pay, and applicable taxes associated therewith, paid to our shared named executive officers based on various factors, the primary being the estimated time allocated to providing services to us.

        Incentive Compensation.    During late 2009 and early 2010, the Holding Company Compensation Committee directed Holding Company management to develop a short-term incentive compensation program for 2010. On March 28, 2010, management proposed and the Holding Company Compensation Committee approved a Short-Term Incentive Compensation Program for management personnel, which includes the named executives. The Holding Company Board of Directors approved the Short-Term Incentive Compensatory Program on March 29, 2010. This program differs materially from prior programs in terms of design and award opportunities, which management and the Holding Company Compensation Committee believe will significantly improve its internal effectiveness and external competitiveness. There were two components to the short-term incentive program design for 2010 for the named executives—a Performance Incentive Plan and a Production Incentive Plan.

        Under the Performance Incentive Plan, each named executive had a threshold, target and maximum incentive opportunity expressed as a percent of base salary. These earning opportunities were tied to threshold, target and maximum performance goals established with respect to the Holding

79

Company's Invested Asset Growth and Return on Average Equity ("ROAE"), based on operating income, for fiscal year 2010. Holding Company management and the Holding Company Compensation Committee believed that the combination of growth and returns creates the proper focus and alignment for maximizing short-term and long-term Holding Company shareholder value creation. For purposes of calculating any incentive awards under the Performance Incentive Plan, Invested Asset Growth was weighted 35% and ROAE is weighted 65%. For any awards earned under the Performance Incentive Plan for fiscal year 2010 performance, 70% of such award was paid in cash and 30% was paid in restricted stock. The portion paid in restricted stock is subject to cliff vesting three years from the grant date (other than grants to retirement eligible individuals which vest immediately) in order to mitigate any risk of focusing only on short-term performance and to create an additional retention mechanism for key personnel.

        Under the Production Incentive Plan, each named executive could earn additional short-term incentive awards based on the Holding Company's Gross Production and ROAE during fiscal year 2010. The combination of these measures, which were equally weighted, produced an incentive pool that was available to the top 50 managers of the Holding Company system, including the named executives. The top 10 Holding Company system executives (including the named executives) were allocated 70% of the incentive pool earned under the Performance Incentive Plan for 2010 based on their relative base salary as a percent of total base salaries for the group. The remaining 30% of the pool was distributed on a discretionary basis to any or all of the top 50 managers of the Holding Company system, including the named executives. Awards earned under the Production Incentive Plan for fiscal year 2010 were paid in cash.

        For the named executives, the combination of the two programs created a target award opportunity equal to approximately 32% of base salary, which in conjunction with the changes to base salary improved the competitive positioning of target total cash compensation (base salary plus target short-term incentive opportunity) over prior years but remains below the market 50th percentile data provided by the Holding Company Compensation Committee's independent compensation consultant. The maximum award opportunity for the named executives, before consideration of any discretionary awards, was equal to approximately 66% of base salary, which Holding Company management and the Holding Company Compensation Committee believes is competitive and appropriate without creating an incentive to take undue or unnecessary risk that could materially harm the Holding Company.

        The target goals under the Performance Incentive Plan for 2010 were $2.2 billion for Invested Asset Growth and ROAE of 12%. The actual results for 2010 were Invested Asset Growth of $3.4 billion and ROAE of 13.1%. The target goals under the Production Incentive Plan for 2010 were Gross Production of $3 billion and ROAE of 12%. The actual Gross Production for 2010 was $4.3 billion. The combination of the results under the two programs resulted in an award to each of the named executives equal to approximately 55% of base salary. Each named executive also received a $20,000 discretionary bonus pursuant to the Production Incentive Plan for 2010.

        On March 15, 2011, Holding Company management proposed and the Holding Company Compensation Committee approved the structure of the 2011 incentive program under the Short-Term Performance Incentive Plan for senior management personnel, which included the named executives. There is one component to the short-term incentive program design for 2011 for the named executives—a Performance Incentive Plan. Under the Performance Incentive Plan for 2011, each named executive has a threshold, target and maximum incentive opportunity expressed as a percent of base salary. These earning opportunities are tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth and ROAE based on operating income for fiscal year 2011. Holding Company Management and the Holding Company Compensation Committee believe that the combination of growth and returns create the proper focus and alignment for maximizing short-term and long-term shareholder value creation. For purposes of calculating any incentive awards for fiscal year 2011 under the Performance Incentive Plan, Invested Asset Growth is

80

weighted 50% and ROAE is weighted 50%. For any awards earned under the Performance Incentive Plan for fiscal 2011 performance, 80% of such award will be paid in cash and 20% will be paid in restricted stock. The portion to be paid in restricted stock will be subject to cliff vesting three years from the grant date (other than grants to retirement eligible individuals which vest immediately) in order to mitigate any risk of focusing only on short-term performance and to create an additional retention mechanism for key personnel.

        For the named executives, the 2011 incentive program under the Short-Term Performance Incentive Plan creates a target award opportunity equal to 40% of base salary. The maximum award opportunity for the named executives is equal to 80% of base salary, which management and the Holding Company Compensation Committee believes is competitive and appropriate without creating an incentive to take undue or unnecessary risk that could materially harm the Holding Company.

        The specific performance goals for the 2011 incentive program under the Short-Term Performance Incentive Plan will be disclosed in the Holding Company's Proxy Statement for next year. However, at the time the performance goals were approved by the Holding Company Compensation Committee, it was believed that the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Holding Company's business plan and the realization of macro-economic and stock market conditions reasonably aligned with the Holding Company's near term expectations.

        We will be not be allocated any compensation-related costs under the management services agreement with respect to the incentive compensation paid to our shared named executive officers.

        Stock Ownership and Long-Term Equity Compensation.    The Holding Company emphasizes long-term equity compensation in the total compensation package for all employees and particularly for senior officers. The Holding Company believes this helps align the interests of such employees and officers with shareholders of the Holding Company and creates an incentive to build value for the shareholders of the Holding Company through growth in profitability targets, including gross spread earnings on annuity liability reserves, net operating earnings and return of operating earnings on average equity. Senior officers of the Holding Company are encouraged to own shares of the Holding Company's common stock. No particular level of stock ownership is required. In addition, long-term equity compensation has been provided in the form of stock options granted under employee stock option plans adopted by the Holding Company's Board of Directors and approved by the shareholders of the Holding Company.

        All options granted under the Holding Company's employee stock option plans from and after the Holding Company's IPO have an exercise price equal to the closing public market value of the shares on the date of grant. There has been no backdating. Options granted prior to the IPO have an exercise price equal to the fair market value of the shares as determined by the Holding Company's Board of Directors in its discretion. All options granted under the employee stock option plans have vesting periods of either six months or thirty-six months and may be exercised for a period of no more than ten years from the date of grant. The maximum number of shares subject to stock options which may be granted to any employee in any one year is 75,000. The exercise price of an option may be paid in cash, Common Stock or by a promissory note, to the extent permitted by law. The Holding Company has also established a "cashless exercise" arrangement whereby an optionee delivers an exercise notice and irrevocable instructions to an approved registered broker to sell shares and deliver the exercise price in cash.

        To reinforce the emphasis on long-term equity compensation and to better align the interests of Holding Company senior officers with those of its shareholders, Ms. Waugaman, Mr. Matovina and Ms. Richardson each received options to purchase 47,250 shares of Holding Company Common Stock on March 15, 2010, Mr. Noble received options to purchase 50,000 shares of Holding Company Common Stock on March 31, 2010, and each of the Holding Company's named executive officers

81

received options to purchase 27,250 shares of its Common Stock (25,000 with respect to Mr. Noble) on June 11, 2010. The per share exercise price is $10.24 for the options granted on March 15, 2010, $10.65 for the options granted on March 31, 2010 and $9.27 for the options granted on June 11, 2010. The vesting period for the options is thirty-six months from the grant date or the date the optionee retires if such retirement occurs after the age of 65 and following 10 years of service with the Holding Company.

        We will not be allocated any compensation-related costs under the management services agreement with respect to long-term equity compensation paid to our shared named executive officers.

        Change in Control, Separation and Retirement Arrangements.    The Holding Company has no written employment contracts or separation agreements with any of its officers or employees other than the separation agreement with Kevin M. Wingert, a former executive and director, filed on an amendment to the Holding Company's Form 8-K on January 2, 2009, and Mr. Noble's Retirement Benefit Agreement, as amended, filed on the Holding Company's Form 8-K on April 2, 2010. The Retirement Benefit Agreement provides certain retirement benefits to Mr. Noble in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations. The terms of this agreement were negotiated in consultation with and following input from Pearl Meyer, the Holding Company Compensation Committee's compensation consultant. Specifically, Pearl Meyer reviewed multiple drafts of the Retirement Benefit Agreement and provided guidance as to specific terms based on its experience with similar agreements. In the event of Mr. Noble's retirement, the Retirement Benefit Agreement provides that Mr. Noble will receive a monthly benefit of $54,167 or such higher amount which reflects one-twelfth of Mr. Noble's annual base salary as in effect at the time of his retirement for five years following his retirement for a total of 60 monthly installments (the "Retirement Benefit"); provided, however, that if Mr. Noble dies before all 60 monthly installments have been paid, then (a) if at the time of his death he is married, his wife will receive the monthly payments until the earliest of (i) the 24-month anniversary of Mr. Noble's death, (ii) her death and (iii) such time as all 60 monthly installments have been paid; or (b) if Mr, Noble dies without a surviving spouse, the payment of the Retirement Benefit will cease upon his death. In addition, during his lifetime, Mr. Noble will continue to receive health benefits generally available to the Holding Company's senior executive officers under various Holding Company system benefit plans. The Agreement also contains confidentiality, non-competition and non-solicitation provisions which continue for two years following Mr. Noble's retirement.

        To promote retention of senior officers, the Holding Company has entered into change in control agreements with a small group of its executives including each of the named executives except Mr. Noble. Each January 1, the term of each of these agreements is automatically extended one year unless the Holding Company has given ninety days' notice that it will not extend the term of the agreement. With certain exceptions, an executive is entitled to payments for a period of twenty-four or thirty-six months following a change in control if his or her employment is terminated for certain reasons within twenty-four or thirty-six months following a change in control. Such payments are equal to two or three times the amount of the executive's base salary plus "target annual bonus". These agreements also provide for the continuation of health, dental and life insurance benefits during the twenty-four and thirty-six month periods. If payments under these agreements become subject to the "golden parachute" excise tax imposed by Internal Revenue Code Sections 280G and 4999, then the named executives will be entitled to receive an additional "gross-up" payment that is sufficient to pay the golden parachute excise tax and all other taxes, interest and penalties associated with the excise tax and gross-up payment. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        We will not be allocated any compensation-related costs under the change in control arrangements with respect to our shared named executive officers.

82

        Non-Qualified Deferred Compensation Arrangements.    The Holding Company permits senior officers of the Holding Company to defer on an elective basis a specified portion of their base salaries, annual cash bonuses and amounts paid under the cash incentive plan. Any such deferrals must be made pursuant to a non-qualified deferred compensation agreement between the officer and the Holding Company with deferred amounts contributed to the American Equity Officers Rabbi Trust. The investment of deferred amounts is directed by the individual officers and the return on such investments is added to the deferred account balance of such officer. No above market returns are paid on deferred amounts. Mr. Noble, Ms. Waugaman and Ms. Richardson have each invested a portion of their deferred compensation accounts in the Holding Company's Common Stock and dividends paid on that stock have been credited to their accounts. The balance of the deferred compensation account will be distributed to an executive who has elected to make such deferrals upon his or her death, disability or separation from service.

        We will not be allocated any compensation-related costs under these arrangements with respect to our shared named executive officers.

        Other Compensation.    The Holding Company has a qualified 401(k) plan for all Holding Company system employees who are eligible after thirty days of employment and attainment of age 18. 50% of employee contributions to the plan are matched up to 4% of the employee's total compensation, subject to the limitations specified in the IRC. In addition to the 401(k) plan, all Holding Company system employees participate in the American Equity Employee Stock Ownership Plan ("ESOP") as described below. The Holding Company system offers a package of insurance benefits to all Holding Company system employees including health, dental, long-term disability and life insurance. Several of the named executives receive perquisites including car allowances, use of Holding Company system aircraft and payment of private club dues.

        The Holding Company established the ESOP effective July 1, 2007. Holding Company system employers make semi-annual discretionary contributions to the ESOP. The principal purpose of the ESOP is to provide each eligible Holding Company system employee with an equity interest in the Holding Company. Holding Company system employees become eligible once they have completed a minimum of six months of service. Holding Company system employees become 100% vested after two years of services.

        We will not be allocated any compensation-related costs under the management services agreement with respect to any other compensation paid to our shared named executive officers.

Summary Compensation Table and Other Related Compensation Tables

        During the fiscal year ended December 31, 2010, there was no allocation of any compensation-related costs for Mr. Noble, our President and Chief Executive Officer, and Mr. Matovina, our Executive Vice President, Chief Financial Officer and Treasurer. During the fiscal year ended December 31, 2011, there was no allocation of any compensation-related costs for any of our other shared named executive officers that exceeded $100,000. In addition, Ms. Hunt joined the Company in November 2011, and the compensation-related costs for Ms. Hunt did not exceed $100,000. As a result and in accordance with the SEC's rules, we have not provided any allocated cost compensation information for our shared named executive officers and Ms. Hunt for the fiscal year ended December 31, 2011.

83

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS [To be updated.]

Policy Regarding Related Person Transactions

        It is our policy to enter into or ratify Related Person Transactions only when our Board of Directors or the Holding Company Audit Committee (the "Audit Committee") determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, we have adopted the following procedures for the review, approval or ratification of Related Person Transactions. For purposes of the Related Person Transaction policy, a Related Person Transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction. A related person means:

  •
  any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        Any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

  •
  Counsel (either inside or outside) will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

  •
  If counsel determines that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the Chairman of the Audit Committee (who has been delegated authority to act between committee meetings).

  •
  The Audit Committee, or where submitted to the Chairman of the committee, the Chairman, shall consider all of the relevant facts and circumstances available to the committee or the Chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

  •
  The Audit Committee (or the Chairman) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders,

84

    as the committee (or the Chairman) determines in good faith. The Audit Committee or Chairman, as applicable, shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

        At the Audit Committee's first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the committee shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the Related Person Transaction.

        No member of the Audit Committee shall participate in any review, consideration, or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions

        Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such Related Person Transactions currently being contemplated for which disclosure would be required.

        Coinsurance Agreement.    Coinsurance is a transaction in which one insurer agrees to indemnify another insurer for all or a portion of the risks or liabilities of the ceding insurer with respect to specified life insurance or annuity business issued by the ceding company. We entered into a coinsurance agreement that became effective as of January 1, 2010, in which we agreed to indemnify our parent, American Equity Life, for 100% of the financial risks or liabilities it bears with respect to certain fixed deferred annuity contracts issued on or after January 1, 2010 (the "deferred annuity contracts"). Under the coinsurance agreement with American Equity Life, American Equity Life ceded 100% of the financial risk it bears with respect to the covered deferred annuity contracts to us. Policy benefit reserves assumed from American Equity Life under this agreement amounted to $111.4 million at December 31, 2011.

        Financial Support Agreement.    We have a financial support agreement with American Equity Life. Under this agreement, American Equity Life will provide support so that we will have the greater of (a) statutory capital and surplus of $5 million, or (b) the amount of statutory capital and surplus necessary to maintain a RBC ratio based upon Company Action Level of at least 300% on an on-going basis. This agreement is not an evidence of indebtedness or an obligation or liability of American Equity Life and does not provide any of our contract owners with recourse to American Equity Life. American Equity Life's audited financial statements are included herein for reference purposes.

        Investment Advisory Agreement.    We have entered into an investment advisory agreement with the Holding Company. The investment advisory agreement provides that the Holding Company serves as investment adviser with respect to our general account investments. Under this agreement, the Holding Company furnishes a continuous investment program and provides investment advisory services as reasonably necessary for the proper administration of our general account investments. In consideration for the services provided under this agreement, we have agreed to pay the Holding Company each calendar quarter a fee, based on the market value of our general account investments, and to reimburse the Holding Company for any expenses relating to the performance of those services. The fee we pay the Holding Company each calendar quarter equals the sum of the following: (a) $1,000 on the first $25,000,000 of general account investments; (b) 0.20% on general account investments above $25,000,000 up to $100,000,000; and (c) 0.15% on general account investments in excess of $100,000,000. During the year ended December 31, 2011 we incurred fees under this agreement of $0.1 million.

85

        Management Services Agreement.    We have entered into a management services agreement with American Equity Life. Under this agreement, American Equity Life agrees to provide administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as to share certain resources and personnel with us. In exchange for providing these administrative functions and use of shared resources and personnel, we reimburse American Equity Life for the cost of providing such administrative functions, resources and personnel. During the year ended December 31, 2011 we incurred fees under this agreement of $             million.

LEGAL PROCEEDINGS

        The Company, like other life insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. However, the Company believes that, as of the date of this prospectus, there are no pending or threatened lawsuits that involve the Company.

LEGAL MATTERS

        The law firm of Sutherland Asbill & Brennan LLP, Washington, DC, has provided certain legal advice relating to certain matters under the federal securities laws.

IMPORTANT INFORMATION ABOUT THE INDICES

        The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw-Hill companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or Contract. S&P has no obligation to take the needs of the Company or the owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

        S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

        "Standard & Poor's®", "S&P", "S&P 500®", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Company. This Contract is

86

not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the Contract.

REGISTRATION STATEMENT

        We have filed a registration statement with the SEC under the Securities Act of 1933 that relates to the Contract. This prospectus does not contain all of the information in the registration statement, as permitted by SEC regulations.

        You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site (http://www.sec.gov) that contains information that we filed electronically with the SEC.

RULE 12H-7 REPRESENTATION

        Eagle Life Insurance Company relies upon the exemption from the periodic reporting requirements of the Securities Exchange Act of 1934 (the "Securities Exchange Act") set forth in Rule 12h-7 under the Securities Exchange Act.

[Insert Financial Statements]

87

Eagle Life Insurance Company
6000 Westown Parkway
West Des Moines, Iowa 50266
1-866-526-0995

Prospectus Dated May 1, 2012

[FALCON GOLD]

FLEXIBLE PREMIUM DEFERRED INDEXED ANNUITY CONTRACT

ISSUED BY

EAGLE LIFE INSURANCE COMPANY
6000 Westown Parkway
West Des Moines, Iowa 50266

Offered Through: American Equity Capital, Inc.

         This prospectus describes the [Falcon Gold] Annuity Contract ("Contract"), an individual flexible premium deferred indexed annuity contract issued by Eagle Life Insurance Company ("Eagle Life," the "Company", "we", "us", or "our"). The Contract is designed for individuals and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment, and is available to you only as a result of your relationship with an investment adviser that is registered as such with the Securities and Exchange Commission or a state securities commission ("RIAs"). The Contract offers you the ability to allocate your monies among three interest rate calculation methods or interest crediting options, accumulate interest earnings under the Contract on a tax-deferred basis and receive annuity payments. Purchasing the Contract in connection with a retirement plan that qualifies for special federal income tax treatment, however, does not provide any additional tax advantage beyond that already available through the retirement plan. The Contract is not an investment in the stock market or in any securities index.

         The Contract offers the following interest rate calculation methods or interest crediting options:

  •
  1-Year Fixed Value Option

  •
  1-Year Annual Point to Point Value Option

  •
  1-Year Monthly Point to Point Value Option

         There are risks associated with the Contract.    These risks include liquidity risks, risk that an Index Credit may not be credited to your Accumulated Value at the end of a Contract Year, risks that we may eliminate or substitute an interest rate calculation method, company solvency risks, and interest rate risks. Also, Surrender Charges and Market Value Adjustments ("MVA") may apply for up to five years from the date you purchase the Contract, so the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than the amount of Premiums you have paid into the Contract. The MVA may be either positive or negative, which means the MVA may increase or decrease the amount you receive as a withdrawal or upon surrender. Withdrawals and surrenders may be subject to income tax and may be subject to a 10% IRS penalty tax if taken before age 59 1/2. Accordingly, you should carefully consider your income and liquidity needs before purchasing the Contract. Additional information about these and other risks appears in the "Risk Factors" section on page     and "Federal Income Taxes" on page             .

         We do not guarantee that the Contract will have the same or similar Indexed Value Options for the period you own the Contract.    Although it is highly unlikely, it is possible that we may terminate or substitute an Indexed Value Option. If you do not wish to allocate your Contract Value to one or more of the remaining options available under the Contract, you may surrender your Contract, but if you do so during the Surrender Charge Period you will be assessed a Surrender Charge, and you may be subject to an MVA, which may result in you receiving less than the Premiums you have paid into the Contract. Although it is highly unlikely, it is also possible that we may eliminate all of the Indexed Value Options leaving only the Fixed Value Option available under the Contract. If that happens and you do not want to allocate all of your Contract Value to the Fixed Value Option, you may surrender your Contract, but if you do so during the Surrender Charge Period you will be assessed a Surrender Charge, and you may be subject to an MVA, which may result in you receiving less than the Premiums you have paid into the Contract.

         American Equity Capital, Inc. ("American Equity Capital") is the principal underwriter for the Contract. American Equity Capital is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. There are no arrangements to place funds in an escrow, trust, or similar account. This is a continuous offering.

         This prospectus provides important information you should know before investing. Please keep the prospectus for future reference.

         Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         An investment in this Contract is not a bank deposit and is not insured or guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency.

TABLE OF CONTENTS [To be updated]

i

ii

        The Contract may not be available in all states. This prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than the information and representations contained in this prospectus.

iii

DEFINITIONS

        Accumulated Value:    The amount under the Contract in the Fixed Value Option or an Indexed Value Option as adjusted for any withdrawals.

        Annuitant:    The person named in the application whose life is used to determine the amount and duration of any income payments involving life contingencies. The Contract Owner and the Annuitant must be the same person, unless the Contract Owner is a non-natural person in which case there must be an insurable interest relationship between the two.

        Beneficiary:    The person(s) or entity(ies) to whom the Death Benefit Proceeds will be paid in the event of the death of the Contract Owner or the Annuitant (if the Contract Owner is a non-natural person). The Contract Owner designates the initial Beneficiary on the Application.

        Cap Rate:    For the Indexed Value Options, a maximum rate or limit for a specified period that is used to determine the amount of any Index Credit.

        Cash Surrender Value:    The amount payable by us upon surrender of the Contract. It is equal to the greater of: (i) the Contract Value minus any Surrender Charge and plus or minus any MVA; or (ii) the Minimum Guaranteed Surrender Value.

        Company, us, we, our, Eagle Life:    Eagle Life Insurance Company.

        Contract:    The Contract, including any endorsements, riders or signed amendments, and the attached application.

        Contract Date, Contract Month, Contract Year and Contract Anniversary:    Coverage under the Contract begins on the Contract Date shown on your Contract Specifications Page. We measure Contract Months, Contract Years and Contract Anniversaries from the Contract Date.

        Contract Owner, Owner:    The person or entity who owns the Contract. The Contract Owner is the person or entity named in the application, unless subsequently changed, filed with and accepted by the Company. The Contract Owner is entitled to exercise all rights and privileges provided under the Contract.

        Contract Value:    The sum of your Accumulated Values in the Fixed Value Option and each Indexed Value Option.

        Current Fixed Value Interest Rate:    The interest rate(s) we credit to your Accumulated Value in the Fixed Value Option other than the amount being credited with the Fixed Value Initial Interest Rate. The Current Fixed Value Interest Rates are declared from time to time, may be the same as the Fixed Value Initial Interest Rate and are never less than the Fixed Value Minimum Guaranteed Interest Rate. We may change the Current Fixed Value Interest Rates at any time in our sole discretion.

        Death Benefit Proceeds:    The amount we pay the Beneficiary on the death of the Contract Owner or the Annuitant (if the Contract Owner is a non-natural person). The Death Benefit Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value determined as of the date of the death.

        Excess Withdrawals:    Where the Lifetime Income Benefit Rider has been selected and scheduled payments under the Rider have commenced, Excess Withdrawals include any withdrawals you take from the Contract in addition to those scheduled payments under the Rider.

        Fixed Value Initial Interest Rate:    The interest rate we credit to the portion of your initial Premium allocated to the Fixed Value Option for the first Contract Year. The Fixed Value Initial

Interest Rate is set forth in the specifications page of your Contract and is never less than the Fixed Value Minimum Guaranteed Interest Rate.

        Fixed Value Minimum Guaranteed Interest Rate:    The minimum annual rate of interest we will credit under the Fixed Value Option. The Fixed Value Minimum Guaranteed Interest Rate is equal to .25%.

        Fixed Value Option:    An interest crediting methodology under which we credit a fixed rate of interest.

        Home Office:    6000 Westown Parkway, West Des Moines, Iowa 50266. Phone 1-866-526-0995.

        Index or S&P 500 Index:    Standard & Poor's 500 Composite Stock Price Index.

        Index Credit:    The amount of interest we may credit for a Contract Year to your Accumulated Value allocated to an Indexed Value Option. The amount of an Index Credit is determined by reference to the performance of the S&P 500 Index over the Contract Year, subject to the applicable interest rate calculation methodology, including a Cap Rate.

        Index Price:    For any day, the closing price for the S&P 500 Index on that day. We use the Index Price to calculate Index Credits under the Indexed Value Options.

        Index Publication Date:    Any day on which a price for the S&P 500 Index is published.

        Indexed Value Option:    An interest crediting methodology under which we may credit an Index Credit to your Accumulated Value allocated to an Indexed Value Option. We make available two Indexed Value Options under the Contract, the 1-Year Annual Point to Point Value Option ("Annual Point to Point Value Option") and the 1-Year Monthly Point to Point Value Option ("Monthly Point to Point Value Option").

        IRC:    Internal Revenue Code of 1986, as amended.

        Issue Age:    The age of the Contract Owner or Annuitant on the last birthday before the Contract Date.

        Maturity Date:    The date the Contract matures and the Maturity Proceeds become payable. The Maturity Date is the first Contract Anniversary immediately following the Annuitant's 114th birthday.

        Maturity Proceeds:    The amount we pay if the Contract is in force on the Maturity Date. The Maturity Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value on the Maturity Date.

        Minimum Guaranteed Surrender Value:    The minimum amount that we will pay you on the date that you surrender the Contract. The Minimum Guaranteed Surrender Value equals 87.5% of all Premiums paid (less any withdrawals you may have taken prior to surrender) accumulated at the Minimum Guaranteed Interest Rate.

        Minimum Guaranteed Interest Rate:    The minimum rate of interest that will be used to calculate the Minimum Guaranteed Surrender Value.

        MVA:    An adjustment that will be made to the Proceeds you receive if you surrender the Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period. The MVA reflects in part the difference between the effective yield of the BofA Merrill Lynch 5-7 Year US Corporate Index ("MVA Index") at the time of the surrender or withdrawal and the effective yield of the applicable MVA Index on the Contract Date. The MVA may be either positive or negative and will never cause the Cash Surrender Value to be greater than the Contract Value or less than the Minimum Guaranteed Surrender Value.

        MVA Factor:    A factor we use in calculating the amount of any MVA, as described on page 19 herein.

        MVA Index:    It is the index used to calculate the MVA. It is currently the BofA Merrill Lynch 5-7 Year US Corporate Index.

        Premium:    A payment you make under the Contract. Each Premium must be forwarded to the Company's Home Office. The initial Premium must be received by us on or before the Contract Date.

        Proceeds.    The amount paid to the payee(s) under the Contract upon withdrawal, surrender, death or maturity. Proceeds paid upon withdrawal or surrender during the Surrender Charge Period will reflect any applicable Surrender Charge and MVA.

        Settlement Option:    The annuity payout options available under the Contract.

        Supplementary Contract:    A contract we issue in exchange for this Contract when you or your Beneficiary choose a Settlement Option.

        Surrender Charge:    A charge that we may assess if you surrender the Contract or take a withdrawal during the Surrender Charge Period.

        Surrender Charge Period:    The first five Contract Years during which we may assess a Surrender Charge on certain withdrawals and surrender.

        Surrender Proceeds:    The amount we will pay you if you surrender your Contract. The Surrender Proceeds are equal to the Cash Surrender Value of your Contract.

        Withdrawal Amount:    The amount we deduct from the Contract to pay a request for withdrawal.

        Withdrawal Proceeds.    The amount we pay you if you request a withdrawal from the Contract. During the Surrender Charge Period, the Withdrawal Proceeds will reflect any applicable Surrender Charge and MVAs.

CONTRACT SUMMARY

        The following summarizes key features of the Contract. This summary does not include all of the information you should consider before purchasing a Contract. You should carefully read the entire prospectus, which contains more detailed information concerning the Contract and the Company, before making an investment decision.

HOW DOES MY CONTRACT WORK?

        Your Contract is a deferred annuity contract. There are two phases to your Contract, an accumulation phase and a payout phase. Your Contract can help you save for retirement because it allows you to accumulate tax-deferred savings during the accumulation phase and provides insurance against outliving your accumulated savings in the payout phase. Earnings on your Premiums accumulate on a tax-deferred basis and remain tax-deferred until you withdraw them, surrender the Contract or receive annuity payments.

        You may purchase the Contract for a minimum initial Premium of $10,000. You may make additional Premium payments subject to certain restrictions; see the "Additional Premiums" section on page   for more information on restrictions governing additional Premium payments. We require a minimum Contract Value of $2,000 to keep the Contract in force, except when you have started receiving payments under the Lifetime Income Benefit Rider. For more information on the Rider, see the "Lifetime Income Benefit Rider" section on page   .

        Interest is credited in two ways under your Contract. Under the Fixed Value Option, we credit interest based on a fixed rate of interest we declare in advance. Under the Indexed Value Options, we credit interest by reference to the performance of the S&P 500 Index, in accordance with the interest rate calculation methodology you have chosen and subject to a Cap Rate. You determine how to allocate your Premium and Contract Value among the interest crediting options. You generally will not pay taxes on your earnings until you withdraw them. When you purchase the Contract, you are not buying shares in a securities index or an individual security.

        Please call the Company at 1-866-526-0995 if you have questions about how your Contract works.

WHAT ARE MY CONTRACT'S FEES AND CHARGES?

        The Surrender Charge, MVA and an optional rider charge (if you elect the Lifetime Income Benefit Rider) are the only fees and charges we assess under the Contract.

        A five year Surrender Charge Period applies to your Contract. During the Surrender Charge Period, if you surrender your Contract, fully or partially, or make a withdrawal larger than the Penalty-Free Withdrawal amount, you will be assessed a Surrender Charge and may be assessed an MVA. We will waive all or a portion of the Surrender Charge where your request for surrender or withdrawal meets the conditions of the Confinement Care Rider or Terminal Illness Rider. For information on the Confinement Care Rider or Terminal Illness Rider, see the "Surrender Charge" section on page   . We only apply Surrender Charges and an MVA to withdrawals or surrenders made during the Surrender Charge Period.

  Surrender Charges

        For withdrawals during the Surrender Charge Period, the Surrender Charge equals the Withdrawal Amount (in excess of the Penalty-Free Withdrawal amount) multiplied by the applicable Surrender Charge Percentage as set forth under the Surrender Charge Schedule. For surrenders during the Surrender Charge Period, the Surrender Charge equals your Contract Value plus any Penalty-Free

Withdrawal amounts taken in the 12 months prior to surrender of the Contract, multiplied by the applicable Surrender Charge Percentage. Below is the Surrender Charge Schedule:

	Contract Year
	1	2	3	4	5	6	7	8+
5-Year Surrender Charge Schedule: Surrender Charge Percentage	7%	6%	5%	4%	3%	0%	0%	0%

See the "Surrender Charge" section on page   for more information on the Surrender Charge Period and Surrender Charges.

  Market Value Adjustment

        During the Surrender Charge Period, if you surrender your Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount, we will apply an MVA to the amount surrendered or withdrawn. The MVA is an adjustment that reflects in part the difference between the effective yield of the MVA Index at the time of the surrender or withdrawal and the effective yield of the MVA Index on the Contract Date. The MVA may be either positive or negative, and will never cause the Cash Surrender Value to be greater than the Contract Value or less than the Minimum Guaranteed Surrender Value. See the "Market Value Adjustment" section on page   for more information on the calculation of the MVA.

  Lifetime Income Benefit Rider Charge

        If you elect the Lifetime Income Benefit Rider, we assess an annual charge that equals the rider fee rate multiplied by your Contract Value on each Contract Anniversary. The rider fee rate is disclosed on the first page of the Rider and will never be higher than the maximum rider fee rate of 1%. See the "Lifetime Income Benefit Rider" section on page   for more information on the Lifetime Income Benefit Rider.

WHAT ARE MY CONTRACT'S BENEFITS?

        Your Contract offers you several benefits.

        Principal and Interest Guarantees.    Your Contract provides you with a Minimum Guaranteed Surrender Value which, on the date of Surrender of the Contract, equals 87.5% of all Premiums paid (less any withdrawals you may have taken prior to surrender) accumulated at the Minimum Guaranteed Interest Rate. In addition, your Contract guarantees that interest credited to the Fixed Value Option will never be less than .25% annually, that the Cap Rate for the Annual Point to Point Value Option will never be less than .50% and that the cap Rate for the Monthly Point to Point Value Option will never be less than 1.00%. These guaranteed interest rates are calculated as effective annual rates, compounded daily.

        Upside Potential with Limited Downside Risk.    Your Contract provides you the opportunity to earn interest that may be higher than the interest you could otherwise earn under a traditional annuity contract that credits a fixed rate of interest only. The Contract does this through the Index Value Options which credit interest by reference to the performance of the S&P 500 Index. In addition, your Contract offers protection against negative Index returns by providing that Index Credits will never be less than zero, and therefore negative Index returns will never reduce your Accumulated Value. In some circumstances, your Contract may credit interest that is lower than the interest that would be credited under a traditional annuity contract that credits a fixed rate of interest. Please see "WHAT ARE MY CONTRACT'S RISKS?" section on page   .

        Protection on Growth.    Your Contract has an annual reset design for crediting interest under the Index Value Options. The annual reset design compares the change in the Index from the beginning of the Contract Year to the end of the Contract Year. The starting Index Price for any Contract Year (other than the initial Contract Year) is the Index Price as of the ending date of the previous Contract Year. This means if the Index Price at the end of a Contract Year is lower than it was at the beginning, even though amounts allocated to the Index Value Options will not be credited with interest for that Contract Year, the Accumulated Value remains the same and the beginning Index Price for the next Contract Year will be reset to the lower Index Price. The annual reset design provides incremental protection on growth by locking in the previous Contract Year's anniversary value. Locking in the positive index returns and ignoring negative index returns preserves your Contract's principal, including prior Index Credits.

        Protection from Outliving your Income.    Your Contract provides you with the opportunity to receive annuity payments anytime after the first Contract Year. Annuitizing your Contract converts your Cash Surrender Value into a stream of income which can be based on your life expectancy. Depending upon the type of annuity payout option you choose, annuitization of your Contract can provide you with an income stream that you cannot outlive.

        Tax Deferral.    Your Contract provides for tax-deferred growth. This may allow your money to grow faster because you earn interest on dollars that otherwise may have been paid in taxes. Your Premium payments earn interest, the interest compounds within the Contract and the money you may have otherwise paid in taxes earns interest. Interest earned under the Contract, whether as interest credited under the Fixed Value Option or under one of the Indexed Value Options, generally is not taxed until it is withdrawn. You may purchase the Contract in certain tax qualified retirement plans (a "Qualified Contract"). However, note that tax qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the tax qualified plan retirement plan. Please see the "Federal Income Taxes" section on page   .

        Annual Penalty-Free Withdrawals.    During the Surrender Charge Period, you may take one (1) Penalty-Free Withdrawal from your Contract each Contract Year after the first Contract Year in an amount of up to 10% of your Contract Value without incurring a Surrender Charge or an MVA ("Penalty-Free Withdrawal amount"). However, taxes and tax penalties may apply to Penalty-Free Withdrawals and withdrawals may be restricted under certain Qualified Contracts.

        Death Benefit Proceeds.    The Company will pay out the Death Benefit Proceeds to your Beneficiary upon the death of the Contract Owner, or the Annuitant, in the case of a non-natural Contract Owner. The Death Benefit Proceeds payable under the Contract will equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value. The Contract may allow you to avoid probate. By naming a Beneficiary, you may minimize the delays, expense and publicity often associated with probate. Your Beneficiary will receive Death Benefit Proceeds in either a lump sum or a series of income payments. There may be tax and other legal implications associated with naming particular Beneficiaries and selecting the form of payment. Please consult with your own legal or tax advisor regarding how to best structure payment of the Death Benefit Proceeds in your own individual situation. Death Benefit Proceeds are not subject to a Surrender Charge or an MVA.

        Lifetime Income Benefit Rider.    For an extra charge, we offer the Lifetime Income Benefit Rider. The Lifetime Income Benefit Rider guarantees that you can receive certain scheduled payments for your life, even if your Contract Value is reduced to zero, provided certain conditions are met. Scheduled payments under the Lifetime Income Benefit Rider are not subject to a Surrender Charge or an MVA unless you also make a withdrawal from the Contract and together the withdrawal and scheduled payments under the Lifetime Income Benefit Rider exceed the Penalty-Free Withdrawal amount. Scheduled payments under the Lifetime Income Benefit Rider are not annuity payments and do not receive the same favorable tax treatment as annuity payments. For more information on the Rider, see the "Lifetime Income Benefit Rider" section on page   .

 WHAT ARE MY CONTRACT'S RISKS?

        Your Contract also has various risks associated with it. It is important for you to understand the following risk factors before purchasing the Contract in order to determine whether the Contract is suited to your needs and goals.

        Liquidity Risk.    Your Contract is designed to be a long-term savings plan that you may use to help save for retirement. Your Contract is not designed to be a short-term investment. There is a risk that you may encounter a personal financial situation in which you need to surrender or withdraw all or a part of your Contract during the Surrender Charge Period. Withdrawals and surrenders in excess of the Penalty-Free Withdrawal amount taken before the end of the Surrender Charge Period are subject to a Surrender Charge and an MVA. The application of Surrender Charges and MVAs may result in a loss of a portion of your principal and/or earnings. Also, withdrawals may be subject to income taxes, and before age 59 1/2 may be subject to a 10% federal tax penalty. Accordingly, you could incur charges and pay income taxes should you take withdrawals, withdrawals after scheduled payments under the Lifetime Income Benefit Rider commence, or surrender your Contract during the Surrender Charge Period.

        In certain circumstances, we may defer payment of your Surrender Proceeds for up to six months after we receive your request for surrender.

        Indexed Interest Crediting Risk.    We guarantee that if the Index declines, it will not reduce your Accumulated Value in an Indexed Value Option. However, if the Index declines or does not change, you bear the risk that no Index Credits will be added to your Accumulated Value in an Indexed Value Option at the end of a Contract Year. You also bear the risk that sustained declines in the Index may result in Index Credits not being credited to your Accumulated Value for a prolonged period. In addition, withdrawals from an Indexed Value Option prior to the end of a Contract Year will not receive an Index Credit for that year.

        Historical Performance.    The historical performance of the Index should not be taken as an indication of its future performance. While the trading prices of the underlying stocks comprising the Index will determine the level of the Index, it is impossible to predict whether the level of the Index will fall or rise. Trading prices of the underlying stocks comprising the Index will be influenced by the complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally. Such trading prices also will be affected by the equity trading markets on which the underlying common stocks are traded, and by various circumstances that can influence the levels of the underlying common stocks in a specific market segment or the level of a particular underlying stock.

        Other Interest Rate Risks.    It is within our sole discretion to set the Cap Rate for the Indexed Value Options as well as the Fixed Value Initial Interest Rate and Current Fixed Value Interest Rate for the Fixed Value Option. The Cap Rate places an upper limit on the amount of interest an Indexed Value Option can earn in a Contract Year. Thus, if the Index increases, an Indexed Value Option may be credited with interest up to the Cap Rate which may be less than the increase in the Index and the beginning Index Price used in the computation of the Index Credit for the next Contract Year will be the actual Index Price as of the beginning of the next Contract Year. We will send you a notice at least 15 days before each Contract Anniversary disclosing the Cap Rate we expect to guarantee for the following Contract Year. In the highly unlikely event that volatile financial markets prevent us from being able to guarantee the Cap Rate for the next Contract Year in such notice, we will notify you of the new Cap Rate as soon as possible prior to the Contract Anniversary. We guarantee that the Cap Rate will not be less than the guaranteed minimum Cap Rate specified in your Contract.

        The Fixed Value Initial Interest Rate is guaranteed for the first Contract Year. We guarantee that the Current Fixed Value Interest Rate will never be less than the Fixed Value Minimum Guaranteed

Interest Rate specified in your Contract. However, we have the right to change the Current Fixed Value Interest Rate at any time in our sole discretion. Therefore, you bear the risk that any Current Fixed Value Interest Rate we establish in the future may be lower than the Current Fixed Value Interest Rate we currently credit and may not exceed the Fixed Value Minimum Guaranteed Interest Rate.

        MVA Risk.    If you surrender your Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period, we will apply an MVA to the amount surrendered or withdrawn. There is a risk that the effective yield of the index used in the calculation of the MVA will increase from the Contract Date and, as a result, the MVA may decrease the Surrender Proceeds or Withdrawal Proceeds you receive. See the "Market Value Adjustment" section on page   .

        Maturity Date Risk.    The terms of the Contract do not require you to surrender or settle the Contract before the Maturity Date (age 114). You are permitted, however, to surrender and elect a Settlement Option at any time. If the Contract is not settled until the Annuitant has reached an advanced age, however, there is a risk that the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract would be currently includible in your income. You should consult a tax adviser.

        Cost of Managing Index Credit Obligation.    We manage our obligation to credit Index Credits under each Indexed Value Option, in part, by purchasing call options on the Index and by prospectively adjusting the Cap Rate on Contract Anniversaries to reflect changes in the cost of purchasing such call options (which cost varies based on market conditions). In certain cases, the cost of the call options may require us to reduce the Cap Rate for an Indexed Value Option for future Contract Years and thereby reduce the amount of the Index Credit you may otherwise receive or possibly discontinue an Indexed Value Option altogether. However the Cap Rate will never be reduced below the guaranteed minimum Cap Rate specified in your Contract.

        Risk That We May Eliminate or Substitute an Index or Index Value Option.    There is no guarantee that the Index described in this prospectus or the Indexed Value Options will be available during the entire time you own your Contract. If (i) the Index is discontinued, (ii) we are unable to utilize the Index, or (iii) the calculation of the Index is changed substantially, we may substitute a suitable equity index for the Index. If we do so, the performance of the new index may differ from the Index. This, in turn, may affect the amount of any future Index Credits you earn. With respect to our elimination or substitution of an Index, it is important to note the following:

  •
  A "substantial change" to the calculation of the Index may mean, but would not be limited to, a significant change in the identity of the issuers that comprise the Index or the concentration of the Index in an industry segment or sector.

  •
  The suitability of a replacement index would depend on a number of factors, including, but not limited to, the comparability of the replacement index and the replaced index with respect to the number of issuers that comprise the index and whether the index concentrates on any particular industry segment or sector.

  •
  Examples of when we would be unable to utilize an index include, but would not be limited to, situations where we were unable to obtain a license for the use of the index or if the publisher of the index went out of business.

  •
  Any elimination or substitution of the Index will not affect the guarantees under the Contract.

        Although we believe it is highly unlikely, it is possible that we may eliminate all of the Indexed Value Options, leaving only the Fixed Value Option available under the Contract. In that event, your Accumulated Value in the Indexed Value Options would be transferred to the Fixed Value Option. For more information, please see the "Contract Value: Indexed Value Options" section on page   . IF WE

TERMINATE OR SUBSTITUTE AN INDEXED VALUE OPTION AND YOU DO NOT WISH TO ALLOCATE YOUR CONTRACT VALUE TO ONE OR MORE OF THE REMAINING OPTIONS AVAILABLE UNDER THE CONTRACT, YOU MAY SURRENDER YOUR CONTRACT, BUT YOU MAY BE SUBJECT TO A SURRENDER CHARGE AND AN MVA, WHICH MAY RESULT IN A LOSS OF PREMIUM AND CREDITED INTEREST.

        Lifetime Income Benefit Rider Risks.    There are risks associated with the Lifetime Income Benefit Rider. For example, Excess Withdrawals may significantly reduce the value of the Rider and even cause the Rider to terminate. Excess Withdrawals taken during the Surrender Charge Period may also be subject to Surrender Charges and MVAs.

        Creditor and Solvency Risk.    Our general account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Information concerning our business and operations is also set forth in the "Information Regarding Eagle Life Insurance Company" section on page   .

        No Ownership Rights.    Purchasing a Contract is not equivalent to investing in the underlying stocks comprising the S&P 500 Index. You will have no ownership interest or rights in the underlying stocks comprising the Index, such as voting rights, dividend payments, or other distributions. Also, we are not affiliated with the sponsor of the Index or the underlying stocks comprising the S&P 500 Index. Consequently, the Index and the issuers of the underlying stocks comprising the Index have no involvement with the Contract.

        Possible Tax Law Changes.    There is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that Contract Owners currently receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

WHAT IS MY CONTRACT'S VALUE?

        Your Contract Value is calculated by adding together the Accumulated Values in the Fixed Value Option and the Indexed Value Options. It will be reduced by the amount of any withdrawals you make, but cannot decrease due to any negative performance of the Index. Your Contract Value will be increased by the amount of any Premium payments you make and any interest credited or any Index Credits earned under the Contract.

        Generally, your Accumulated Value in an Option at any time will equal:

  •
  Any Premium allocated to the Option,

  •
  Minus any Withdrawal Amounts taken from that Option,

  •
  Plus any interest credited (or Index Credits earned*),

  •
  Adjusted for any transfers into or out of the Option.

  *
  Note that a Cap Rate, or upper limit on annual interest credited, applies to each of the Indexed Value Options but does not apply to the Fixed Value Option. The Cap Rate for each Indexed Value Option is specified in your Contract. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Cap Rate for each Indexed Value Option that we expect to guarantee for the next Contract Year as well as the Current Fixed Value Interest Rate. You can call the Company at 1-866-526-0995 for information regarding the Cap Rate. In the highly unlikely event that volatile financial markets prevent the Company from being able to guarantee the Cap Rate for the next Contract Year in such notice, the Company will notify Contract Owners of the Cap Rate as soon as possible prior to the Contract Anniversary.

HOW ARE MY PREMIUMS ALLOCATED?

        You may allocate all or any portion of your initial Premium to the Fixed Value Option or either of the two Indexed Value Options. To select an Indexed Value Option at Contract issuance, you must allocate at least 10% of the initial Premium to that Option. We will accept additional Premiums between Contract Anniversaries. Additional Premiums received between Contract Anniversaries are held in the Fixed Value Option and will earn the Current Fixed Value Interest Rate until the next Contract Anniversary. If we receive your additional Premium on a Contract Anniversary, you may allocate all or any portion of your additional Premium directly to the Fixed Value Option or either of the two Indexed Value Options. There are no minimum allocation requirements for additional Premiums.

MAY I TRANSFER MONEY BETWEEN OPTIONS?

        On each Contract Anniversary, you may choose to transfer your Accumulated Value between Options, subject to a $1,000 minimum to maintain an Indexed Value Option. If a transfer reduces your Accumulated Value in an Indexed Value Option below $1,000, we will automatically transfer the remaining Accumulated Value to the Fixed Value Option. There is no minimum required Accumulated Value to maintain the Fixed Value Option. Transfers between Options are not subject to Surrender Charges or an MVA.

WHAT ARE MY CONTRACT'S PAY OUT PROVISIONS?

        We will pay you Proceeds from the Contract when you take a withdrawal, you surrender your Contract, the Contract Owner or the Annuitant (if the Contract Owner is a non-natural person) dies, or when the Contract matures. We will pay all Death Benefit Proceeds or Maturity Proceeds under an automatic settlement option, unless you or your Beneficiary, as applicable, chooses to apply the Death Benefit or Maturity Proceeds to provide payments under another Settlement Option or in a lump sum. See "Contract Proceeds and Payout Provisions: Settlement Options" on page   . A Surrender Charge and an MVA may apply to a surrender or withdrawal taken during the Surrender Charge Period. In addition, a surrender or withdrawal may be subject to income tax and, if you are younger than age 59 1/2 at the time of the withdrawal or surrender, a 10% penalty tax may apply. Withdrawals may be restricted under certain Qualified Contracts. You may choose to annuitize your Contract anytime after the first Contract Year.

  Withdrawal Proceeds

        You may request a withdrawal under the Contract at any time. When you request a withdrawal, we deduct the amount of the withdrawal first from your Accumulated Value under the Fixed Value Option, then proportionally from your Accumulated Value under the Indexed Value Options. During the Surrender Charge Period, you may make one Penalty-Free Withdrawal in each Contract Year beginning after the first Contract Year. A Penalty-Free Withdrawal allows you to withdraw up to 10% of the Contract Value each Contract Year (determined at the time of withdrawal) without a Surrender Charge or an MVA applied to those amounts. Any withdrawals taken after the end of the Surrender Charge Period will not be subject to a Surrender Charge or an MVA.

        If a withdrawal reduces your Accumulated Value in an Indexed Value Option below $1,000, we will transfer the remaining Accumulated Value to the Fixed Value Option on the next Contract

Anniversary. If a withdrawal reduces your Contract Value below $2,000, the Contract will terminate and we will pay you the Surrender Proceeds, except when scheduled payments under the Lifetime Income Benefit are being made.

        You may be eligible to withdraw amounts in addition to the 10% Penalty-Free Withdrawal amount described above during the Surrender Charge Period without a Surrender Charge or MVA applied to those amounts if you qualify for a waiver under either the Confinement Care Rider or Terminal Illness Rider. See the "CONTRACT PROCEEDS AND PAYOUT PROVISIONS: Withdrawal" section on page 24 for more information on the Confinement Care and Terminal Illness waivers.

        When you request a withdrawal, you can specify either the gross or net amount of the withdrawal. The net amount (Withdrawal Proceeds) is the actual amount you would receive, which would be net of any Surrender Charge or MVA. The gross amount (Withdrawal Amount) equals the net amount plus any Surrender Charge and MVA. The gross amount (Withdrawal Amount) is the amount that would be deducted from your Contract Value to honor the withdrawal request.

        Depending upon whether a Penalty-Free Withdrawal, a Surrender Charge or an MVA applies, the Withdrawal Proceeds you receive could be greater or less than the Withdrawal Amount deducted from your Contract Value.

  Surrender Proceeds

        If you surrender your Contract, we will pay you the Surrender Proceeds in a lump sum or under a Settlement Option. The Surrender Proceeds are equal to the Cash Surrender Value of your Contract, which is the greater of: (i) the Contract Value minus any Surrender Charges and plus or minus any MVA; or (ii) the Minimum Guaranteed Surrender Value as of the date of surrender. We consider any amount previously taken as a Penalty-Free Withdrawal within 12 months of the surrender of the Contract during the Surrender Charge Period part of the surrender for purposes of applying a Surrender Charge or MVA. If the state in which you live requires us to pay premium taxes, we will calculate your Surrender Proceeds as if we had deducted the premium taxes from your Premium payments when we received them.

  Death Benefit Proceeds

        On the date that we receive due proof of death of the Contract Owner or Annuitant (if the Contract Owner is a non-natural person), we will pay the Death Benefit Proceeds to the Beneficiary. We will pay all Death Benefit Proceeds or Maturity Proceeds under an automatic settlement option, unless you or your Beneficiary, as applicable, chooses to apply the Death Benefit or Maturity Proceeds to provide payments under another Settlement Option or in a lump sum. The Death Benefit Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value determined as of the date of death. If death occurs before the Maturity Date, we will pay the Death Benefit Proceeds to the designated Beneficiary. We do not apply a Surrender Charge or MVA to amounts payable as Death Benefit Proceeds. However, if the state in which you live requires us to pay premium taxes, we will calculate your Death Benefit Proceeds as if we had deducted the premium taxes from your Premium payments when we received them.

  Maturity Proceeds

        If the Contract is in force on the Maturity Date, we will pay Maturity Proceeds that equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value on the Maturity Date.

   Settlement Options/Annuitization

        Should you decide to receive income payments on or after the Maturity Date or surrender, you will have several annuity payout options from which to choose. Annuity payout options are a benefit of deferred annuities, but annuitization is not a requirement of the Contract. The following Settlement Options are available: Automatic, Income for a Specified Period, Life Income, Income of a Specified Amount, and Joint and Survivor Income. Each Settlement Option provides for income payments for a minimum of 5 years. We may also make other Settlement Options available.

DO I HAVE A RIGHT TO EXAMINE AND RETURN THE CONTRACT?

        You may cancel your Contract and return it to us or to your registered representative within a certain number of days of its receipt and receive a refund of the Premium you paid less any withdrawals you made. Generally, you must return your Contract within 15 days of receipt, but some states may permit a longer period.

TERMINATION

        This Contract terminates on the earliest of:

  •
  The date you fail to maintain the $2,000 minimum Contract Value we require (unless the Lifetime Income Benefit Rider is in effect and LIB payments have begun);

  •
  The date you choose to exercise the annuitization option;

  •
  The date you surrender your Contract;

  •
  The date the Owner/Annuitant dies; or

  •
  The Maturity Date.

DESCRIPTION OF YOUR CONTRACT

        The Falcon Gold Annuity Contract is an individual flexible premium deferred indexed annuity contract issued by Eagle Life. This Contract is designed for individuals and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. During the accumulation phase, your Contract can help you save for retirement because it can allow your Contract Value to earn interest on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years. During the pay-out phase of your Contract, you can elect to receive annuity payments by applying the Cash Surrender Value to one of the Settlement Options offered in your Contract.

        Interest is credited in two ways under your Contract. Under the Fixed Value Option, we credit interest based on a stated rate of interest we declare in advance. Under the Indexed Value Options, we credit interest by reference to the performance of the S&P 500 Index, in accordance with the interest rate calculation methodology you have chosen and subject to a Cap Rate. You determine how to allocate your Premium among the interest crediting options. You generally will not pay taxes on your earnings until you withdraw them.

        We will apply a Surrender Charge and an MVA to withdrawals or surrenders made during the first five Contract Years. For further information on the Surrender Charge Schedule, see the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page      ." The Contract is not an investment in the stock market or in the S&P 500.

        We describe your rights under the Contract below and in your Contract. Contracts issued in your state may provide different features and benefits than those described in this prospectus. Those differences may include the length of the period you have to examine the Contract and return it to us for a refund, the amount of the Surrender Charge, the Maturity Date, or the availability of certain Settlement Options. We will identify any such state variations in your Contract. We can provide you with more information about any state variations that apply to your Contract.. The Contract does not paricipate in the surplus or profits of the Company and the Company does not pay any dividends on it.

PURCHASING A CONTRACT

        To purchase a Contract, you must complete an application and pay an initial Premium of at least $10,000. The initial Premium must be received by us on or before the Contract Date. Both the Contract Owner and the Annuitant, in the case of a non-natural Contract Owner, must be under the age of 80 to be eligible to purchase a Contract. After we receive a completed application, and any other necessary information, we will begin the process of issuing the Contract. There may be delays in our processing of your application because of delays in receipt of your application or because of delays in determining whether the Contract is suitable for you. Any such delays may affect the date we issue your Contract. Your application is subject to our approval. We reserve the right to refuse to issue a Contract at any time in our sole discretion. We may discontinue offering the Contract at any time.

        We impose a maximum limit on the amount of Premiums that may be paid under the Contract of $1,000,000. We may allow a Contract Owner to make Premium payments under the Contract in an amount that exceeds the maximum limit for cumulative Premium payments in our sole discretion.

Note:	You may use the Contract with certain tax qualified retirement plans. The Contract includes attributes such as tax deferral on accumulated earnings. Tax qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified plan. Accordingly, if you are purchasing this Contract through a tax qualified retirement plan, you should consider purchasing the Contract for its other features such as the underlying guarantees, the Death Benefit and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

        If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Premium. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block a Contract Owner's account and thereby refuse to honor any request for transfer, withdrawal, surrender, annuity payments, and Death Benefit Proceeds, until instructions are received from the appropriate government regulator.

  Right to Examine

        You have the right to examine your Contract, determine that you are satisfied and that it meets your needs. You may return the Contract to the Company within 15 days of your receipt of the Contract without incurring any Surrender Charges. Some states may permit a longer period to examine and return the Contract. If you return the Contract within the specified timeframe, the Company will cancel your Contract and refund any Premium, less withdrawals, if any, within 10 days of the earlier of the Company's or your registered representative's receipt of the returned Contract.

  Additional Premiums

        You may make additional Premium payments at any time, as long as each additional Premium payment is at least $1,000, and not greater than the maximum limit on cumulative Premium payments we allow. We may return any portion of a Premium payment that would cause the Contract to exceed any Company, federal or state limitations on Premium payments received during any taxable year.

  Good Order

        We cannot process your requests for transactions relating to the Contract until we have received them in good order at our Home Office. "Good order" means the actual receipt of the transaction request in writing, along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your completed application, the Contract number, the transaction amount (in dollars), selected allocation among the Options, your signature, as reflected on the Contract, if necessary, and any other information or supporting documentation that we may require. "Good order" also generally includes receipt of a sufficient Premium payment by us to effect the transaction. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

TAX-FREE "SECTION 1035" EXCHANGES

        You can generally exchange one annuity contract for another in a "tax-free exchange" under Section 1035 of the IRC. Before making an exchange, you should compare both contracts carefully.

Remember that if you exchange another contract for the Contract described in this prospectus, you might have to pay a surrender charge or any applicable market value adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There may be a new Surrender Charge Period for the Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts, that the exchange is in your best interest. The person selling you this Contract will generally earn a commission from us.

RIGHTS UNDER THE CONTRACT

        Once purchased, the Contract belongs to you, the Contract Owner. You have all rights granted by the Contract. Contract Owner means the owner named in the application or any successor or assignee if ownership has been assigned. During the Annuitant's lifetime all rights may be exercised by the Owner subject to the rights of (a) any assignee of record with the Company, and (b) any irrevocably named Beneficiary. The Owner and the Annuitant must be the same person unless the Owner is a non-natural person, in which case there must be an insurable interest relationship between the two.

        Subject to the "Death Benefit Proceeds" section of the prospectus, all rights of the Owner terminate on the death of the Owner/Annuitant. If the Owner is not a natural person, the death of any Annuitant shall be treated as the death of an Owner of the Contract. If you have any questions concerning the criteria you should use when choosing an Owner/Annuitant, consult your registered representative.

  Right to Name Beneficiary

        You have the right to name a Beneficiary when you apply for the Contract and to add a new Beneficiary at any time while you own the Contract. While the Contract is in force, you may change the Beneficiary by a signed written notice sent to our Home Office, unless the Beneficiary is an irrevocable Beneficiary. The change will take effect on the date we receive the notice. Any change is subject to payment or other action we took before receiving notice. See "Naming a Beneficiary" on page      .

        All rights of a Beneficiary, including an irrevocable Beneficiary, will end if the Beneficiary dies before the Owner/Annuitant. If the Beneficiary dies while the Contract is in force, you may add a new Beneficiary by a signed written notice sent to our Home Office.

  Right to Assign

        You must notify us of any assignment of your Contract by a signed written notice sent to our Home Office. All assignments of the Contract are subject to our approval and will only be effective if approved by us. We reserve the right to refuse any assignment at any time in our sole discretion. Qualified Contracts may not be assigned or transferred except as permitted by the IRC and/or the Employee Retirement Income Security Act of 1974 ("ERISA"). An assignment will take effect on the date we approve the assignment. We have no liability for our actions or omissions related to a requested assignment done in good faith. Consult your tax adviser about the tax consequences of an assignment. Also, you should consult an attorney before you assign your Contract. Please note that a change of Owner does not change automatically the Beneficiary, however, the new Owner may change the Beneficiary.

ALLOCATIONS AND TRANSFERS

        You must instruct us as to how the initial Premium is to be allocated among the Fixed and Indexed Value Options. The allocation of the initial Premium to an Indexed Value Option must be at least 10% of the Initial Premium amount subject to the requirement that a minimum of $1,000 remain in an Indexed Value Option to maintain the Option.

        All additional Premium payments received between Contract Anniversaries are deposited into the Fixed Value Option and will earn the Current Fixed Value Interest Rate. On the next Contract Anniversary, you may transfer all or a portion of your Accumulated Value in the Fixed Value Option to an Indexed Value Option. If we receive an additional Premium on a Contract Anniversary, you may allocate all or any portion of your additional Premium directly to the Fixed Value Option or either of the two Indexed Value Options.

        We permit transfers of Accumulated Value between and among the Options on each Contract Anniversary. If you make a transfer on a Contract Anniversary from an Indexed Value Option that reduces your Accumulated Value in the Indexed Value Option below the $1,000 minimum balance we require to maintain an Indexed Value Option, we will automatically transfer your remaining Accumulated Value from that Indexed Value Option to the Fixed Value Option.

        Based on current tax laws, transfers between Options are not taxable. Transfers are also not subject to Surrender Charges or MVAs. If you do not elect to make a transfer, your Accumulated Value will remain in the same Option(s) for the next Contract Year.

        For a transfer of Accumulated Value among Options to take effect as of a Contract Anniversary, you must submit a written request satisfactory to us that we receive at our Home Office on or before the Contract Anniversary. You must designate the Options from which the transfer will be made and the amount of the transfer either expressed as a total dollar amount or a percentage of your Contract Value.

SURRENDER CHARGE SCHEDULE

        We only apply a Surrender Charge to withdrawals and surrenders made during the first five Contract Years. For further information on the Surrender Charge Schedule, see the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page      ."

CONTRACT VALUE

        Your Contract Value is the sum of your Accumulated Value in the Fixed Value Option and each Indexed Value Option. Your Contract Value will increase by the amount of any Premium payments and any interest credited, including any Index Credits earned. It will be reduced by the amount of any withdrawals, but cannot decrease due to any negative performance of the Index.

  Fixed Value Option Calculation

        On the Contract Date, your Accumulated Value in the Fixed Value Option equals the amount of the initial Premium allocated to that Option. On each subsequent Contract Anniversary, your Accumulated Value in the Fixed Value Option equals:

  •
  Your Accumulated Value in the Fixed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); plus

  •
  Any Premium payments since the last Contract Anniversary (for the first Contract Year, the Contract Date); minus

  •
  Any Withdrawal Amounts from the Fixed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); plus

  •
  Any interest credited to the Fixed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); and adjusted for

  •
  Any transfers into or out of the Fixed Value Option on the current Contract Anniversary.

        The transfer of Accumulated Value from an Indexed Value Option to the Fixed Value Option on a Contract Anniversary will not change your Contract Value. In that case, your Accumulated Value in the Indexed Value Option will decrease and your Accumulated Value in the Fixed Value Option will increase by the same amount. Transfers are not subject to Surrender Charges or MVAs.

        Between Contract Anniversaries, your Accumulated Value in the Fixed Value Option equals:

  •
  Your Accumulated Value in the Fixed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); plus

  •
  Any Premium payments since the last Contract Anniversary (for the first Contract Year, the Contract Date); minus

  •
  Any Withdrawal Amounts from the Fixed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); plus

  •
  Any interest credited to the Fixed Value Option since the last Anniversary (for the first Contract Year, the Contract Date).

        For the first Contract Year, the portion of your initial Premium allocated to the Fixed Value Option will earn the Fixed Value Initial Interest Rate. Other than your initial Premium credited with the Fixed Value Initial Interest Rate for the first Contract Year, your Accumulated Value in the Fixed Value Option, including any additional Premiums we receive in the first and later Contract Years, will earn the Current Fixed Value Interest Rate, which we will declare from time to time and guarantee will never be less than the Fixed Value Minimum Guaranteed Interest Rate. The Fixed Value Minimum Guaranteed Interest Rate is guaranteed for the life of the Contract. We may change the Current Fixed Value Interest Rate at any time in our sole discretion. We credit interest on your Accumulated Value in the Fixed Value Option on a daily basis.

        We consider various factors in setting the Fixed Value Initial Interest Rate and the Current Fixed Value Interest Rate, including investment returns available at the time that we issue the Contract, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors.

        The specification page of the Contract identifies the Fixed Value Initial Interest Rate we credit to the portion of your initial Premium payment allocated to the Fixed Value Option for the first Contract Year. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Current Fixed Value Interest Rate we expect to credit at the beginning of the next Contract Year. You can also call the Company at 1-866-526-0995 for information regarding the Fixed Value Initial Interest Rate and the Current Fixed Value Interest Rate.

  Indexed Value Option Calculation

        On the Contract Date, your Accumulated Value in an Indexed Value Option equals the amount of the initial Premium allocated to that Option. On each subsequent Contract Anniversary, your Accumulated Value in an Indexed Value Option equals:

  •
  Your Accumulated Value in the Indexed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); minus

  •
  Any Withdrawal Amounts from the Indexed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); plus

  •
  Any Index Credit earned for the Option on the current Contract Anniversary; and adjusted for

  •
  Any transfers into or out of the Option on the current Contract Anniversary.

        Between Contract Anniversaries, your Accumulated Value in an Indexed Value Option equals:

  •
  Your Accumulated Value in the Indexed Value Option on the last Contract Anniversary (during the first Contract Year, your Accumulated Value on the Contract Date); minus

  •
  Any Withdrawal Amounts from the Indexed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date).

        We will credit interest to your Accumulated Value in an Indexed Value Option on a Contract Anniversary based on the percentage change in the Index during the Contract Year just completed, subject to the applicable interest rate calculation methodology, including a Cap Rate.

  Indexed Value Options

        The Contract offers two Indexed Value Options: the Annual Point to Point Value Option and the Monthly Point to Point Value Option. Both Indexed Value Options are currently linked to the S&P 500 Index. Past performance of the Index is no guarantee of future performance of your Accumulated Value under the Indexed Value Options of the Contract.

        Index Credit. Your Accumulated Value allocated to an Indexed Value Option will earn interest (an "Index Credit"), based on the particular Option chosen (either the Annual Point to Point Value Option or the Monthly Point to Point Value Option), the performance of the Index and the Cap Rate. The earned Index Credit, if any, will be added to your Accumulated Value under the chosen Indexed Value Option on the Contract Anniversary. We will apply Index Credits before we process transfers of Accumulated Value on a Contract Anniversary. Since your Contract is not an investment in the stock market or in the Index, the Index Credits will not mirror the exact performance of any stock market or index. While Index Credits may equal zero, they will never be less than zero, and therefore will never reduce your Accumulated Value.

        Cap Rate.    The Cap Rate is the maximum rate or limit that we use in determining the amount of an Index Credit. We set the initial Cap Rate at the time we issue the Contract but this rate may change annually on each Contract Anniversary for the following Contract Year. The Cap Rate may vary depending on which Indexed Value Option your Premiums are allocated to. The guaranteed minimum Cap Rate on the Annual Point to Point Value Option is .50%. The guaranteed minimum monthly Cap Rate on the Monthly Point to Point Value Option is 1%. For each Indexed Value Option, the Cap Rate will not be less than the applicable guaranteed minimum Cap Rate. The Company in its sole discretion will make the determination whether to declare a Cap Rate above the guaranteed minimum Cap Rate. The Cap Rate applies only to the Indexed Value Options (and not to the Fixed Value Option). The initial Cap Rate is specified in your Contract. It is important to note that we only guarantee the current Cap Rate for one Contract Year. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Cap Rate for each Indexed Value Option we expect to guarantee for the next Contract Year. You can also call the Company at 1-866-526-0995 for information regarding Cap Rates.

        We consider various factors in determining the Cap Rate, including investment returns available at the time that we issue the Contract, cost of options to fund annual index credits, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors.

        We determine the Cap Rate at our sole discretion. We can neither predict nor guarantee what those rates will be in the future.

Note:	If all or any part of your Accumulated Value under an Indexed Value Option is annuitized, utilized in the settlement of the Death Benefit, or distributed in the form of Withdrawal Proceeds or Surrender Proceeds on any date other than a Contract Anniversary, that portion of your Accumulated Value will not participate in any Index Credits for the Contract Year in which the funds were annuitized, utilized in the settlement of the Death Benefit, or distributed.

  Index Credits for the Annual Point to Point Value Option

        The Index Credit for the Annual Point to Point Value Option is calculated as follows:

  A
  =  The Index Price on the current Contract Anniversary

  B
  =  The Index Price on the last Contract Anniversary (for the first Contract Anniversary, the Index Price on the Contract Date)

  C
  = Your Accumulated Value under the Annual Point to Point Indexed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date), minus any Withdrawal Amount(s) since the last Contract Anniversary for the Option

        For examples of how Index Credits are calculated for the Annual Point to Point Value Option, please see the "Index Credit and MVA Examples: Calculation of the Annual Point to Point Value Option Index Credit" section on page       .

  Index Credits for the Monthly Point to Point Value Option

        The Monthly Point to Point Value Option uses a crediting method that is based on the monthly changes in the Index, subject to a monthly Cap Rate. The Index Credit, if any, is credited annually on the Contract Anniversary but is based on the sum of the 12 monthly percentage changes in the Index Price—which monthly percentage changes could be positive or negative. On each Contract Anniversary these monthly percentage changes, each of which cannot exceed the monthly Cap Rate, are added together to determine the Index Credit for that Contract Year. Negative monthly returns have no downside limit. However, any annual Index Credit will never be less than zero, and therefore will never reduce your Accumulated Value.

        The Index Credit for the Monthly Point to Point Value Option is calculated as follows:

  A)
  The MPT Sum (described below); multiplied by

  B)
  Your Accumulated Value under the Monthly Point to Point Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date), minus any Withdrawal Amount(s) since the last Contract Anniversary

        The MPT Sum is determined by adding the MPT Ratios for each Contract Month during the Contract Year. Each monthly MPT Ratio is calculated as follows:

  A)
  The Index Price on the Index Date;* minus

  B)
  The Index Price on the immediately preceding Index Date (for the first Contract Month, the Index Price on the Contract Date); divided by

  C)
  The Index Price on the immediately preceding Index Date (for the first Contract Month, the Index Price on the Contract Date); adjusted

  D)
  To not exceed the monthly Cap Rate.

  *
  Index Date.    Index Date, as used in calculating the Monthly Point to Point Value, is the Contract Date and the same day of each month thereafter. If the same day does not exist in a month (such as the 31st) or is not an Index Publication Date, then the Index Date is the immediately preceding day that is an Index Publication Date. For example, if the Contract Date is January 31, 2012, the next Index Date is February 29, 2012 (if it is an Index Publication Date), and the last day of each following month (if it is an Index Publication Date).

        For examples of how Index Credits are calculated for the Monthly Point to Point Value Option, see the "Index Credit and MVA Examples: Calculation of the Monthly Point to Point Value Option Index Credit" section on page         .

        Termination or Substitution of an Index or Indexed Value Option.    There is no guarantee that any of the Indexed Value Options will be available during the entire time you own your Contract. If: (i) the Index is discontinued, (ii) we are unable to utilize the Index, or (iii) the calculation of the Index is changed substantially, we may substitute a suitable equity index for the Index. If we do so, the performance of the new index may differ from the Index and could result in a lower or higher Index Credit earned. This, in turn, may affect the Index Credits you earn. If we determine to substitute the Index during a Contract Year, we will delay the effective date of the substitution until the next Contract Anniversary.

        If the Index is discontinued during a Contract Year, we may transfer your Accumulated Value in the Indexed Value Options to the Fixed Value Option and credit the Accumulated Value transferred with the Current Fixed Value Interest Rate for the remainder of the Contract Year. We will treat the portion of the Contract Year in which your Accumulated Value remained in the Indexed Value Option as a full Contract Year for the purpose of crediting any Index Credits.

        Please note that we may terminate or substitute any or all of the Indexed Value Options at any time in our sole discretion by sending you written notice to your last known address stating the effective date on which the Indexed Value Option(s) will terminate or be substituted. We will send you the notice at least 60 days before the effective date of an Indexed Value Option's termination or substitution. On and after the effective date of the Indexed Value Option's termination or substitution, your Accumulated Value in that Indexed Value Option will be automatically transferred to the Fixed Value Option and will be credited with the Current Fixed Value Interest Rate for the remainder of the Contract Year. IF WE TERMINATE OR SUBSTITUTE AN INDEXED VALUE OPTION AND YOU DO NOT WISH TO ALLOCATE YOUR CONTRACT VALUE TO ONE OR MORE OF THE REMAINING OPTIONS AVAILABLE UNDER THE CONTRACT, YOU MAY SURRENDER YOUR CONTRACT, BUT YOU MAY BE SUBJECT TO A SURRENDER CHARGE AND AN MVA, WHICH MAY RESULT IN A LOSS OF PREMIUM AND CREDITED INTEREST.

        If we substitute a new Indexed Value Option for an existing Indexed Value Option, the new Indexed Value Option may be based on a different equity index and may use a different interest rate calculation methodology. The interest credited under the new Indexed Value Option may differ from the replaced Indexed Value Option and could result in a lower or higher Index Credit earned.

 MARKET VALUE ADJUSTMENT

        If you surrender your Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period, we will apply an MVA to the amount being surrendered or withdrawn. No MVA will be applied after the end of the Surrender Charge Period.

Note:	The MVA applicable to a surrender or withdrawal may increase or decrease the amount that you receive or, where you request to receive a specified amount from a withdrawal, increase or decrease the amount deducted from your Contract Value. One or more MVAs may decrease your Proceeds but (together with any Surrender Charges) will never cause your Proceeds at surrender to be less than the Minimum Guaranteed Surrender Value. You should carefully consider your income needs before purchasing the Contract.

  Purpose

        The MVA is an adjustment that may be made to the Proceeds you receive if you surrender the Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period. The MVA reflects in part the difference between the effective yield of the MVA Index at the time of the surrender or withdrawal and the effective yield of the MVA Index on the Contract Date. An MVA can be positive or negative. The greater the difference in effective yields, the greater effect the MVA will have. A positive MVA will increase the Surrender Proceeds or Withdrawal Proceeds payable and will never payout more than the Contract Value. A negative MVA will decrease the Surrender Proceeds or Withdrawal Proceeds payable but will never (together with any Surrender Charge) cause your Proceeds at surrender to be less than the Minimum Guaranteed Surrender Value.

  Application and Waivers

        We will calculate the MVA as of the date we process your written request for surrender or withdrawal. If the MVA is positive, we increase any Surrender Proceeds or Withdrawal Proceeds payable or reduce the amount of the decrease in your Contract Value by the amount of the positive MVA where you request to receive a specified amount from a withdrawal. If the MVA is negative, we will decrease the Surrender Proceeds or Withdrawal Proceeds payable or further decrease your Contract Value by the amount of the negative MVA where you request to receive a specified amount from a withdrawal.

        We will not apply an MVA to:

  •
  Penalty-Free Withdrawal amounts, unless such amounts were taken within 12 months of surrender of the Contract;

  •
  Death Benefit Proceeds;

  •
  Withdrawals that qualify under the Confinement Care Rider or Terminal Illness Rider;

  •
  Payments made under the Lifetime Income Benefit Rider, except where a withdrawal is made under the Contract and together the withdrawal and payments under the Rider exceed the Penalty Free Withdrawal amount;

  •
  Any withdrawals taken after the end of the Surrender Charge Period; and

  •
  Annuity payments.

  MVA Formula

        An MVA is equal to the Surrender Proceeds or Withdrawal Amount that is subject to the MVA multiplied by the MVA Factor (described below) minus 1.

The MVA Factor is: [A/B]t

Where:

  A
  =  1 plus the effective yield of the MVA Index on the Contract Date.

  B
  =  1 plus the effective yield of the MVA Index on the day before the surrender or withdrawal from the Contract.

  t
  =   Number of days from the date of the surrender or withdrawal to the next Contract Anniversary divided by 365; plus number of whole years from the next Contract Anniversary to the end of the Surrender Charge Period.

        For examples of how we calculate MVAs, see the "Index Credit and MVA Examples: Calculation and Application of the MVA" section on page         .

        As a general rule, if the effective yield of the MVA Index at the time of the surrender or withdrawal has increased since we issued your Contract, the MVA will be negative and will decrease the Surrender Proceeds or Withdrawal Proceeds payable. However, if the effective yield of the MVA Index has decreased during that period, the MVA will be positive and will increase the Proceeds payable.

CONTRACT PROCEEDS AND PAYOUT PROVISIONS

        We will pay the Proceeds when you take a withdrawal, you surrender your Contract, the Contract Owner/Annuitant dies, or the Contract matures. We will pay all Proceeds upon death or maturity of the Contract under an automatic settlement option, unless you or your Beneficiary chooses to apply the Proceeds to provide payments under another Settlement Option, described below, or in a lump sum. We will always pay Surrender Proceeds in a lump sum unless you choose, after the first Contract Year, to annuitize under a life contingent payment option with at least a five year period certain. If we do not pay Proceeds immediately, we will credit interest to the Proceeds from the date of the withdrawal, surrender, Death or Maturity until the payment of Proceeds. We will add this interest to the Proceeds and credit the greater of (i) the current rate of interest we declare, or (ii) any minimum rate required by the laws of the state in which your Contract was issued.

        A Surrender Charge and MVA may apply to the Proceeds payable upon surrender or withdrawal. In addition, a surrender or withdrawal may be subject to income tax and, if you are younger than age 59 1/2 at the time of the withdrawal or surrender, a 10% penalty tax. Withdrawals may be restricted under certain Qualified Contracts.

  Surrender Charge

        The Surrender Charge is a charge we assess upon a surrender or withdrawal from the Contract during the Surrender Charge Period. In general, we do not assess a Surrender Charge on the Penalty-Free Withdrawal amount. However, we will assess a Surrender Charge on the amount of any Penalty-Free Withdrawals taken in the 12 months prior to a surrender of the Contract during the Surrender Charge Period. We will waive all or a portion of the Surrender Charge where your request for surrender or withdrawal meets the conditions of the Confinement Care Rider or Terminal Illness Rider (as described below).

        Under the Surrender Charge Schedule, the amount of the Surrender Charge as a percentage of the amount withdrawn decreases each Contract Year. Therefore, the amount of any Surrender Charge you may pay will vary depending upon the year in which the surrender or withdrawal occurs.

        For withdrawals, the Surrender Charge equals the Withdrawal Amount (in excess of the Penalty-Free Withdrawal amount) multiplied by the applicable Surrender Charge Percentage as set forth under the Surrender Charge Schedule.

        For surrenders, the Surrender Charge equals your Contract Value plus any Penalty-Free Withdrawal amounts taken in the 12 months prior to surrender, multiplied by the applicable Surrender Charge Percentage. Below is the available Surrender Charge Schedule for the Contract:

	Contract Year
	1	2	3	4	5	6	7	8+
5-Year Surrender Charge Schedule: Surrender Charge Percentage	7%	6%	5%	4%	3%	0%	0%	0%

        Credited Interest Rates and Cap Rates.    We declare the Fixed Value Initial Interest Rate, Current Fixed Value Interest Rate and Cap Rate in our sole discretion subject to the Fixed Value Minimum Guaranteed Interest Rate and minimum Cap Rate guarantees under the Contract.

  Withdrawal

        You may request a withdrawal under the Contract at any time. When you request a withdrawal, we deduct the amount of the withdrawal first from your Accumulated Value under the Fixed Value Option, then proportionally from your Accumulated Value under the Indexed Value Options. In our sole discretion, we may make available to Contract Owners a systematic withdrawal program that allows for regularly scheduled payments from the Contract. If you have elected to receive regularly scheduled payments under the systematic withdrawal program and your Accumulated Value under the Fixed Value Option is not enough to cover those payments for the next Contract Year, at the next Contract Anniversary we will automatically transfer a proportional amount from your Accumulated Value under the Indexed Value Options to the Fixed Value Option to cover those regularly scheduled payments for the coming Contract Year.

        Penalty-Free Withdrawals.    During the Surrender Charge Period, you may make one Penalty-Free Withdrawal in each Contract Year beginning after the first Contract Year. A Penalty-Free Withdrawal allows you to take one withdrawal of up to 10% of your Contract Value annually (determined at the time of the withdrawal) without the application of a Surrender Charge or an MVA. However, any Penalty-Free Withdrawals made within 12 months of a surrender will be considered as part of the surrender and any Surrender Charge and MVA applicable at surrender will be applied at surrender to those amounts previously withdrawn as Penalty-Free Withdrawals. All withdrawals taken after the end of the Surrender Charge Period are not subject to a Surrender Charge or an MVA.

        In processing a withdrawal, we process the amount of the Penalty-Free Withdrawal first. For example, if you request a withdrawal during the Surrender Charge Period in excess of the Penalty-Free Withdrawal amount, the Penalty-Free Withdrawal amount will not be subject to a Surrender Charge or MVA—however, the remaining amount withdrawn would be subject to a Surrender Charge and MVA.

        Confinement Care Rider.    If you have been confined to a Qualified Care Center (as defined in the Confinement Care Rider) for at least 90 consecutive days (30 consecutive days for Hospice) after your first Contract Anniversary and that confinement represents your first confinement to a Qualified Care Center, you are eligible to withdraw up to 100% of your Contract Value without the application of a Surrender Charge or MVA. Your eligibility for the increased Penalty-Free Withdrawal amounts is subject to the terms and conditions of the Confinement Care Rider.

        Terminal Illness Rider.    You are eligible to withdraw up to 100% of your Contract Value without the application of a Surrender Charge or MVA if, after your first Contract Year, you are diagnosed by a qualified physician as suffering from a terminal illness expected to result in death within one year of such diagnosis, subject to the conditions in the Terminal Illness Rider.

   Surrender Proceeds

        If you surrender your Contract, we will pay you the Surrender Proceeds. The Surrender Proceeds are equal to the Cash Surrender Value of your Contract, which is the greater of (1) the Contract Value less any Surrender Charges, plus or minus any MVA, or (2) the Minimum Guaranteed Surrender Value. The Surrender Proceeds would never be less than the Minimum Guaranteed Surrender Value and Surrender Proceeds would never be greater than the Contract Value. The Minimum Guaranteed Surrender Value on any date equals:

  •
  87.5% of all Premium payments; minus

  •
  Any Withdrawal Proceeds;

  •
  Accumulated at the Minimum Guaranteed Interest Rate (listed in your Contract).

        Deferral of Payment.    We have the right to defer payment of Surrender Proceeds for up to six months after we receive your request for surrender. We will pay interest on Surrender Proceeds that have been deferred at an annual rate of interest equal to the greater of the Current Fixed Value Minimum Interest Rate or the minimum rate of interest required by the state in which the Contract has been issued. Some states require us to receive their approval before we defer the payment of Surrender Proceeds.

  Death Benefit Proceeds

        On the date that we receive due proof of the Contract Owner/Annuitant's death, we will pay the Death Benefit Proceeds that equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value determined as of the date of death.

        Owner's/Annuitant's Death.    If any Contract Owner (or the Annuitant, in the case of a non-natural Owner), dies before the Maturity Date, we will pay Death Benefit Proceeds to the Beneficiary. If you did not choose a Settlement Option, the Beneficiary has 60 days from our receipt of the proof of death to make such a selection. If the Owner/Annuitant dies after the Maturity Date and before the payment of the entire Maturity Proceeds, we will pay any remaining balance as provided for in the chosen Settlement Option, at least as rapidly as under the method of payment in effect at the Owner's/Annuitant's death.

        We will pay the entire Death Benefit Proceeds in a lump sum, unless:

  •
  The Beneficiary elects a Settlement Option with all payments made over a five year period;

  •
  The Beneficiary elects a Settlement Option with payments beginning within one year of a Contract Owner's or the Annuitant's date of death, as applicable, with payments payable over the lifetime or life expectancy of the Beneficiary; or

  •
  The Beneficiary is the Contract Owner's spouse (under federal law) and he or she continues the Contract as the new Contract Owner.

        Naming a Beneficiary.    You must name your Beneficiary in the application. You must provide a signed written notice to our Home Office, informing the Company of any change in Beneficiary. Any change in Beneficiary will take effect as of the date we receive the notice at our Home Office unless the current Beneficiary is an irrevocable Beneficiary. A Beneficiary is revocable unless otherwise stated in any Beneficiary designation. You cannot change an irrevocable Beneficiary. We will not be liable for any payment made before we receive written notice at our Home Office of a change in Beneficiary in good order.

        Unless you notify us otherwise, the following rules apply:

  •
  If you name more than one Beneficiary and one of your Beneficiaries dies before the Owner/Annuitant, we will pay the Death Benefit Proceeds to the surviving Beneficiary(ies).

  •
  If any Beneficiary dies within 30 days after the Owner/Annuitant dies and we receive notice of the death before we pay the Death Benefit Proceeds, we will pay the Death Benefit Proceeds as if the Beneficiary died before the Owner/Annuitant.

  •
  If you have not named a Beneficiary before the Owner/Annuitant dies, we will pay the Death Benefit Proceeds to the Owner/Annuitant's estate.

  •
  If no named Beneficiary is alive when the Owner/Annuitant dies, we will pay the Death Benefit Proceeds to the Owner/Annuitant's estate.

  •
  In the case of multiple Beneficiaries, we will pay an equal portion of the Death Benefit Proceeds to each Beneficiary.

  Settlement Options

        At surrender, death of an Owner/Annuitant or Maturity, you or your Beneficiary, as applicable, may choose to receive annuity payments under one of the Settlement Options described below. Note that not all Settlement Options may be available upon the death of an Owner/Annuitant. Annuity payments are a benefit of deferred annuities, but annuitization is not a requirement of the Contact. The following Settlement Options are available under the Contract: Automatic, Income for a Specified Period, Life Income, Income of a Specified Amount, and Joint and Survivor Life Income. There is a minimum payout period of 5 years for each Settlement Option.

        You or your Beneficiary, as applicable, may choose a Settlement Option by notifying us in writing at our Home Office. Once we receive this notice, we will issue a Supplementary Contract in exchange for this Contract. The Supplementary Contract will identify the Settlement Option payment terms and to whom we pay any remaining Proceeds if the designated payee dies. We may change the mode of payment under a Settlement Option so each payment is at least $50.00. Once the Supplementary Contract is in effect, the method of payment cannot be changed and the Contract cannot be assigned or terminated for the present value of any future payments under the selected Settlement Option. If the owner of the Supplementary Contract dies before payments are complete, we will pay any remaining balance at least as rapidly as under the method of payment in effect on the Owner's date of death; provided however, that if the Owner is not an individual, then the Annuitant is deemed to be the Owner for purposes of this requirement. If your Contract is a Qualified Contract, the Income for a Specified Period and Income of a Specified Amount options may not satisfy required minimum distribution rules. Consult a tax advisor before electing one of these options.

        Automatic.    We will make regular equal periodic payments for 5 years and then for the life of the Annuitant (unless otherwise provided under the IRC). If you do not select a Settlement Option within 60 days of the Maturity Date, the Automatic Settlement Option will take effect.

        Income for a Specified Period.    Under this option, we will make regular equal periodic payments for a specific number of years. Payments will cease at the end of specified period and no further payments will be due. You may elect a specified period from 5 to 20 years.

        Life Income.    We will make regular equal monthly payments for a specified period certain and then for the life of the Annuitant. You may choose a specified period of 10 or 20 years, or any other period upon which we allow. After the specified period certain, the regular equal monthly payments will end at the death of the Annuitant. If the Owner/Annuitant dies during the specified period certain, no payments will be made after the end of that period certain.

        Income of a Specified Amount.    We will make regular equal periodic payments until the Contract Value has been exhausted. Once the Contract Value has been exhausted, payments will cease and no further payments will be made.

        Joint and Survivor Life Income.    We will make regular equal monthly payments during the joint lifetime of the Annuitant and the named Beneficiary/payee and an equal amount during the remaining lifetime of the survivor. The amount of the payment is determined by the age and sex of each person. Payments will end on the death of the last survivor. The Annuitant must be at least 50 years old and the Beneficiary/payee must be at least 45 years old at the time of the first monthly payment under this Settlement Option.

LIFETIME INCOME BENEFIT RIDER

        We offer the optional Lifetime Income Benefit Rider ("Rider") for an extra charge. This Rider is designed for Contract Owners who desire a guaranteed payment stream for life. The Rider is only available where the Contract Owner and Annuitant are the same person. Payments under the Rider, known as Lifetime Income Benefit ("LIB") payments, are not annuity payments. Annuity payments generally receive more favorable tax treatment than LIB payments.

        You may begin receiving LIB payments anytime after the first Contract Year, or at age 50, whichever occurs later. The Rider guarantees that you can receive the LIB payments for your life, or the joint lifetime of you and your spouse (as defined under Federal law) with equal payments for the remaining lifetime of the survivor. LIB payments will be made even if the Contract Value and the Income Account Value ("IAV") under the Rider (defined below) are both reduced to zero, provided certain conditions are met. LIB payments are first treated as withdrawals of your Contract Value, and when that is exhausted, the payments continue as benefit payments from us.

        You should carefully consider your income and liquidity needs, your ability to make additional Premium payments, and the projected amount of your LIB payments before you elect to receive LIB payments. Once LIB payments commence, your IAV will no longer grow at the IAV rate. Even if you stop LIB payments after they have commenced, your IAV will no longer grow at the IAV rate. In addition, any Excess Withdrawals you take may significantly reduce the value of the Rider and may cause the Rider to terminate.

Note:	All LIB payments and withdrawals under the Rider are withdrawals under your Contract, and will decrease your Contract Value.
It is important to note that the IAV is NOT the same as the Contract Value. It is not used to determine your Contract's Cash Surrender Value and cannot be withdrawn.

        Important factors to note about the Rider:

  •
  You will begin paying for the Rider when you elect the Rider, even if you do not elect to receive LIB payments for many years.

  •
  Certain Qualified Contracts may be subject to withdrawal restrictions that could prevent you from receiving LIB payments. Consult a tax adviser before purchasing the Rider with a Qualified Contract.

  •
  The Rider generally terminates when you die. There are, however, a few exceptions to this rule. See "Death Benefit" on page 30.

  •
  Excess Withdrawals may significantly reduce the value of the Rider and cause the Rider to terminate.

  •
  After you elect to receive LIB payments, you will continue to receive LIB payments even if your Contract Value is reduced to zero, unless you have taken or take Excess Withdrawals from your Contract.

  •
  The Rider may not be available in all states, and we may otherwise limit its availability.

  •
  The Rider is only available on the Contract Date.

  •
  We do not apply a Surrender Charge or an MVA to LIB payments under the Rider, unless you make an Excess Withdrawal and the sum of the LIB payments and Excess Withdrawal exceed the Penalty Free Withdrawal amount for the applicable Contract Year.

  Income Account Value

        The IAV is an amount under the Contract that we use only to calculate the LIB. It is not Contract Value and cannot be withdrawn. Upon issuance of the Rider, your IAV equals the initial Premium under the Contract. Prior to the start of LIB payments, additional Premium payments increase the IAV on a dollar for dollar basis. Your IAV will grow at the IAV Rate until the end of the IAV Period (unless you choose to restart the IAV Period as described below) or when LIB payments commence, whichever occurs first. The IAV Rate is an annual effective interest rate and is set at issuance of the Rider for the life of the Rider. After LIB payments start, the IAV will no longer grow at the IAV rate, but additional Premiums will still increase the IAV on a dollar for dollar basis.

        Withdrawals prior to the start of LIB payments will reduce the IAV on a pro-rata basis. For example, if the withdrawal reduces your Contract Value by 10%, the IAV under the Rider will also be reduced by 10%. Excess Withdrawals will reduce your IAV on a dollar for dollar basis. For more information, please see the "Withdrawals" section on page                        .

        IAV Period.    The IAV Period is set at the Rider's issuance. You may reset your IAV Period once on any Contract Anniversary between the fifth and tenth Contract Anniversaries by notifying us in writing at our Home Office. The IAV for the new IAV Period is the greater of, 1) your IAV immediately before the reset occurs; or 2) your Contract Value on the Contract Anniversary on which you reset the new IAV Period.

  Lifetime Income Benefit

        The LIB payments are guaranteed for your life as long as the Rider is in effect and assuming no Excess Withdrawals. You may elect to begin receiving LIB payments under the Rider anytime after the first Contract Year or age 50, whichever occurs later. You can elect how frequently you receive LIB payments—monthly, quarterly, semi-annually or annually. All LIB payments will be treated as withdrawals for tax purposes, and will be taxed as ordinary income. Withdrawals are generally taxed on a less favorable basis than are annuity payments. Additionally, LIB payments if taken prior to age 59 1/2 may be subject to 10% IRS penalty tax.

        Calculating the LIB.    Your Guaranteed Annual LIB Amount equals your IAV on the day LIB payments began, multiplied by the Guaranteed Income Percentage applicable to your age at the time you elected LIB payments, as shown in the table below:

GUARANTEED INCOME PERCENTAGES

Payee's Minimum Age at election of LIB	Single Life Payout Percentage	Joint Life Payout Percentage
50 - 59	4.0%	3.5%
60 - 69	5.0%	4.5%
70 - 79	6.0%	5.5%
80+	7.0%	6.5%

        If the Owner is a non-natural person, we would use the age of the Annuitant in determining the minimum age of the Payee at the time of election of LIB payments.

        If you select joint life payout, the joint payees must be spouses (as defined under Federal law), and we base the LIB payment amount on the age of the younger joint payee. This benefit guarantees LIB payments until the death of the last surviving joint payee.

        Once LIB payments begin, your Guaranteed Income Percentage is locked in for life.

        LIB Payments.    LIB payments will reduce your IAV and Contract Value on a dollar for dollar basis. Your Guaranteed Annual LIB Amount will never decrease unless you make an Excess Withdrawal.

        You may start or stop your LIB payments at any time. If you stop and then restart payments, we will apply the original Guaranteed Income Percentage to your current IAV to determine future LIB payments.

  Withdrawals

        Prior to the start of LIB payments, you may still take withdrawals from your Contract as described in the "Contract Proceeds and Payout Provisions: Withdrawal" section on page                        . Withdrawals prior to the start of LIB payments will reduce the IAV on a pro-rata basis.

        Withdrawals, in addition to your LIB payment, taken after LIB payments have begun are known as Excess Withdrawals. Excess Withdrawals will reduce your IAV on a dollar for dollar basis. Excess Withdrawals will reduce your future LIB payment amounts by the same percentage the Excess Withdrawals reduce your Contract Value. Immediately following an Excess Withdrawal, your LIB payment amount will equal:

A × (1-B/C)

  A
  =  LIB payment amount before the Excess Withdrawal.

  B
  =  The amount of the Excess Withdrawal.

  C
  =  Your Contract Value immediately before the Excess Withdrawal.

        If Excess Withdrawals, in combination with your LIB payment, exceed in any one Contract Year the 10% Penalty-Free Withdrawal amount allowed under your Contract, then any applicable Surrender Charges and MVAs will apply to the amount in excess of the Penalty-Free Withdrawal amount allowed.

        Example.    If you received an LIB payment of $10,000 and your Contract Value immediately following the LIB payment was $150,000, and then you subsequently requested an Excess Withdrawal of $15,000, your new LIB payment after the Excess Withdrawal would be $9,000. Based on the above formula, your new LIB payment would be determined by multiplying your LIB payment before the Excess Withdrawal ($10,000) by 1 minus the amount of the Excess Withdrawal divided by your Contract Value prior to the Excess Withdrawal ($15,000/$150,000) or ..90. At the time of the Excess Withdrawal, the Excess Withdrawal represented 10% of your Contract Value and lowered your future LIB payments by a corresponding 10% to $9,000.

Note:	Once LIB payments start, LIB payments will continue even if your Contract Value declines to zero, unless you take Excess Withdrawals which reduce your IAV to zero and cause the Rider to terminate.

        If this Contract is purchased on a Qualified basis and if, in any given year, the required minimum distribution ("RMD") from this Contract only exceeds the annual LIB payment, the amount by which any withdrawal you take to satisfy your RMD for this Contract only exceeds the LIB payment will not be treated as an Excess Withdrawal.

  Step-Ups

        On the day before LIB payments begin, if your Contract Value before the deduction of the rider charge is greater than your IAV, we will automatically increase or "step-up" your IAV to an amount equal to your Contract Value. On each Contract Anniversary after LIB payments start, if your Contract Value before the deduction of the rider charge is greater than your IAV, your Guaranteed Annual LIB Amount will be equal to the greater of:

  •
  Your current Guaranteed Annual LIB Amount; or

  •
  Your Contract Value multiplied by the applicable Guaranteed Income Percentage.

        However, if your Contract Value is less than your IAV on a Contract Anniversary, we will not reduce your Guaranteed Annual LIB Amount.

  Death Benefit

        Upon your death, the Rider will terminate unless your spouse (under federal law) is the sole beneficiary and either

  •
  You die before LIB payments begin, the spouse becomes the new Contract Owner, and he or she is age 50 or older at that time, in which case the Rider will continue with the continuation of the Contract; or

  •
  LIB payments have already begun prior to your death, in which case your surviving spouse may receive:

  a.
  The current Contract Value in a lump sum; or

  b.
  The remaining IAV in a series of payments of up to 6% per annum of IAV, based on the age of your surviving spouse on the date of your death, until the IAV is depleted.

        If the Contract is continued, the rider charge will continue and the IAV remains eligible for any step-ups.

  Rider Charge

        We assess an annual charge for the Rider equal to the rider fee rate multiplied by the Contract Value on each Contract Anniversary. The rider fee rate is specified in the Rider and is guaranteed for the life of the Rider, unless you elect to restart a new IAV Period, at which point we may change the rider fee rate in our sole discretion. The maximum rider fee rate is 1%. We deduct the rider charge from your Contract Value (proportionally from the Accumulated Value of each Value Option) on each Contract Anniversary, regardless of when you start receiving LIB payments.

  Rider Termination

        The Rider will terminate on the earliest of the date:

  •
  You send written Notice requesting termination of the Rider;

  •
  You die without a surviving spouse (as defined under Federal law) as the sole beneficiary;

  •
  Excess Withdrawals deplete the IAV;

  •
  You surrender your Contract;

  •
  You annuitize your Contact;

  •
  You transfer ownership of the Contract, except in certain limited cases such as transfer to a personal revocable trust for the Owner, the surviving spouse under a joint ownership arrangement, the spouse or court appointed representatives, conservator or guardian during the Owner's lifetime or to effect a 1035 exchange.

  •
  The Contract Owner and Annuitant are no longer the same person; or

  •
  You die and your spouse is not at least 50 years old.

  •
  Once terminated, the Rider may not be reinstated.

INDEX CREDIT AND MVA EXAMPLES

CALCULATION OF THE ANNUAL POINT TO POINT VALUE OPTION INDEX CREDIT

        The examples in this section are intended to help you understand how Index Credits are calculated for the Annual Point to Point Value Option. The first example shows what happens when the Index increases over the Contract Year and the percentage increase in the Index does not exceed the Cap Rate. The second example shows what happens when the Index increases over the Contract Year and the percentage increase in the Index is greater than the Cap Rate. The third example shows what happens when the Index declines over the year.

  Example 1: Cap Rate Exceeds Percentage Increase for Index

        Assume:

  •
  The Index Credit is being calculated for the fourth Contract Year;

  •
  The Contract was issued on April 1—meaning, the Contract Anniversary is on April 1 of every year and the last day of the Contract Year is March 31 of every year;

  •
  The Accumulated Value under the Annual Point to Point Value Option equaled $10,000 on the third Contract Anniversary;

  •
  The Index Price on the fourth Contract Anniversary (April 1 of the fifth Contract Year) was 1050.00;

  •
  The Index Price on the third Contract Anniversary (April 1 of the fourth Contract Year) was 1010.00;

  •
  The Cap Rate for the Annual Point to Point Value Option is 6%, or 0.06; and

  •
  No withdrawals were taken from the Annual Point to Point Value Option during the fourth Contract Year.

        First, we determine the rate at which the Index Credit will be applied. We subtract the Index Price on the third Contract Anniversary (1010.00) from the Index Price on the fourth Contract Anniversary (1050.00). We divide the result (40.00) by the Index Price on the third Contract Anniversary (1010.00).

1050.00 - 1010.00 1010.00	=	3.96%

        The Index Credit rate will be the lesser of the result (3.96%) and the Cap Rate (6.00%). In this case, the result is lower than the Cap Rate, so the rate for calculating the Index Credit is 3.96%.

        Second, we determine the amount of the Index Credit. We multiply the Index Credit Rate (3.96%) by the Accumulated Value under the Annual Point to Point Value Option at the end of the third Contract Year ($10,000).

3.96% × 10,000	=	$396.00

        The Annual Point to Point Value Option earned a $396.00 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Annual Point to Point Value Option equals $10,396 ($10,000 + $396) (this value is prior to any applicable LIBR fee deduction).

Example 2: Percentage Increase if Index Exceeds Cap Rate

        Assume the same as Example 1, except:

  •
  The Index Price on the fourth Contract Anniversary (April 1 of the fifth Contract Year) was 1100.00.

        First, we determine the rate at which the Index Credit will be applied. We subtract the Index Price on the third Contract Anniversary (1010.00) from the Index Price on the fourth Contract Anniversary (1100.00). We divide the result (90.00) by the Index Price on the third Contract Anniversary (1010.00).

1100.00 - 1010.00 1010.00	=	8.91%

        The Index Credit rate will be the lesser of the result (8.91%) and the Cap Rate (6.00%). In this case, the result is higher than the Cap Rate, so the rate for calculating the Index Credit is capped at the Cap Rate of 6.00%.

        Second, we determine the amount of the Index Credit. We multiply the Index Credit rate (6.00%) by the Accumulated Value under the Annual Point to Point Value Option on the third Contract Anniversary ($10,000).

6.00% × 10,000	=	$600.00

        The Annual Point to Point Value Option earned a $600.00 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Annual Point to Point Value Option equals $10,600 ($10,000 + $600) (this value is prior to any applicable LIBR fee deduction).

Example 3: Index Declines

        Assume the same as Example 1, except:

  •
  The Index Price on the fourth Contract Anniversary (April 1 of the fifth Contract Year) was 925.00.

        First, we determine the rate at which the Index Credit will be applied. We subtract the Index Price on the third Contract Anniversary (1010.00) from the Index Price on the fourth Contract Anniversary (925.00). We divide the result (-85) by the Index Price on the third Contract Anniversary (1010.00).

925.00 - 1010.00 1010.00	=	8.42%

        Since the Index Credit cannot be less than zero, a 0% Index Credit rate is used.

        The Annual Point to Point Value Option earned a $0 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Annual Point to Point Indexed Value Option equals $10,000 ($10,000 + $0) (this value is prior to any applicable LIBR fee deduction).

CALCULATION OF THE MONTHLY POINT TO POINT VALUE OPTION INDEX CREDIT

        The examples in this section are intended to help you understand how Index Credits are calculated for the Monthly Point to Point Value Option. The first example shows what happens when the MPT Sum is greater than zero. The second example shows what happens when the MPT Sum is less than zero.

Example 1: Positive MPT Sum

        Assume:

  •
  Index Credit calculated for fourth Contract Year;

  •
  The Contract was issued on May 17—meaning, the first Index Date is on May 17 and the subsequent Index Dates fall on the 17th of every month;

  •
  The Accumulated Value under the Monthly Point to Point Value Option equaled $10,000 on the third Contract Anniversary; and

  •
  The monthly Cap Rate for the Monthly Point to Point Value Option is 2.00%.

Index Date	Index Price	Monthly Change	MPT Ratio (capped at 2%)
May 17	975
June 17	980	0.5128%	0.5128%
July 17	1027	4.7959%	2.0000%
August 17	1021	-0.5842%	-0.5842%
September 17	950	-6.9540%	-6.9540%
October 17	960	1.0526%	1.0526%
November 17	1000	4.1667%	2.0000%
December 17	1021	2.1000%	2.0000%
January 17	1006	-1.4691%	-1.4691%
February 17	1015	0.8946%	0.8946%
March 17	1015	0.0000%	0.0000%
April 17	1020	0.4926%	0.4926%
May 17	1040	1.9608%	1.9608%
		MPT Sum =	1.9061%	(Use 1.91%)

        First, we calculate the MPT Ratio for each month. The chart above lists the MPT Ratio for each month. For example, the MPT Ratio for July was calculated as follows: we subtract the Index Price on the first preceding Index Date (980) from the Index Price on the Index Date (1027). We divide the result (47) by the Index Price on the first preceding Index Date (980), which equals the monthly change (4.7959%). The MPT Ratio is the lesser of the monthly change (4.7959%) or the monthly Cap Rate (2.00%). Thus, the MPT Ratio for July is 2.00%.

        Second, we calculate the MPT Sum, which is the sum of MPT Ratios for the Contract Year.

        As indicated above, the MPT Sum equals 1.91%.

        Next, we determine the amount of the Index Credit. We multiply the MPT Sum (1.91%) by the Accumulated Value under the Monthly Point to Point Value Option.

1.91% × $10,000.00	=	$191.00

        The Monthly Point to Point Value Option earned a $191.00 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Monthly Point to Point Value Option equals $10,191 ($10,000 + $191.00) (this value is prior to any applicable LIBR fee deduction).

Example 2: Negative MPT Sum

        Assume the same as Example 1, except:

  •
  The Index Price is as indicated in the chart below.

Index Date	Index Price	Monthly Change	MPT Ratio (capped at 2%)
May 17	975
June 17	980	0.5128%	0.5128%
July 17	1027	4.7959%	2.0000%
August 17	1021	-0.5842%	-0.5842%
September 17	950	-6.9540%	-6.9540%
October 17	960	1.0526%	1.0526%
November 17	1000	4.1667%	2.0000%
December 17	1000	0.0000%	0.0000%
January 17	1006	0.6000%	0.6000%
February 17	1015	0.8946%	0.8946%
March 17	1010	-0.4926%	-0.4926%
April 17	985	-2.4752%	-2.4752%
May 17	950	-3.5533%	-3.5533%
		MPT Sum =	-6.99930%	(Use -7.00%)

        First, we calculate the MPT Ratio for each month. The chart above lists the MPT Ratio for each month. For example, the MPT Ratio for March was calculated as follows: we subtract the Index Price on the first preceding Index Date (1015) from the Index Price on the Index Date (1010). We divide the result (-5) by the Index Price on the first preceding Index Date (1015), which equals the monthly change (-0.4926%). The MPT Ratio is the lesser of the monthly change (-0.4926%) or the monthly Cap Rate (2.00%). Thus, the MPT Ratio for March is -0.4926%.

        Second calculate the MPT Sum, which is the sum of MPT Ratios during the Contract Year.

        As indicated above, the MPT Sum equals -7.00%.

        When, as here, the result is a negative number, the Index Credit equals $0 because the Index Credit cannot be less than zero. Thus, on fourth Contract Anniversary, the Accumulated Value under the Monthly Point to Point Indexed Value Option equals $10,000 ($10,000 + $0) (this value is prior to any applicable LIBR fee deduction).

CALCULATION AND APPLICATION OF THE MVA

        The examples in this section are intended to help you understand how the MVA is calculated in connection with a surrender or withdrawal during the Surrender Charge Period. The Surrender Proceeds would never be less than the Minimum Guaranteed Value Surrender Value or greater than the Contract Value. The first example shows a negative MVA and the second example shows a positive MVA that result from the surrender of the Contract. The third example shows a negative MVA and the fourth example shows a positive MVA that result from a withdrawal. The third and fourth examples also show how Withdrawal Proceeds are calculated. Unrounded values are used in the calculation of t, MVA Factor and MVA.

        First, we calculate the MVA factor by using this formula: [A/B]t.

        Where:

  A
  =  1 plus effective yield to the applicable MVA Index on the Contract Date

  Example 1: Surrender with Negative MVA

        Assume:

  •
  The Contract Value on the date of surrender is $125,000;

  •
  The effective yield of the applicable MVA Index on the Contract Date is 2.25%;

  •
  The effective yield of the applicable MVA Index one day prior to surrender of the Contract is 2.50%;

  •
  The number of days from the date of surrender to the next Contract Anniversary is 133;

  •
  There are 2 whole years until the end of the Contract's Surrender Charge Period; and

  •
  No Penalty-Free Withdrawal applies.

        First, we calculate the MVA Factor by using this formula: [A/B]t.

        Where:

    A
    =  1 plus effective yield of the applicable MVA Index on the Contract Date

    B
    =  1 plus effective yield of the applicable MVA Index one day prior to surrender of the Contract

    T
    =  Number of days from the date of the surrender to the next Contract Anniversary divided by 365; plus the number of whole years remaining in the Surrender Charge Period.

A = 1 + 0.0225 = 1.0225
[1.0225 /1.0250] ^ 2.3643836 = 0.994242803
B = 1 + 0.025 = 1.0250
MVA Factor = 0.994242803
t = (133/365) + 2 = 2.3643836

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (0.994242803). We then multiply the result (-0.005757197) by the Contract Value that is subject to the MVA ($125,000).

MVA	=	-0.005757197 × $125,000	=	-$719.65

        This means that the Surrender Proceeds would reflect a decrease of $719.65 after any applicable Surrender Charges. However, the Surrender Proceeds would never be less than the Minimum Guaranteed Surrender Value.

  Example 2: Surrender with Positive MVA

        Assume the same as Example 1, except:

  •
  The effective yield of the applicable MVA Index on the Contract Date is 2.60%;

  •
  The effective yield of the applicable MVA Index one day prior to surrender of the Contract is 2.00%

        First, we calculate the MVA factor by using this formula: [A/B]t (see Example 1 on pg.     ).

A = 1 + 0.026 = 1.0260
[1.0260/1.0200] ^ 2.3643836 = 1.01396399
B = 1 + 0.0200 = 1.0200
MVA Factor = 1.01396399
t = (133/365) + 2 = 2.3643836

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (1.01396399). We multiply the result (.01396399) by the Contract Value that is subject to the MVA ($125,000).

MVA	=	.01396399 × $125,000	=	$1,745.50

        This means that the Surrender Proceeds would reflect an increase of $1745.50 after any applicable Surrender Charges. However, the Surrender Proceeds would never be greater than the Contract Value.

  Example 3: Withdrawal with Negative MVA

        Assume the same as Example 1, except:

  •
  The Withdrawal Amount that is subject to the MVA is $50,000;

  •
  The effective yield of the applicable MVA Index on the Contract Date is 2.25%;

  •
  The effective yield of the applicable MVA Index one day prior to withdrawal is 2.50%

  •
  The number of days from the date of the withdrawal to the next Contract Anniversary is 133; and

  •
  Surrender Charge Percentage on date of withdrawal is 6%.

        First, we calculate the MVA Factor by using this formula: [A/B]t. (see Example 1 on pg.     ).

A = 1 + 0.0225 = 1.0225
[1.0225/1.0250] ^ 2.3643836 = 0.99424803
B = 1 + 0.0250 = 1.0250
MVA Factor = 0.99424803
t = (133/365) + 2 = 2.3643836

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (0.99424803). We then multiply the result (-0.005757197) by the Withdrawal Amount that is subject to the MVA ($50,000).

MVA	=	-0.005757197 × $50,000	=	-$287.86

        Third, we calculate the Surrender Charge. We multiply the Surrender Charge Percentage (6.00%) by the Withdrawal Amount ($50,000).

Surrender Charge	=	0.06 × $50,000	=	$3,000

        Fourth, we calculate the Withdrawal Proceeds. We deduct the Surrender Charge ($3,000) and apply the negative MVA ($287.86) from the Withdrawal Amount ($50,000).

Withdrawal Proceeds	=	$50,000 - $3,000 - $287.86	=	$46,712.14

  Example 4: Withdrawal with Positive MVA

        Assume the same as Example 1, except:

  •
  The Withdrawal Amount that is subject to the MVA is $50,000;

  •
  The effective yield of the applicable MVA Index on the Contract Date is 2.60%;

  •
  The effective yield of the applicable MVA Index one day prior to withdrawal is 1.25%

  •
  The number of days from the date of the withdrawal to the next Contract Anniversary is 133; and

  •
  Surrender Charge Percentage on date of withdrawal is 6%.

        First, we calculate the MVA Factor by using this formula: [A/B]t(see Example 1 on pg.     ).

A = 1 + 0.026 = 1.0260
[1.0260/1.0125] ^ 2.3643836 = 1.031812327
B = 1 + 0.0125 = 1.0125
MVA Factor = 1.031812327
t = (133/365) + 2 = 2.3643836

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (1.031812327). We multiply the result (0.031812327) by the Withdrawal Amount that is subject to the MVA ($50,000).

MVA	=	0.031812327 × $50,000	=	$1,590.62

        Third, we calculate the Surrender Charge. We multiply the Surrender Charge Percentage (6.00%) by the Withdrawal Amount ($50,000).

Surrender Charge	=	0.06 × $50,000	=	$3,000

        Fourth, we calculate the Withdrawal Proceeds. We deduct the Surrender Charge ($3,000) from the Withdrawal Amount ($50,000) and add the MVA ($1,590.62).

Withdrawal Proceeds	=	$50,000 - $3,000 + 1,590.62	=	$48,590.62

FEDERAL INCOME TAXES

        The following discussion is general in nature and is not intended as tax advice. You should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

        When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See "Non-Natural Person" below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

TAXATION OF ANNUITIES

        Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

  Required Distributions

        In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. Specifically, Section 72(s) requires that (a) if any owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such owner's death; and (b) if any owner dies prior to the annuity starting date, the entire interest in the contract will be distributed within five years after the date of such owner's death.

        The Non-Qualified Contracts contain provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. Other rules may apply to Qualified Contracts.

        These requirements will be considered satisfied as to any portion of a owner's interest which is payable to or for the benefit of a designated beneficiary and which is distributed over the life of such designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary, provided that such distributions begin within one year of the owner's death. The designated beneficiary refers to a natural person designated by the owner as a beneficiary and to whom ownership of the contract passes by reason of death. However, if the designated beneficiary is the surviving spouse (as defined under Federal law) of the deceased owner, the contract may be continued with the surviving spouse as the new owner.

        The right of a spouse to continue the Contract, and all Contract provisions relating to spousal continuation are available only to a person who meets the definition of "spouse" under Federal law. The Federal Defense of Marriage Act currently does not recognize same-sex marriages or civil unions, even those which are permitted under individual state laws. Therefore the spousal continuation provisions of this Contract will not be available to such partners or same sex marriage spouses. Consult a tax advisor for more information on this subject.

TAXATION OF NON-QUALIFIED CONTRACTS

  Non-Natural Person

        If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Premiums or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective owner that is not a natural person should discuss these with a tax adviser.

        The following discussion generally applies to Contracts owned by natural persons.

  Withdrawals

        When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner's investment in the Contract (generally, the Premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive MVA that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of MVAs and you may want to discuss the potential tax consequences of an MVA with your tax adviser. In the case of a surrender of a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Contract Owner's investment in the Contract.

        In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the individual's total account balance or accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any non-deductible Premium Payments paid by or on behalf of any individual. In many cases, the "investment in the contract" under a Qualified Contract can be zero.

  Penalty Tax on Certain Withdrawals

        In the case of a distribution from a Non-Qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions if they are:

  •
  Made on or after the taxpayer reaches age 59 1/2;

  •
  Made on or after the death of a Contract Owner;

  •
  Attributable to the taxpayer's becoming disabled; or

  •
  Made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

        Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

  Annuity Payments

        Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

   Partial Annuitization

        Under a new tax provision enacted in 2010, if part of an annuity contract's value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. None of the payment options under the Contract is intended to qualify for this "partial annuitization" treatment and, if you apply only part of the value of the Contract to a payment option, we will treat those payments as withdrawals for tax purposes.

  Taxation of Death Benefit Proceeds

        Amounts may be distributed from a Contract because of your death or the death of the Annuitant in the case of a non-natural person owner. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

  Transfers, Assignments or Exchanges of a Contract

        A transfer or assignment of ownership of a Contract, the designation of an annuitant other than the owner, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An owner contemplating any such transfer, assignment or exchange, should consult a tax adviser as to the tax consequences.

  Withholding

        Annuity distributions are generally subject to withholding for the payee's federal income tax liability. Payees can generally elect, however, not to have tax withheld from distributions.

  Multiple Contracts

        All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner's income when a taxable distribution occurs.

  Maturity Date

        If the Contract is not settled until the Annuitant has reached an advanced age, there is a risk that the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract would be currently includible in your income. Consult a tax adviser.

  Optional Benefit Riders—Non-Qualified Contracts

        It is possible that the Internal Revenue Service may take the position that fees deducted for optional benefit riders, such as the Lifetime Income Benefit Rider, are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat fees deducted for the optional benefits as taxable withdrawals, which might also be subject to a tax penalty if withdrawn prior to age 59 1/2. Although we do not believe that the fees associated or any optional benefit provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit under the Contract.

  Further Information

        We believe that the contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

TAXATION OF QUALIFIED CONTRACTS

        The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

  Individual Retirement Annuities (IRAs)

        IRAs, as defined in Section 408 of the IRC, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual's gross income for the year. The contributions may be deductible in whole or in part, depending on the individual's income. Distributions from certain retirement plans may be "rolled over" into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1/2, unless an exception applies.

  SIMPLE IRAs

        SIMPLE IRAs permit certain small employers to establish SIMPLE plans as provided by Section 408(p) of the IRC, under which employees may elect to defer to a SIMPLE IRA a specified percentage of compensation. The sponsoring employer is required to make matching or non-elective contributions on behalf of employees. Distributions from SIMPLE IRAs are subject to the same restrictions that apply to IRA distributions and are taxed as ordinary income. Subject to certain exceptions, premature distributions prior to age 59 1/2 are subject to a 10 percent penalty tax, which is increased to 25 percent if the distribution occurs within the first two years after the commencement of the employee's participation in the plan.

  Roth IRAs

        Roth IRAs, as described in IRC section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax. The Contract Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (i) before age 59 1/2 (subject to certain exceptions) or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

  Corporate Pension and Profit-Sharing Plans

        Corporate pension and profit-sharing plans under Section 401(a) of the IRC allow corporate employers to establish various types of retirement plans for employees, and self-employed individuals to establish qualified plans for themselves and their employees. Adverse tax consequences to the retirement plan, the participant or both may result if the Contract is transferred to any individual as a means to provide benefit payments, unless the plan complies with all the requirements applicable to such benefits prior to transferring the Contract.

  Section 457 Plans

        Section 457 Plans, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities and certain affiliates of such entities, and tax exempt organizations. The Contract can be used with such plans. Under such plans a participant may specify the form of investment in which his or her participation will be made. Under a non-governmental plan, all such investments, however, are owned by and are subject to, the claims of the general creditors of the sponsoring employer.

  Other Tax Issues

        Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. The value of optional contract provisions such as the Lifetime Income Benefit Rider may have to be added to the Contract Value in calculating the required minimum distribution amount. Consult a tax adviser. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.

        Distributions from Qualified Contracts generally are subject to withholding for the Contract Owner's federal income tax liability. The withholding rate varies according to the type of distribution and the Owner's tax status. The Owner will be provided the opportunity to elect not to have tax withheld from distributions.

        "Eligible rollover distributions" from section 401(a), 403(a), and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution from such a plan, except certain distributions such as distributions required by the IRC, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee's spouse or former spouse as beneficiary or alternate payee) chooses a "direct rollover" from the plan to a tax-qualified plan, IRA, Roth IRA or tax sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) a non-spouse beneficiary chooses a "direct rollover" from the plan to an IRA established by the direct rollover.

FEDERAL ESTATE TAXES

        While no attempt is being made to discuss the Federal estate tax implications of the Contract in detail, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the actuarial value of the payments to be received by the beneficiary. Consult an estate planning adviser for more information.

GENERATION-SKIPPING TRANSFER TAX

        Under certain circumstances, the IRC may impose a "generation skipping transfer tax" when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the IRC may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

 TAX RELIEF, UNEMPLOYMENT INSURANCE REAUTHORIZATION, AND JOB CREATION ACT OF 2010

        The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the "2010 Act") increases the federal estate tax exemption to $5,000,000 and reduces the federal estate tax rate to 35%; increases the Federal gift tax exemption to $5,000,000 and retains the federal gift tax rate at 35%; and increases the generation-skipping transfer ("GST") tax exemption to $5,000,000 and reduces the GST tax rate to 35%. Commencing in 2012 , these exemption amounts will be indexed for inflation.

        The estate, gift, and GST provisions of the 2010 Act are only effective until December 31, 2012, after which the provisions will sunset, and the federal estate, gift and GST taxes will return to their pre-2001 levels, resulting in significantly lower exemptions and significantly higher tax rates. Between now and the end of 2012, Congress may make these provisions of the 2010 Act permanent, or they may do nothing and allow these 2010 Act provisions to sunset, or they may alter the exemptions and/or applicable tax rates.

        The uncertainty as to how the current law might be modified in coming years underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

MEDICARE TAX.

        Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

        The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state and foreign taxation with respect to an annuity contract purchase.

ANNUITY PURCHASES BY RESIDENTS OF PUERTO RICO

        The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal income tax.

POSSIBLE TAX LAW CHANGES

        Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

        We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

 GENERAL MATTERS

ADVISORY AGREEMENT

        We are not a party to any agreement you have with your RIA, nor are we responsible for any brokerage service or investment advice your RIA provides to you, or any statement made by your RIA or its personnel about the Contract. Any investment advice that your RIA provides to you related to the advisability of including an indexed annuity contract in your portfolio, or about allocating your Premiums among the Fixed and Indexed Value Options is pursuant to a separate agreement with an entity qualified to provide such advice and is not provided by us. By signing the application for the Contract (or by executing other documents acceptable to us), we may rely on instructions related to the Contract made on your behalf from your RIA, and you affirm that you understand and agree that instructions you provide your RIA may not be relayed concurrently to us and that we are not liable for any loss or liability that may arise as a result. All instructions we receive from your RIA will be deemed to have been authorized by you and provided on your behalf (not on our behalf), until you either notify us in writing that you have revoked that authority or we receive notice of your death.

        Any fee that is charged by your RIA is in addition to the fees and expenses that apply to your Contract described in this prospectus. By advance written agreement with us, you may authorize your RIA to withdraw amounts from your Contract to pay for his or her fee. We will not verify the fee amount withdrawn, but we will send you a confirmation of the withdrawal, which you should review to verify the fee amount is accurate. Any such withdrawal will have the same tax effect and effect on Contract benefits as any other withdrawal you make from your Contract.

DISTRIBUTION

        We offer the Contract on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

        We offer the Contract to Contract Owners who are investment advisory clients of RIAs. Investment advisor representatives of some RIAs are also registered representatives of our affiliate, American Equity Capital, Inc. American Equity Capital, Inc. is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"). American Equity Capital, Inc. is the principal underwriter of the Contracts, and has entered into a distribution agreement with us for the distribution and sale of the Contracts on a best efforts basis. Investment advisor representatives of some RIAs are also registered representatives of unaffiliated broker-dealers ("selling firms") with whom American Equity Capital, Inc. has entered into selling agreements for the sale of the Contracts. The Contracts are sold by licensed insurance agents (the "selling agents") who are registered representatives of either American Equity Capital, Inc. or the selling firms. The Contracts are offered only in those states where the Contract may be lawfully sold.

        We have entered into an agreement (the "Distribution Agreement") with our affiliate, American Equity Capital, for the distribution and sale of the Contracts on a best efforts basis. American Equity Capital is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 as amended, and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"). In return for its services, we pay American Equity Capital an underwriting allowance of 0.20% of the Premiums we receive during the first Contract Year for each Contract we issue. However, if a Contract Owner withdraws all or a portion of such Premiums within 12 months of the date of the payment of the Premiums, American Equity Capital will refund to us the underwriting allowance attributable to the amount of the Premiums withdrawn. In addition, if a Contract Owner, through either surrender or withdrawals within one year before or after the date we issue a Contract, uses all or a portion of the contract value of an annuity or life insurance contract issued by us or one of our affiliates (a "prior contract") to pay Premiums under the Contract, we will only pay American Equity Capital an underwriting allowance on Premiums paid to us in excess of the contract value withdrawn from the prior contract.

        We do not pay commissions to American Equity Capital, Inc. or the selling firms who sell the Contracts. The Contracts are offered by RIAs as part of the advisory services provided to their clients, and the RIAs charge their clients an asset management fee or some other fee that takes into account assets invested in the Contracts. The selling agents who solicit sales of the Contract typically receive a portion of the asset management fee as compensation. The selling agents are also licensed as insurance agents by applicable state insurance authorities and appointed as our agents.

        We may also reimburse or pay selling firms for certain of their expenses, if such reimbursement or payment is permitted by applicable rules. The reimbursement and payment of these expenses does not result in any additional charges against the Contracts that are not described in the prospectus and Contract. Under the Distribution Agreement, we have agreed to pay for printing and distributing registration statements, prospectuses, and promotional materials related to the Contracts and the state and federal expenses associated with qualifying the Contracts for sale, all of our legal expenses in connection with the foregoing and any other expenses which may be deemed mutually appropriate.

        We may make cash payments, in certain circumstances referred to as "override" compensations to American Equity Capital, Inc. and the selling firms in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of our products on the selling firms' preferred or recommended list, access to the selling firms' registered representatives for purposes of promoting sales of our products, assistance in training and education of the selling agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular selling firm's actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount.

        The payment of these distribution expenses does not result in any additional charges against the Contracts that are not described in the prospectus and Contract.

        We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the selling agents of the selling firms.

        You should ask your RIA for further information about what other compensation they may receive in connection with your purchase of a Contract.

TELEPHONE AND INTERNET

        To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can contact the Company's Home Office at 1-866-526-0995, 6000 Westown Parkway, West Des Moines, Iowa 50266.

NOTICE, ELECTIONS AND CHANGE

        Where notice is required to be made to the Company or you wish to make any changes or elections under the Contract, such notice or request must be submitted in a written or verbal form satisfactory to the Company. Written notice must be signed by the Contract Owner and received by the Company's Home Office: 6000 Westown Parkway, West Des Moines, Iowa 50266.

        Unless specified otherwise, notice will take effect as of the date we receive it at our Home Office. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice.

CHANGE OF ADDRESS

        You may change your address by writing to us at our Home Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

EVIDENCE OF SURVIVAL

        The Company reserves the right to require satisfactory evidence that a person is alive if a benefit payment is based on that person being alive. No payment will be made until the Company receives such evidence.

AMENDMENTS

        No change in the Contract is valid unless approved in writing by one of the Company's officers. The Company reserves the right to amend the Contract by attaching an Endorsement or Rider to meet the requirements of the IRC, regulations, or published rulings.

DIVORCE

        In the event of divorce, the former spouses must provide a qualified domestic relations order to us. The terms of the qualified domestic relations order will control. For example, if the qualified domestic relations order requires that a Contract be divided among two former spouses, then we will divide the Contract according to the terms of the qualified domestic relations order. Dividing the Contract will not change the effective date or any of the values under the Contract.

MISSTATEMENT OF AGE OR SEX

        If age or sex has been misstated in the application, we will change your Contract benefits to what they would have been for the correct age or sex. If we find the error after making income payments, we will (i) pay the amount of any under-payments, plus the greater of 6% interest rate or the rate required by your state, compounded annually; or (ii) charge the amount of any over-payments, plus the greater of 6% interest rate or the rate required by your state, compounded annually, against the next income payments.

SIGNATURE REQUIREMENTS

        For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

LOANS

        Loans are not available under your Contract.

ANNUAL REPORT

        We will mail a report to you at least annually at your last known address of record. The report will show:

  •
  All Premiums paid;

  •
  Withdrawals;

  •
  Value Options;

  •
  Interest Rates;

  •
  Cap Rate(s); and

  •
  Any further information required by any applicable law or regulation.

        You also will receive confirmations of each transfer, withdrawal, and surrender.

CONFORMITY WITH APPLICABLE LAWS

        Notwithstanding any provision in the Contract to the contrary, all distributions under the Contract must be made in accordance with the applicable requirements of IRC Section 72(s), and all terms of the Contract will be interpreted consistently with these requirements.

EXPERTS AND COUNSEL [To be updated.]

INCONTESTABILITY

        The Contract is incontestable, except for fraudulent statements made in the application or supplemental applications, after it has been in force during the Owner's/Annuitant's lifetime for 2 years from the Contract Date.

INFORMATION REGARDING EAGLE LIFE INSURANCE COMPANY

CORPORATE HISTORY OF THE COMPANY [To be updated.]

        Eagle Life Insurance Company (the "Company" or "Eagle Life" or "we" or "us" or "our") is the issuer of your Contract and the entity to which you should look to honor the guarantees under your Contract. Eagle Life is an Iowa stock life insurance company that was incorporated on August 28, 2008. Our Home Office is located at 6000 Westown Parkway, West Des Moines, Iowa 50266. Eagle Life is a wholly owned subsidiary of American Equity Investment Life Insurance Company ("American Equity Life").

        American Equity Life is a life insurance company domiciled and incorporated in the State of Iowa. American Equity Life is wholly owned by American Equity Investment Life Holding Company (the "Holding Company"). As of December 31, 2011, no persons or entities beneficially owned more than        % of the common stock par value $1 per share, of the Holding Company. The Holding Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the SEC.

        American Equity Life is, and its subsidiaries are, principally engaged as a full service underwriter of fixed annuity products. American Equity Life and its subsidiaries market these products through a variable cost brokerage distribution network of approximately 50 national marketing organizations and, through them, approximately 22,215 independent agents as of December 31, 2011. American Equity Life is currently licensed to sell its products in the District of Columbia and all states, except the State of New York. American Equity Investment Life Insurance Company of New York, a subsidiary of American Equity Life, is licensed to sell its products in the State of New York.

        Eagle Life was capitalized through the issuance of 2,500,000 shares of authorized $1 par common stock on September 5, 2008 to American Equity Life in exchange for $5,000,000 of initial capital.

        Eagle Life and American Equity Life have entered into a management services agreement. Under this agreement, American Equity Life agrees to provide administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing to Eagle Life. In exchange for providing these administrative functions, Eagle Life reimburses American Equity Life for its cost of providing these services. During the period from January 1, 2011 to December 31, 2011, Eagle Life incurred fees under this agreement of $             million.

THE COMPANY'S BUSINESS [To be updated.]

        Our business consists of the sale of individual fixed annuity products including both unregistered and registered fixed indexed annuities and reinsurance of certain annuities issued by American Equity Life and, accordingly, we have only one business segment. Our business strategy is to earn predictable returns by managing investment spreads and investment risk. Additional information concerning our business may be found in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section on page

  Annuity Market Overview

        Our target market includes the group of individuals ages 45-75 who are seeking to accumulate tax-deferred savings. We believe that significant growth opportunities exist for annuity products because of favorable demographic and economic trends. According to the U.S. Census Bureau, there were 35 million Americans age 65 and older in 2000, representing 12% of the U.S. population. By 2030, this sector of the population is expected to increase to 20% of the total population. Our fixed annuity products are particularly attractive to this group as a result of the guarantee of principal with respect to those products, competitive rates of credited interest, tax-deferred growth and alternative payout options.

        According to AnnuitySpecs.com., total industry sales of index annuities [increased]        % to $             billion for the year ended December 31, 2011, from $32.2 billion for the year ended December 31, 2010.

  Strategy

        Our business strategy is to develop and grow our fixed annuity business and earn predictable returns by managing investment spreads and investment risk. Key elements of this strategy include the following:

        Develop and Enhance our Network of Selling Firms.    We believe that the development of successful relationships with broker-dealer selling firms will be key to the distribution of our products. Our objective is to develop the productivity and efficiency of this core distribution channel by focusing our marketing and recruiting efforts on those selling firms with registered representatives capable of selling $1 million or more of annuity premium annually. We will be alert to opportunities to establish relationships with selling firms, registered representatives and agents not presently associated with our affiliates and will provide all of our distributors with the highest quality service possible.

        Introduce Innovative and Competitive Products.    We intend to be at the forefront of the fixed annuity industry in developing and introducing innovative and new competitive products. We were one of the first companies to offer a registered fixed indexed annuity with a choice among interest crediting strategies.

        Use Expertise within our Holding Company System to Achieve Targeted Spreads on Annuity Products.    Within our Holding Company system, our affiliates have had a successful track record in achieving targeted spreads on annuity products. We intend to leverage this experience and expertise through personnel we share with our affiliates in managing the investment spread during a range of interest rate environments to achieve our targeted spreads.

        Maintain our Profitability Focus and Improve Operating Efficiency.    We are committed to continuously working to improve our profitability by advancing the scope and sophistication of our investment management and spread capabilities and continuously seeking out operating efficiencies within the Holding Company system. The affiliates in our Holding Company system continue to make investments in technology improvements that should benefit our business.

        Take Advantage of the Growing Popularity of Fixed Indexed Products.    We believe that the growing popularity of fixed indexed annuity products that credit interest by reference to an external market index without the risk of loss of the premium deposit presents an attractive opportunity to develop and grow our business. We intend to capitalize on the reputation of our parent, American Equity Life, a leading marketer of fixed indexed annuities in this expanding segment of the annuity market.

  Products

        Fixed Indexed Annuities.    Indexed annuities are fixed annuities that allow policyholders to earn index credits based on reference to the performance of a particular index without the risk of loss of principal. Most of these products allow policyholders to transfer funds once a year among several different crediting strategies, including one or more index based strategies and a traditional fixed rate strategy.

        The annuity contract value is equal to the sum of premiums paid and interest credited including index credits, which, depending upon the crediting strategy selected, may be based upon an overall limit (or "cap rate") of the annual appreciation (based in certain situations on monthly point-to-point calculations) in a recognized index or benchmark. Cap rates limit the amount of annual interest the policyholder may earn in any one contract year and may be adjusted by us annually subject to guaranteed minimums. The minimum guaranteed surrender values are equal to 87.5% of the premium collected plus interest credited at an annual rate ranging from 1% to 3%.

        Withdrawal Options.    Policyholders are typically permitted a penalty-free withdrawal of up to 10% of the contract value annually after the first year, subject to limitations. Withdrawals in excess of allowable penalty-free amounts may be assessed a surrender charge and an MVA during the surrender charge period. Surrender charges are set at levels aimed at protecting us from loss on early terminations and reducing the likelihood of policyholders terminating their policies during periods of increasing interest rates. This practice lengthens the effective duration of the policy liabilities and enhances our ability to maintain profitability on such policies. The policyholder may elect to take the proceeds of the annuity either in a single payment or in a series of payments for life, for a fixed number of years, or a combination of these payment options.

        Our fixed indexed annuity policies may have available a lifetime income benefit rider. This rider provides an additional liquidity option to policyholders who elect to receive a guaranteed lifetime income from their contract without requiring them to annuitize their contract value. The amount of the lifetime income benefit available is determined by the growth in the policy's income account value as defined in the rider and the policyholder's age at the time the policyholder elects to begin receiving lifetime income benefit payments. Lifetime income benefit payments may be stopped and restarted at the election of the policyholder.

  Reinsurance

        The Company has entered into a Coinsurance Agreement with our parent, American Equity Life, under which we reinsure 100% of risks under certain traditional fixed rate annuity policies issued by American Equity Life on or after January 1, 2010. Under this Agreement, American Equity Life pays us 100% of the premiums collected on the reinsured policies and we pay 100% of the following: all policy benefits; commission and expense allowances; and all insurance taxes and charges.

  Investments

        Investment activities are an integral part of our business, and net investment income is a significant component of our total revenues. Profitability of our annuity products is significantly affected by spreads between interest yields on investments, the cost of options to fund the annual index credits on our fixed indexed annuities and rates credited on the fixed value option strategy in the fixed indexed annuities and the traditional fixed rate annuities. We manage the index-based risk component of our fixed indexed annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the cap rates on policy anniversary dates to reflect the change in the cost of such options which varies based on market conditions. All options are purchased to fund the index credits on our fixed indexed annuities on their respective anniversary dates, and new options are purchased at each of the anniversary dates to fund the next annual index credits. Credited rates on the fixed value option strategy in our fixed indexed annuities may be changed from time to time, subject to minimum guarantees. Changes in cap rates and crediting rates in the fixed value option strategy on fixed indexed annuities and crediting rates on traditional fixed rate annuities may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or to maintain cap rates and crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

   Marketing

        Our Holding Company affiliate, American Equity Capital, is the principal underwriter for our registered fixed indexed annuity products. Our distribution strategy for our fixed indexed annuities is to enter into selling agreements with unaffiliated broker-dealer selling firms and unaffiliated registered investment advisory firms for the sale of our products, and to concentrate on building strong, long-term relationships with those selling firms and their registered representatives. We emphasize high quality service to our distributors and policyholders along with the prompt payment of commissions to the selling firms. We focus on a firm commitment to service with innovative and competitive products, outstanding customer service, quality investments and overall strength. This focus, plus the strength of the annuity product guarantees, should attract customers who are seeking to increase their assets for retirement yet minimize risk to principal.

  Competition

        We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks, and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

        The selling firms and registered investment advisers which distribute our products may use the ratings assigned to an insurer by independent rating agencies as one factor in determining which insurer's annuity products to market. Financial strength ratings generally involve quantitative and qualitative evaluations by rating agencies of a company's financial condition and operating performance. Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions.

        In addition to the financial strength ratings, rating agencies frequently use an "outlook statement" to indicate a medium or long-term trend which, if continued, may lead to a rating change. A positive outlook indicates a rating may be raised and a negative outlook indicates a rating may be lowered. A stable outlook is assigned when ratings are not likely to be changed. Outlooks should not be confused with expected stability of the issuer's financial or economic performance. A rating may have a "stable" outlook to indicate that the rating is not expected to change, but a "stable" outlook does not preclude a rating agency from changing a rating at any time without notice.

  Regulation

        Life insurance companies are subject to regulation and supervision by the states in which they transact business. State insurance laws establish supervisory agencies with broad regulatory authority, including the power to:

  •
  grant and revoke licenses to transact business;

  •
  regulate and supervise trade practices and market conduct;

  •
  establish guaranty associations;

  •
  license agents;

  •
  approve policy forms;

  •
  approve premium rates for some lines of business;

  •
  establish reserve requirements;

  •
  prescribe the form and content of required financial statements and reports;

  •
  determine the reasonableness and adequacy of statutory capital and surplus;

  •
  perform financial, market conduct and other examinations;

  •
  define acceptable accounting principles for statutory reporting;

  •
  regulate the type and amount of permitted investments; and

  •
  limit the amount of dividends and surplus note payments that can be paid without obtaining regulatory approval.

        Most states have enacted regulations on the activities of insurance holding company systems, including acquisitions, extraordinary dividends, the terms of surplus notes, the terms of affiliate transactions and other related matters. Eagle Life is regulated under such legislation in Iowa. A number of state legislatures have also considered or have enacted legislative proposals that alter and, in many cases, increase the authority of state agencies to regulate insurance companies and holding company systems.

        Although the federal government does not directly regulate the business of insurance, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation can significantly affect the insurance business.

        State insurance regulators and the National Association of Insurance Commissioners ("NAIC"), an organization of insurance regulators from the 50 states, the District of Columbia and the five U.S. territories established to support uniform regulation and standards for multi-state insurers, are continually reexamining existing laws and regulations and developing new legislation for passage by state legislatures and new regulations for adoption by insurance authorities. Proposed laws and regulations or those still under development pertain to insurer solvency and market conduct and in recent years have focused on:

  •
  insurance company investments;

  •
  Risk-based capital ("RBC") guidelines, which consist of regulatory targeted surplus levels based on the relationship of statutory capital and surplus, with prescribed adjustments, to the sum of stated percentages of each element of a specified list of company risk exposures;

  •
  the implementation of non-statutory guidelines and the circumstances under which dividends may be paid;

  •
  principles-based reserving;

  •
  product approvals;

  •
  agent licensing;

  •
  underwriting practices; and

  •
  insurance and annuity sales practices.

        The NAIC's RBC requirements are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. The RBC formula defines a minimum capital standard which supplements low, fixed minimum capital and surplus requirements previously implemented on a state-by-state basis. Such requirements are not designed as a ranking mechanism for adequately capitalized companies.

        The NAIC's RBC requirements provide for four levels of regulatory attention depending on the ratio of a company's total adjusted capital to its RBC. Adjusted capital is defined as the total of statutory capital, surplus, asset valuation reserve and certain other adjustments. The ratio of total adjusted capital to RBC is a measure of a company's capital adequacy and claims paying ability.

        We also may be required, under the solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. Assessments related to business reinsured for periods prior to the effective date of the reinsurance are the responsibility of the ceding companies.

  Federal Income Tax

        The annuity products that we market generally provide the policyholder with a federal income tax advantage, as compared to certain other savings investments such as certificates of deposit and taxable bonds, in that federal income taxation on any increases in the contract values (i.e., the "inside build-up") of these products is deferred until it is received by the policyholder. With other savings investments, the increase in value is generally taxed each year as it is earned.

        From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantage described above for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to an individual retirement account or other qualified retirement plan.

        Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances a 3.8% tax ("Medicare Tax") may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this impending additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and it is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the Medicare Tax is unknown at this time.

  Employees

        We have four employees, however, the majority of our operational needs are met by the Holding Company and American Equity Life and certain of their direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling, and distribution agreements, or by third party service providers under separate agreements. Certain agreements with the Holding Company and American Equity Life are discussed in the "Transactions with Related Persons, Promoters, and Certain Control Persons" section on pages         . Under the agreements with the Holding Company and American Equity Life, we reimburse the Holding Company and American Equity Life for all costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, American Equity Life, the Holding Company, and their applicable subsidiaries.

 POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS [To be updated.]

Although economic conditions both domestically and globally have continued to improve since the financial crisis in 2008, we remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Continued difficult conditions in the global capital markets and economy could deteriorate in the near future and adversely affect us.

        Markets in the United States and elsewhere experienced extreme volatility and disruption since the second half of 2007, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets. This volatility and disruption reached unprecedented levels in late 2008 and early 2009. The United States entered a severe recession and recovery has proved to be slow and long-term. High unemployment rates and lower average household income levels have emerged as continued lagging indicators of a slow economic recovery. One of the strategies used by the U.S. government to stimulate the economy has been to keep interest rates low and increase the supply of United States dollars. While these strategies have appeared to be somewhat successful, any future economic downturn or market disruption could negatively impact our ability to invest our funds.

        If market conditions deteriorate in the future, it could result in other than temporary impairments on our investments. This may result in us needing to obtain additional capital from American Equity Life to sustain our current reinsurance assumed from it and new sales of our annuity products. Such market conditions could also affect American Equity Life and its ability to provide additional capital to us. If we are unable to obtain additional capital, we may be required to limit growth in sales of our annuity products or reinsurance assumed from American Equity Life.

        Additionally, if market conditions occurred that would subsequently affect our liquidity we could be forced to limit our operations and our business could suffer. We need liquidity to pay our policyholder benefits and operating expenses. The principal sources of our liquidity are annuity deposits, investment income and proceeds from the sale, maturity and call of investments. Additional sources of liquidity in normal markets also include a variety of short and long-term instruments, including debt and equity securities and capital contributions from our parent, American Equity Life.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations, that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

        We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the NAIC and the SEC. Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

The recent downgrade of the U.S. credit rating, including the credit rating of government-sponsored agencies, and the economic crisis in Europe could negatively impact our liquidity, financial condition and earnings.

        Recent U.S. debt ceiling and budget deficit concerns, together with signs of deteriorating sovereign debt conditions in Europe, have increased the possibility of additional credit-rating downgrades and economic slowdowns. Although U.S. lawmakers passed legislation to raise the federal debt ceiling, Standard & Poor's Ratings Services lowered its long-term sovereign credit rating on the United States and U.S. government-sponsored agencies from "AAA" to "AA+" in August 2011. The impact of this or any further downgrades to the U.S. government-sponsored agencies credit ratings, or their perceived creditworthiness, and the impact of the current crisis in Europe with respect to the ability of certain European Union countries to continue to service their sovereign debt obligations is inherently unpredictable and could adversely effect the U.S. and global financial markets and economic conditions. There can be no assurance that governmental or other measures to aid economic recovery will be effective. These developments, and the government's credit concerns in general, could create broader financial turmoil and uncertainty. Continued adverse economic conditions could have a material adverse effect on our business, financial condition, including our investment portfolio, and results of operations.

We are exposed to significant financial and capital risk, including changing interest rates, credit spreads and equity prices which may have an adverse affect on sales of our products, profitability, and our investment portfolio.

        Future changes in interest rates, credit spreads and equity indices may result in fluctuations in the income derived from our investments. These and other factors due to the current economic uncertainty could have a material adverse effect on our financial condition, results of operations or cash flows.

        Our interest rate risk is related to market price and changes in cash flow. Substantial and sustained increases and decreases in market interest rates can materially and adversely affect the profitability of our products, our ability to earn predictable returns, the fair value of our investments and the reported value of stockholders' equity. A rise in interest rates, in the absence of other countervailing changes, will increase the unrealized loss position of our investment portfolio. With respect to our available for sale fixed maturity securities, such declines in value (net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements) reduce our reported stockholders' equity.

        Our exposure to credit spreads is related to market price and changes in cash flows related to changes in credit spreads. If credit spreads widen significantly, this could lead to other than temporary impairments on our investments. If credit spreads tighten significantly, this will reduce net investment income associated with new purchases of fixed maturity securities.

        If interest rates rise dramatically within a short period of time, our business may be exposed to disintermediation risk. Disintermediation risk is the risk that our policyholders may surrender all or part of their contracts in a rising interest rate environment, which may require us to sell assets in an unrealized loss position. Alternatively we may increase crediting rates to retain business and reduce the level of assets that may need to be sold at a loss. However, such action would reduce our investment spread and net income.

        We are subject to the risk that the issuers of fixed maturity securities and other debt securities we own will default on principal and interest payments, particularly if a major downturn in economic activity occurs. An increase in defaults on our fixed maturity securities could harm our financial strength and reduce our profitability.

        Credit and cash flow assumption risk is the risk that issuers of securities, or other parties, including reinsurers and derivatives counterparties, default on their contractual obligations or experience adverse changes to their contractual cash flow streams. We attempt to minimize the adverse impact of this risk by monitoring portfolio diversification by asset class, creditor, and industry, and by complying with investment limitations governed by state insurance laws and regulations as applicable.

        We will use derivative instruments to fund the annual credits on our fixed indexed annuities. We will purchase derivative instruments, consisting primarily of one-year call options, from a number of counterparties. Our policy is to acquire such options only from counterparties rated "A-" or better by a nationally recognized rating agency and the maximum credit exposure to any single counterparty is subject to concentration limits. If our counterparties fail to honor their obligations under the derivative instruments, our revenues may not be sufficient to fund the annual index credits on our fixed index annuities. If our revenues are not sufficient to cover the payment of annual index credits, we will use the assets in our general account to meet those obligations. Any such counterparty failure could harm our financial strength and reduce our profitability.

Fluctuations in interest rates and investment spread could adversely affect our financial condition, results of operations and cash flows.

        A key component of our net income is the spread between rates earned on investments, purchased with fixed annuity deposits; and the rates at which interest is credited to our fixed annuity contracts. A narrowing of this investment spread may adversely affect operating results. Although we have the right to adjust interest crediting rates and cap rates on products, changes to crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In general, our ability to lower crediting rates is subject to a minimum crediting rate filed with state regulators. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid the narrowing of spreads under certain market conditions. Our policy structure generally provides for resetting of policy crediting rates from time to time and imposes surrender charges for certain withdrawals during the surrender charge period.

        Managing the investment spread on our fixed indexed annuities is more complex than it is for traditional fixed rate annuity products. We seek to manage the index-based risk component of our fixed indexed annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the cap rates on policy anniversary dates to reflect changes in the cost of such options which varies based on market conditions. The price of such options generally increases with increases in the volatility in the indices and interest rates, which may either narrow the spread or cause us to lower cap rates. Thus, the volatility of the indices adds an additional degree of uncertainty to the profitability of the indexed products. We will attempt to mitigate this risk by resetting cap rates on the policy anniversaries.

Our valuation of fixed maturity securities may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

        Fixed maturity securities are reported at fair value in our balance sheets. During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. Prices provided by independent broker quotes or independent pricing services that are used in the determination of fair value can vary significantly for a particular security. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. As such, valuations may include inputs and assumptions that are less observable or require greater judgment as well as valuation methods that require greater judgment. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported in our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength.

        We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

        Our ability to compete will depend in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such under performance likely would result in asset withdrawals and reduced sales.

        We will compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

We may experience volatility in net income due to the application of fair value accounting to our derivatives.

        All of our derivative instruments, including certain derivative instruments embedded in other contracts, will be recognized in the balance sheet at their fair values and changes in fair value will be recognized immediately in earnings. This impacts certain revenues and expenses we will report for our fixed indexed annuity business as follows:

  •
  We must present the call options purchased to fund the annual index credits on our fixed indexed annuities at fair value. The fair value of the call options is based upon the amount of cash that would be required to settle the call options obtained from the counterparties adjusted for the nonperformance risk of the counterparty. We record the change in fair value of these options as a component of our revenues. The change in fair value of derivatives includes the gains or losses recognized at expiration of the option term or upon early termination and changes in fair value for open positions.

  •
  The contractual obligations for future annual index credits are treated as a "series of embedded derivatives" over the expected life of the applicable contracts. Increases or decreases in the fair value of embedded derivatives generally correspond to increases or decreases in equity market performance and changes in the interest rates used to discount the excess of the projected policy contract values over the projected minimum guaranteed contract values.

        The application of fair value accounting for derivatives and embedded derivatives in future periods to our fixed indexed annuity business may cause substantial volatility in our reported net income.

We may face unanticipated losses if there are significant deviations from our assumptions regarding the probabilities that our annuity contracts will remain in force from one period to the next.

        The expected future profitability of our annuity products is based in part upon expected patterns of premiums, expenses and benefits using a number of assumptions, including those related to the probability that a policy or contract will remain in force, or on persistency (i.e., the likelihood of insurance business not lapsing or being replaced by another insurer's product), and mortality. Since no insurer can precisely determine persistency or mortality, actual results could differ significantly from our assumptions, and deviations from our estimates and our assumptions could have a material adverse effect on our business, financial condition or results of operations. For example actual persistency that is lower than our assumptions could have an adverse impact on future profitability, especially in the early years of a policy or contract primarily because we would be required to accelerate the amortization of expenses we deferred in connection with the acquisition of the policy.

        In addition, we set initial crediting rates for our annuity products based upon expected claims and payment patterns, using assumptions for, among other factors, mortality rates of our policyholders. The long-term profitability of these products depends upon how our actual experience compares with our pricing assumptions. For example, if mortality rates are lower than our pricing assumptions, we could be required to make more payments under certain annuity contracts in addition to what we had projected.

If our estimated gross profits change significantly from initial expectations, we may be required to expense our deferred policy acquisition costs in an accelerated manner, which would reduce our profitability.

        Deferred policy acquisition costs represent costs that vary with and primarily relate to the acquisition of new business. These costs are capitalized when incurred and are amortized over the life of the contracts. Current amortization of these costs is generally in proportion to expected gross profits from interest margins and, to a lesser extent, from surrender charges. Unfavorable experience with regard to expected expenses, investment returns, mortality, withdrawals or surrenders may cause acceleration of the amortization of these costs resulting in an increase of expenses and lower profitability.

If we do not manage our growth effectively, our financial performance could be adversely affected.

        We intend to grow our company by entering into selling agreements with unaffiliated broker-dealers and recruiting independent registered representatives of those broker-dealers to sell our products. In addition, we will also attempt to establish relationships with RIAs who make certain of our products available to their advisory clients. In addition, we will also attempt to establish relationships with RIAs who may make certain of our products available to their advisory clients. Growth will impose significant responsibilities on our management, including the need to identify, recruit, maintain and integrate additional employees, including management. There can be no assurance that we will be successful in expanding our business or that our systems, procedures and controls will be adequate to support our operations as they expand. In addition, due to our anticipated growth and resulting increased size, it may be necessary to expand the scope of our investing activities to asset classes in which we have not invested or have not had significant exposure. If we are unable to adequately manage our investments in these classes, our financial condition or operating results in the future may not meet our expectations. Our failure to manage growth effectively, or our inability to recruit, maintain and integrate additional qualified employees and distributors, could have a material adverse effect on our business, financial condition or results of operations. We cannot assure you that our future revenues will increase or that we will be profitable.

If we are unable to attract and enter into selling agreements with broker-dealer selling firms or RIAs, sales of our products may be affected.

        We will distribute our fixed indexed annuity products through selling agreements with unaffiliated broker-dealers and their registered representatives. We will also offer our products through relationships with RIAs who make certain of our products available to their advisory clients. We must enter into those selling agreements and relationships with RIAs to distribute our products. Insurance companies compete vigorously for distribution relationships. We will compete with other life insurance companies for distribution relationships primarily on the basis of our financial position, support services, compensation and product features. Selling firms may promote products offered by other life insurance companies that may offer a different variety of products than we do. Our competitiveness for such distributors also depends upon the long-term relationships we develop with them. If we are unable to attract and retain sufficient distributors, our ability to compete and our revenues would suffer.

Changes in state and federal regulation may affect our profitability.

        We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

        Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

        State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

        We are subject to the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

        Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been introduced in Congress which could result in the federal government assuming some role in the regulation of the insurance industry.

        On July 21, 2010, President Obama signed into law the Dodd-Frank Act which, among other things, imposes a comprehensive new regulatory regime on the over-the-counter ("OTC") derivatives marketplace. The derivatives legislation is set forth in Title VII of the Dodd-Frank Act entitled "Wall Street Transparency and Accountability" (the "Derivatives Title"). With limited exceptions, the provisions of the Derivatives Title become effective on the later of 360 days following enactment and, to the extent a provision requires rulemaking, not less than 60 days after publication of the final rule. Once effective, this legislation will subject swap dealers and "major swap participants" (as defined in the legislation and further clarified by the rulemaking) to substantial supervision and regulation, including capital standards, margin requirements, business conduct standards, recordkeeping and reporting requirements. It also requires central clearing for certain derivatives transactions that the U.S. Commodities Futures Trading Commission ("CFTC") determines must be cleared and are accepted for clearing by a "derivatives clearing organization" (subject to certain exceptions) and provides the CFTC with authority to impose position limits across markets. Many key concepts, processes and issues under the Derivatives Title have been left to the relevant regulators to define and address. Although it is not possible at this time to assess the impact of the Dodd-Frank Act and any future regulations implementing the new legislation, the Dodd-Frank Act and any such regulations may subject us to additional restrictions on our hedging positions which may have an adverse effect on our ability to hedge risks associated with our business, including our fixed indexed annuity business, or on the cost of our hedging activity.

        The Dodd-Frank Act also created a Financial Stability and Oversight Council. The Council may designate by a 2/3 vote whether certain insurance companies and insurance holding companies pose a grave threat to the financial stability of the United States, in which case such companies would become subject to prudential regulation by the Board of Governors of the U.S. Federal Reserve (the "Federal Reserve Board") (including capital requirements, leverage limits, liquidity requirements and examinations). The Federal Reserve Board may limit such company's ability to enter into merger transactions, restrict its ability to offer financial products, require it to terminate one or more activities, or impose conditions on the manner in which it conducts activities. The Dodd-Frank Act also established a Federal Insurance Office under the U.S. Treasury Department to monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance. The director of the Federal Insurance Office will have the ability to recommend that an insurance company or an insurance holding company be subject to heightened prudential standards. The Dodd-Frank Act also provides for the preemption of state laws in certain instances involving the regulation of reinsurance and other limited insurance matters. The Dodd-Frank Act requires extensive rule-making and other future regulatory action, which in some cases will take a period of years to implement.

        The regulatory framework at the state and federal level applicable to our insurance products is evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition or results of operations.

Changes in federal income taxation laws may affect sales of our products and profitability.

        The annuity products that we will market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e. the "inside build-up") is deferred until it is received by the policyholder. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

        From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

        Beginning in 2013, distributions from non-qualified annuity policies will be considered "investment income" for purposes of the newly enacted Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances a 3.8% tax ("Medicare Tax") may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this impending additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the US Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

        We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, the Financial Industry Regulatory Authority, Inc. ("FINRA"), the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

A downgrade in our parent's financial strength ratings may reduce new sales, adversely affect relationships with distributors and increase policy surrenders and withdrawals.

        Financial strength ratings are important factors in establishing the competitive position of life insurance and annuity companies. In recent years, the market for annuities has been dominated by those insurers with the highest ratings. For example, distributors and sales agents for life insurance and annuity products use the ratings as one factor in determining which insurer's annuities to market. A ratings downgrade could cause those distributors and sales agents to seek alternative carriers. In addition, a ratings downgrade could materially increase the number of policy or contract surrenders or other policy withdrawals.

        Financial strength ratings are measures of an insurance company's ability to meet policyholder obligations and generally involve quantitative and qualitative evaluations by rating agencies of a company's financial condition and operating performance. Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions. Ratings are based upon factors of concern to agents, policyholders and intermediaries and are not directed toward the protection of investors.

        There can be no assurance that our parent American Equity Life will sustain any particular rating for any given period of time or that it will not be changed or withdrawn entirely if, in a rating agency's judgment, circumstances so warrant. We have a financial support agreement with American Equity Life. Under this agreement, American Equity Life will provide support so that we have the greater of (a) statutory capital and surplus of $5 million, or (b) the amount of statutory capital and surplus as shall be necessary to maintain a RBC ratio based upon Company action level of at least 300% on an on-going basis. This agreement is not an evidence of indebtedness or an obligation or liability of American Equity Life and does not provide any of our policyholders with recourse to American Equity Life.

        The risks noted above about a downgrade in ratings are also applicable to American Equity Life. A downgrade in American Equity Life's ratings could have a material adverse effect on us because of the terms of the financial support agreement, and because our rating would also be downgraded.

 PROPERTIES

        We share space with our parent, American Equity Life, which leases commercial office space in one building in West Des Moines, Iowa, under an operating lease that expires on November 30, 2021.

SELECTED FINANCIAL DATA [To be updated.]

        The following selected financial data should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements and related notes appearing elsewhere in this prospectus. The results for the past periods are not necessarily indicative of results that may be expected for future periods.

				August 28, 2008 (Date of Inception) to December 31, 2008
	Year ended December 31,
	2011	2010	2009
	(Dollars in thousands)
Statements of Operations Data:
Revenues:
Annuity product charges	$	$11	$—	$—
Net investment income		2,158	530	87
Net realized gains on investments		516	—	—

Total revenues		2,685	530	87

Benefits and expenses:
Interest sensitive product benefits		1,925	202	—
Amortization of deferred sales inducements		143	—	—
Amortization of deferred policy acquisition costs		375	22	—
Other operating costs and expenses		2,060	1,032	123

Total benefits and expenses		4,503	1,256	123

Loss before income taxes		(1,818)	(726)	(36)
Income tax benefit		(634)	(267)	—

Net loss	$	$(1,184)	$(459)	$(36)

	December 31,
	2011	2010	2009	2008
	(Dollars in thousands)
Balance Sheet Data:
Total investments		49,061	5,124	5,010
Total assets		60,959	33,926	6,038
Policy benefit reserves		49,163	27,900	—
Total stockholders' equity		9,366	5,384	5,978

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS [To be updated.]

        Management's Discussion and Analysis of Financial Condition and Results of Operations reviews our financial position at December 31, 2011 and 2010 and our results of operations for the years ended December 31, 2011, 2010 and 2009, and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our audited financial statements, notes thereto and selected financial data appearing elsewhere in this prospectus.

Cautionary Statement Regarding Forward-Looking Information

        All statements, trend analyses and other information contained in this prospectus relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", "intend", and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

  •
  customer response to new products and marketing initiatives;

  •
  changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

  •
  increasing competition in the sale of annuities;

  •
  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

  •
  the risk factors or uncertainties listed from time to time in our filings with the SEC.

For a detailed discussion of these and other factors that might affect our performance, see the sections entitled "Potential Risk Factors That May Affect Our Business And Our Future Results."

Overview

        We were formed by American Equity Life, our parent company, on August 28, 2008 for the purpose of specializing in the sale of individual fixed annuity products consisting of both unregistered and registered fixed indexed annuities. On September 5, 2008, we were capitalized through the issuance of 2,500,000 shares of common stock to American Equity Life in exchange for $5,000,000 of initial capital. From our formation through the fourth quarter of 2011, we were in the development stage with respect to product development and distribution and had limited operations. We have not issued any annuity products; however, we do expect sales to begin in 2012.

        We entered into a coinsurance agreement in 2009 with American Equity Life. Under this agreement, American Equity Life ceded 20% of its risk associated with its multi-year rate guaranteed annuities issued on or after July 1, 2009. The business ceded under this agreement was recaptured by American Equity Life effective October 1, 2010.

        We entered into a new coinsurance agreement in 2010 with American Equity Life whereby American Equity Life ceded 100% of its risk associated with certain traditional fixed rate annuities issued on or after January 1, 2010. Under the terms of this agreement, American Equity Life pays to us 100% of the premiums collected on the reinsured policies and we pay 100% of all policy benefits including death benefits, withdrawals and surrenders on the reinsured policies. We also pay 100% of all commission and expense allowances and all insurance taxes and charges on the reinsured policies. We hold our 100% share of the policy benefit reserves with respect to the reinsured policies. Policy benefit reserves assumed from American Equity Life under this agreement were $111.4 million at December 31, 2011.

        Under U.S. generally accepted accounting principles ("GAAP"), premium collections for deferred annuities are reported as deposit liabilities instead of as revenues. Similarly, cash payments to policyholders are reported as decreases in the liabilities for policyholder account balances and not as expenses. Sources of revenues for products accounted for as deposit liabilities are net investment income, surrender and other charges deducted from the account balances of policyholders, and net realized gains and losses on investments. Components of expenses for products accounted for as deposit liabilities are interest credited to account balances (interest sensitive product benefits), amortization of deferred sales inducements and deferred policy acquisition costs, other operating costs and expenses and income taxes. Earnings from annuity products accounted for as deposit liabilities are primarily generated from the excess of net investment income earned over the interest credited to account balances, or the "investment spread."

        Our profitability in the future will depend in large part upon the amount of assets under our management, investment spreads we earn on our policyholder account balances, our ability to manage our investment portfolio to maximize returns and minimize risks such as interest rate changes and defaults or impairment of assets, our ability to manage interest rates credited to policyholders, interest credited on business ceded to us by American Equity Life, and costs of the options purchased to fund the annual index credits on our fixed indexed annuities, our ability to manage the costs of acquiring new business (principally distribution compensation) and our ability to manage our operating expenses.

Results of Operations

Years ended December 31, 2011, 2010, and 2009

        Net loss increased $       million to $       million in 2011, increased $0.7 million to $1.2 million in 2010 and increased $0.4 million to $0.5 million in 2009.

        Beginning in 2009, we have had coinsurance agreements in place with American Equity Life and our results of operations for 2011, 2010 and 2009 have been significantly influenced by the activity associated with our coinsurance agreements. See Notes 5 and 8 to our audited financial statements for a more detailed discussion and presentation of these coinsurance agreements. Net income since inception has been negatively impacted by the costs we are incurring in our development of products and distribution networks.

        Annuity product charges (surrender charges assessed against policy withdrawals) increased to $191,000 in 2011, up from $11,000 in 2010 and $0 in 2009. Withdrawals from annuity policies subject to surrender charges were $            for the year ended December 31, 2011, and $91,000 for the year ended December 31, 2010. The average surrender charge collected on withdrawals subject to a surrender charge was        % for 2011 and 12.3% for 2010.

        Net investment income increased to $       million in 2011 from $2.2 million in 2010 and $0.5 million in 2009. These increases were due to the growth in our annuity business from reinsurance and corresponding increases to our invested assets. Average invested assets increased to $       million in 2011 from $63.5 million in 2010 and $5.1 million in 2009. The average yield earned on invested assets was        %, 3.93% and 5.42% for the years ended December 31, 2011, 2010 and 2009, respectively. The average yield earned on average invested assets in 2010 was influenced by a high level of lower yielding short-term investments throughout the year.

        Net realized gains on investments were $       million and $0.5 million for the year ended December 31, 2011 and 2010, respectively, and were attributable to loan participation agreements with American Equity Life in which we participated in 56 mortgage loans at an amount of $0.6 million in principal amount for each loan. These agreements were effective June 1, 2010. On December 1, 2010, we transferred the loan participations back to American Equity Life and because of movement in interest rates during the time we held the loans the fair values increased and we realized a net gain of $0.5 million.

        Interest sensitive product benefits increased to $2.0 million in 2011 from $1.9 million in 2010 and $0.2 million in 2009. These increases were due to the annuity business assumed by us for the entire year of 2011 and 2010 compared to only the last six months of 2009. The average interest rate credited to policies in 2011 was        % compared to 3.39% in 2010 and 3.88% in 2009.

        Amortization of deferred sales inducements increased to $       million in 2011 from $0.1 million in 2010 and $ 0 million in 2009. Sales inducements include premium bonuses that are credited to annuity accounts at the time the policyholder purchases the annuity and amounted to $5.2 million in 2011 and $4.4 million in 2010. There were no premium bonuses credited to policies in 2009.

        Amortization of deferred policy acquisition costs increased to $       million in 2011 from $0.4 million in 2010 and $22,000 in 2009. Policy acquisition costs incurred and deferred in 2011 were $       million compared to $6.3 million in 2010 and $1.0 million in 2009. These increases were due to higher commissions on business assumed from American Equity Life in 2011 and 2010.

        Other operating costs and expenses increased to $       million in 2011 from $2.1 million in 2010 and $1.0 million in 2009. Operating costs and expenses through 2009 were primarily incurred in connection with the filing of applications for certificates of authority to conduct insurance business in various states. We continue to work through the licensing process with various state insurance departments, but the 2010 increases have been due to increases in amounts paid to outside consultants we have engaged to assist us with the federal registration process related to our registered fixed indexed annuity product.

        Income tax benefit increased to $       million in 2011 from $0.6 million in 2010 and $0.3 million in 2009. These changes were primarily related to changes in income before income taxes and the impact of changes in the valuation allowance for deferred income tax assets related to a net operating loss carryforward. A valuation allowance was eliminated in 2009 because the net operating loss carryforward was utilized to reduce 2009 taxable income.

Financial Condition

Investments

        Our investment strategy is to maintain a predominantly investment grade fixed income portfolio, provide adequate liquidity to meet our future cash obligations to policyholders and others and maximize current income and total investment return through active investment management. Consistent with this strategy, our investments consist of fixed maturity securities.

        Insurance statutes regulate the type of investments that we are permitted to make and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, we generally seek to invest in United States government and government-sponsored agency securities and debt securities rated investment grade by established nationally recognized statistical rating organizations ("NRSROs") or in securities of comparable investment quality, if not rated.

        The composition of our investment portfolio at December 31, 2011 and 2010 was as follows:

	December 31, 2011			December 31, 2010
	Carrying Amount	Percent		Carrying Amount	Percent
	(Dollars in thousands)
Fixed maturity securities:
United States Government full faith and credit	$		%	$1,005	2.0%
United States Government sponsored agencies			%	—	—%
United States municipalities, states and territories			%	22,356	45.6%
Corporate securities			%	7,655	15.6%
Non-agency residential mortgage backed securities			%	18,045	36.8%

	$		%	$49,061	100.0%

        The National Association of Insurance Commissioners ("NAIC") assigns designations to fixed maturity securities. These designations range from Class 1 (highest quality) to Class 6 (lowest quality). In general, securities are assigned a designation based upon the ratings they are given by the NRSROs. The table below presents our fixed maturity securities by NAIC designation and the equivalent NRSRO rating as of the dates indicated:

		December 31, 2011			December 31,2010
NAIC Designation	NRSRO Equivalent Rating	Carrying Amount		Percent	Carrying Amount	Percent
		(Dollars in thousands)
1	Aaa/Aa/A	$		%	$42,909	97.7%
2	Baa			%	6,152	2.3%

Total investment grade				%	49,061	100.0%

3	Ba		—	—%	—	—%
4	B		—	—%	—	—%
5	Caa and lower		—	—%	—	—%
6	In or near default		—	—%	—	—%

Total below investment grade			—	—%	—	—%

		$		100.0%	$49,061	100.0%

        The amortized cost and fair value of fixed maturity securities by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All of our residential mortgage backed securities provide for periodic payments throughout their lives and are shown below as a separate line.

	Available for Sale
	December 31, 2011		December 31, 2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollars in thousands)
Due in one year or less			$—	$—
Due after one year through five years			2,000	2,062
Due after five years through ten years			4,814	4,964
Due after ten years through twenty years			21,047	21,012
Due after twenty years			3,007	2,978

			30,868	31,016
Non-agency residential mortgage backed securities			18,053	18,045

			$48,921	$49,061

        The following table presents by category the amortized cost, gross unrealized losses and fair value of our investments as well as the number of securities in an unrealized loss position at December 31, 2011 and 2010:

	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value
		(Dollars in thousands)
December 31, 2011
Fixed maturity securities:
Available for sale:
United States Government full faith and credit
United States Government sponsored agencies
Corporate securities:
Utilities and related sectors
Non-agency residential mortgage backed securities
December 31, 2010
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	2	$566	$(18)	$548
United States municipalities, states and territories	12	12,441	(176)	12,265
Corporate securities:
Utilities and related sectors	1	473	(6)	467
Non-agency residential mortgage backed securities	4	5,241	(131)	5,110

	19	$18,721	$(331)	$18,390

        All securities held at December 31, 2011 and 2010 had been in an unrealized loss position for less than twelve months.

        All securities with unrealized losses at December 31, 2011 are relatively long in duration, making the value of such securities sensitive to changes in market interest rates. These securities carry yields less than those available at December 31, 2011 as the result of rising interest rates in 2010.

        Where the decline in market value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to be other than temporarily impaired because we do not intend to sell these investments and it is not more likely than not we will be required to sell these securities before a recovery of amortized cost, which may be maturity.

        All of the unrealized losses on fixed maturity securities shown in the above table for December 31, 2011 and 2010, are on securities that are rated investment grade, defined as being the highest two NAIC designations. All of the securities with unrealized losses are current with respect to the payment of principal and interest.

Liquidity and Capital Resources

        Our current primary source of cash flow is the coinsurance agreement with American Equity Life and the reinsurance premiums received on the assumed policies. In addition, we generate cash flows from the investments that we have purchased with the premiums we have received from the coinsurance agreement. We also have the ability to receive additional funds as capital contributions from American Equity Life, if needed. As discussed below in the "Transactions with Related Persons, Promoter, and Certain Control Persons—Certain Relationships and Related Person Transactions" section, we have entered into a financial support agreement with American Equity Life whereby American Equity Life will provide support in order for us to maintain the greater of $5 million in statutory capital and surplus or the amount of statutory capital and surplus necessary for us to maintain a company action level risk based capital ratio of at least 300% on an ongoing basis.

        Going forward, we expect that our primary sources of cash flow will be annuity deposits, including those assumed from American Equity Life, investment income, and proceeds from the sale or maturity of investments. We expect that the primary uses of funds will be investment purchases, payments to policyholders and American Equity Life in connection with surrenders and withdrawals, policy acquisition costs and other operating expenses.

        Liquidity requirements will be met primarily by funds provided from operations. We anticipate receiving adequate cash flow from annuity deposits and investment income to meet our obligations. Annuity liabilities are generally long-term in nature. However, a primary liquidity concern going forward will be the risk of an extraordinary level of early policyholder withdrawals. We include provisions within our annuity policies, such as surrender charges, that help limit and discourage early withdrawals.

        We believe that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of our operations, including reasonable foreseeable contingencies. During 2012, we expect to generate sufficient cash flows from annuity deposits and investment income to meet cash outflow requirements. However, we cannot predict future experience regarding benefits and surrenders since benefit and surrender levels may be influenced by factors outside of our control such as the interest rate environment and competitive factors.

        Funds which we receive as annuity deposits have been and will be invested in high quality investments to fund our future commitments. We believe that diversity of our investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of our investments, we could readily liquidate portions of our investments, if such a need arose. Sales of available for sale securities in an unrealized loss position are subject to other than temporary impairment considerations including our stated intent to hold until recovery.

        In the normal course of business, we enter into commitments that may obligate us to make certain payments during future periods. The following table summarizes such obligations as of December 31, 2011.

Payments Due by Period
	Total	Less Than 1 Year	1 - 3 Years	4 - 5 Years	After 5 Years
(Dollars in thousands)
December 31, 2011
Annuity products	$	$	$	$	$

(1)
Amounts shown in this table are projected payments through the year 2021 which we are contractually obligated to pay to American Equity Life under the coinsurance agreement. The payments are derived from actuarial models which assume a level interest rate scenario and incorporate assumptions regarding mortality and persistency (i.e., the likelihood of insurance business not lapsing or being replaced by another insurer's product), when applicable. These assumptions are based on our historical experience.

        Going forward, in the normal course of business we may enter into financing transactions, lease agreements, or other commitments. These commitments may obligate us to certain cash flows during future periods.

Critical Accounting Policies

        The increasing complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. We have identified three critical accounting policies that are complex and require significant judgment. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Valuation of Investments

        Our fixed maturity securities (bonds maturing more than one year after issuance) classified as available for sale are reported at fair value. Unrealized gains and losses, if any, on these securities are included directly in stockholder's equity as a component of accumulated other comprehensive income (loss), net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements. Unrealized gains and losses represent the difference between the amortized cost or cost basis and the fair value of these investments. We use significant judgment within the process used to determine fair value of these investments.

        GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. We categorize our investments into three levels of fair value hierarchy based on the priority for use of inputs in determining fair value. The hierarchy defines the highest priority inputs (Level 1) as quoted prices in active markets for identical assets. The lowest priority inputs (Level 3) are our own assumptions about what a market participant would use in determining fair value such as estimated future cash flows. We categorize financial assets recorded at fair value in the balance sheets as follows:

Level 1—	Quoted prices are available in active markets for identical financial instruments as of the reporting date. We do not adjust the quoted price for these financial instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2—	Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active; and models and other valuation methodologies using inputs other than quoted prices that are observable.
Level 3—
Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in Level 3 are securities for which no market activity or data exists and for which we used discounted expected future cash flows with our own assumptions about what a market participant would use in determining fair value.

        The following table presents the fair value of fixed maturity securities, available for sale, by pricing source and fair value accounting hierarchy levels as of December 31, 2011 and 2010, respectively.

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	(U.S. Dollars in Thousands)
December 31, 2011
Priced via third party pricing services
Priced via independent broker quotations

% of Total

December 31, 2010
Priced via third party pricing services	$1,005	$46,056	$—	$47,061
Priced via independent broker quotations	—	2,000	—	2,000

	$1,005	$48,056	$—	$49,061

% of Total	2.0%	98.0%	—%	100.0%

        Management's assessment of all available data when determining fair value of our investments is necessary to appropriately apply fair value accounting.

        We utilize independent pricing services in estimating the fair values of investment securities. The independent pricing services incorporate a variety of observable market data in their valuation techniques, including:

  •
  reported trading prices,

  •
  benchmark yields,

  •
  broker-dealer quotes,

  •
  benchmark securities,

  •
  bids and offers,

  •
  credit ratings,

  •
  relative credit information, and

  •
  other reference data.

        The independent pricing services also take into account perceived market movements and sector news, as well as a security's terms and conditions, including any features specific to that issue that may influence risk and marketability. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. We generally obtain one quote or price for each of our investment securities from our primary external pricing service. In situations where a quote or price is not available from this service, we may obtain further quotes or prices from additional parties as needed.

        The independent pricing services provide quoted market prices when available. Quoted prices are not always available due to market inactivity. Valuations and quotes obtained from third party commercial pricing services are non-binding and do not represent quotes or prices at which one may execute the disposition of the assets.

        In addition, we obtain prices from a broker for our callable United States government sponsored agency securities. Market indices of similar rated asset class spreads are considered for valuations and broker indications of similar securities are compared. Inputs used by the broker include market information, such as yield data and other factors relating to instruments or securities with similar characteristics.

        We validate external valuations at least quarterly through a combination of procedures that include the evaluation of methodologies used by the pricing services, analytical reviews and performance analysis of the prices against trends, and maintenance of a securities watch list. Additionally, as needed we utilize discounted cash flow models or perform independent valuations on a case-by-case basis of inputs and assumptions similar to those used by the pricing services. Although we do identify differences from time to time as a result of these validation procedures, we did not make any significant adjustments to the fair value of our investments as of December 31, 2011 and 2010.

Evaluation of Other Than Temporary Impairments

        The evaluation of investments for other than temporary impairments involves significant judgment and estimates by management. We review and analyze all investments on an ongoing basis for changes in market interest rates and credit deterioration. This review process includes analyzing our ability to recover the amortized cost or cost basis of each investment that has a fair value that is lower than its amortized cost or cost and requires a high degree of management judgment and involves uncertainty. The evaluation of securities for other than temporary impairments is a quantitative and qualitative process, which is subject to risks and uncertainties.

        We have a policy and process in place to identify securities that could potentially have an impairment that is other than temporary. This process involves monitoring market events and other items that could impact issuers. The evaluation includes but is not limited to such factors as:

  •
  the length of time and the extent to which the fair value has been less than amortized cost or cost;

  •
  whether the issuer is current on all payments and all contractual payments have been made as agreed;

  •
  the remaining payment terms and the financial condition and near-term prospects of the issuer;

  •
  the lack of ability to refinance due to liquidity problems in the credit market;

  •
  the fair value of any underlying collateral;

  •
  the existence of any credit protection available;

  •
  our intent to sell and whether it is more likely than not we would be required to sell debt securities prior to recovery;

  •
  consideration of rating agency actions; and

  •
  changes in estimated cash flows of residential mortgage backed securities.

        We determine whether other than temporary impairment losses should be recognized for debt securities by assessing all facts and circumstances surrounding each security. Where the decline in market value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to be other than temporarily impaired because we do not intend to sell these investments and it is not more likely than not we will be required to sell these investments before a recovery of amortized cost, which may be maturity.

        If we intend to sell a debt security or if it is more likely than not that we will be required to sell a debt security before recovery of its amortized cost basis, other than temporary impairment has occurred and the difference between amortized cost and fair value will be recognized as a loss in operations.

        If we do not intend to sell and it is not more likely than not we will be required to sell the debt security but also do not expect to recover the entire amortized cost basis of the security, an impairment loss would be recognized in operations in the amount of the expected credit loss by calculating the present value of the cash flows expected to be collected. The difference between the present value of expected future cash flows and the amortized cost basis of the security is the amount of credit loss recognized in operations. The remaining amount of the other than temporary impairment is recognized in other comprehensive loss.

        The determination of the credit loss component of a residential mortgage backed security is based on a number of factors. The primary consideration in this evaluation process is the issuer's ability to meet current and future interest and principal payments as contractually stated at time of purchase. Our review of these securities includes an analysis of the cash flow modeling under various default scenarios considering independent third party benchmarks, the seniority of the specific tranche within the structure of the security, the composition of the collateral and the actual default, loss severity and prepayment experience exhibited. With the input of third party assumptions for default projections, loss severity and prepayment expectations, we evaluate the cash flow projections to determine whether the security is performing in accordance with its contractual obligation.

        We utilize the models from a leading structured product software specialist serving institutional investors. These models incorporate each security's seniority and cash flow structure. In circumstances where the analysis implies a potential for principal loss at some point in the future, we use our "best estimate" cash flow projection discounted at the security's effective yield at acquisition to determine the amount of our potential credit loss associated with this security. The discounted expected future cash flows equates to our expected recovery value. Any shortfall of the expected recovery when compared to the amortized cost of the security will be recorded as the credit loss component of other than temporary impairment.

        The cash flow modeling is performed on a security-by-security basis and incorporates actual cash flows on the residential mortgage backed securities through the current period, as well as the projection of remaining cash flows using a number of assumptions including default rates, prepayment rates and loss severity rates. The default curves we use are tailored to Prime residential mortgage backed securities that we own, which assume lower default rates and loss severity for Prime securities versus Alt-A or sub-Prime securities. These default curves are scaled higher or lower depending on factors such as current underlying mortgage loan performance, rating agency loss projections, loan to value ratios, geographic diversity, as well as other appropriate considerations. The default curves generally assume lower loss levels for older vintage securities versus more recent vintage securities, which reflects the decline in underwriting standards over the years.

        The determination of the credit loss component of a corporate bond (including redeemable preferred stocks) is based on the underlying financial performance of the issuer and its ability to meet its contractual obligations. Considerations in our evaluation include, but are not limited to, credit rating changes, financial statement and ratio analysis, changes in management, large changes in credit spreads, breaches of financial covenants and a review of the economic outlook for the industry and markets in which they trade. In circumstances where an issuer appears unlikely to meet its future obligation, or the security's price decline is deemed other than temporary, an estimate of credit loss is determined. Credit loss is calculated using default probabilities as derived from the credit default swaps markets in conjunction with recovery rates derived from independent third party analysis or a best estimate of credit loss. This credit loss rate is then incorporated into a present value calculation based on an expected principal loss in the future discounted at the yield at the date of purchase and compared to amortized cost to determine the amount of credit loss associated with the security.

        In addition, for debt securities which we do not intend to sell and it is not more likely than not we will be required to sell, but our intent changes due to changes or events that could not have been reasonably anticipated, an other than temporary impairment charge is recognized. Once an impairment charge has been recorded, we then continue to review the other than temporarily impaired securities for appropriate valuation on an ongoing basis. Unrealized losses may be recognized in future periods through a charge to earnings, should we later conclude that the decline in fair value below amortized cost is other than temporary pursuant to our accounting policy described above. The use of different methodologies and assumptions to determine the fair value of investments and the timing and amount of impairments may have a material effect on the amounts presented in our consolidated financial statements.

Deferred Policy Acquisition Costs and Deferred Sales Inducements

        Costs relating to the origination of new business are not expensed when incurred but instead are capitalized as deferred policy acquisition costs or deferred sales inducements. Only costs which are expected to be recovered from future policy revenues and gross profits may be deferred.

        Deferred policy acquisition costs and deferred sales inducements are subject to loss recognition testing on a quarterly basis or when an event occurs that may warrant loss recognition. Deferred policy acquisition costs consist principally of commissions and certain costs of policy issuance. Deferred sales inducements consist of premium bonuses credited to policyholder account balances.

        For annuity products, these costs are being amortized generally in proportion to expected gross profits from interest margins and, to a lesser extent, from surrender charges. Current period amortization is adjusted retrospectively through an unlocking process when estimates of current or future gross profits/margins (including the impact of realized investment gains and losses) to be realized from a group of products are revised. Our estimates of future gross profit/margins are based on actual assumptions related to the underlying policies' terms, lives of the policies, yield on investments supporting the liabilities and level of expenses necessary to maintain the policies over their entire lives. Revisions are made based on historical results and our best estimates of future experience.

New Accounting Pronouncements

        In January 2010, the Financial Accounting Standards Board ("FASB") issued an accounting standards update that expands the disclosure requirements related to fair value measurements. A reporting entity is now required to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurement categories and describe the reasons for the transfers. Additionally, a reporting entity will be required to present on a gross basis rather than as one net number information about the purchases, sales, issuances and settlements of financial instruments that are categorized as Level 3 for fair value measurements. Clarification on existing disclosure requirements is also provided in this update relating to the level of disaggregation of information as to determining appropriate classes of assets and liabilities as well as disclosure requirements regarding valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. This standard was effective for us on January 1, 2010. The disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements will become effective for fiscal years beginning after December 15, 2010.

        In October 2010, as a result of a consensus of the FASB Emerging Issues Task Force, the FASB issued an accounting standards update that modifies the definition of the types of costs incurred that can be capitalized in the acquisition of new and renewal insurance contracts. This guidance defines the costs that qualify for deferral as incremental direct costs that result directly from and are essential to successful contract transactions and would not have been incurred by the insurance entity had the contract transactions not occurred. In addition, it lists certain costs as deferrable as those that are directly related to underwriting, policy issuance and processing, medical and inspection, and sales force contract selling as deferrable, as well as the portion of an employee's total compensation related directly to time spent performing those activities for actual acquired contracts and other costs related directly to those activities that would not have been incurred if the contract had not been acquired. This amendment to current GAAP should be applied prospectively and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011, with retrospective application permitted. We are currently evaluating the impact of the guidance on our consolidated financial statements. See note 4 for the policy issue costs that could be subject to non-deferral.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Given our limited operations to date, we are not currently subject to any material market risk exposures. However, in future periods, we expect to have exposure to market risk through both our insurance operations and investment activities.

        Interest rate risk will be our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. The profitability of most of our annuity products and the annuity business we assume from American Equity Life will depend on the spreads between interest yield on investments and rates credited on the annuity policies. We will have the ability to adjust crediting rates (caps on indexed interest we credit for indexed annuities) on substantially all of our annuity policies at least annually (subject to minimum guaranteed values), and the crediting rates on the annuity business assumed from American Equity Life are also adjustable annually. In addition, substantially all of our annuity products and the annuity business we assume from American Equity Life will have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

        A major component of our interest rate risk management program will be structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our issued and assumed annuity business. We will use computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations will enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our issued and assumed annuity business and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The "duration" of a security is the time weighted present value of the security's expected cash flows and is used to measure a security's sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities.

        With respect to our fixed indexed annuities, we intend to purchase call options on the applicable indices to fund the annual index credits on such annuities. These options will be primarily one-year instruments purchased to match the funding requirements of the underlying policies. Fair value changes associated with these investments should substantially be offset by an increase or decrease in the amounts added to policyholder account balances for index products.

        On the anniversary dates of the indexed annuities, we will purchase new one-year call options to fund the next annual index credits. The risk associated with these prospective purchases is the uncertainty of the cost, which will determine whether we are able to earn our spread on our index business. We will manage this risk through the terms of our annuities, which will permit us to change caps on indexed interest we credit subject to contractual minimums. By modifying caps, we can limit option costs to budgeted amounts, except in cases where the contractual minimums would prevent further modifications.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is information regarding our current directors and executive officers. There are no family relationships among any directors or executive officers.

Name	Age	Position
David Jeff Noble	80	President, Chief Executive Officer and Chairman of the Board
Debra Jane Richardson	55	Executive Vice President, Secretary and Director
John Michael Matovina	57	Executive Vice President, Chief Financial Officer, Treasurer and Director
Wendy Carlson Waugaman	51	Assistant Secretary and Director
Terry A. Reimer	66	Executive Vice President and Director
Carole L. Hunt	45	Executive Vice President

        David J. Noble has served as our President, Chief Executive Officer and Chairman of the Board since our formation in 2008. He serves as Executive Chairman of the Board of the Holding Company and he served as Chairman, Chief Executive Officer, President and Treasurer of the Holding Company since its formation in 1995 until January 1, 2009. He also served as Chairman of American Equity Life since its formation in 1995. He served as President of American Equity Life from its formation in 1995 until March, 2001. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a director of Twenty Services, Inc. Mr. Noble's prior service as Chief Executive Officer, President and Treasurer of the Holding Company gives him unique insights into our challenges, opportunities and operations. This, along with his years of experience in the insurance industry, led the Board of Directors to conclude that Mr. Noble should serve as a director of the Company.

        Debra J. Richardson has served as our Executive Vice President, Secretary and director since our formation in 2008. She has been Executive Vice President and Secretary of the Holding Company since January 1, 2009 and director since August, 2008. Prior to January 1, 2009 she served as Senior Vice President and Secretary of the Holding Company since 1996. Ms. Richardson has been involved in the insurance industry for over 30 years. Ms. Richardson's experience as an executive of the Holding Company and her years of involvement in the insurance industry led the Board of Directors to conclude that Ms. Richardson should serve as a director of the Company.

        John M. Matovina has been our Chief Financial Officer, Treasurer, Executive Vice President, and a director since our formation in 2008. He has served as Vice Chairman, Chief Financial Officer and Treasurer of the Holding Company since January 1, 2009. Prior to that, Mr. Matovina had served as the Vice Chairman of the Holding Company since June 2003. Mr. Matovina is a certified public accountant and has more than 30 years of experience in the accounting and insurance industries. Mr. Matovina's role as Vice Chairman, Chief Financial Officer and Treasurer of the Holding Company as well as his years of experience in and extensive knowledge of the accounting and the insurance industries led the Board of Directors to conclude that Mr. Matovina should serve as a director of the Company.

        Wendy C. Waugaman has been Assistant Secretary and director of the Company since our formation in 2008. She has served as Chief Executive Officer and President of the Holding Company since January 1, 2009. Prior to that, she was the Chief Financial Officer and General Counsel of the Holding Company since June 1999. Before joining the Holding Company, she served as outside corporate counsel from its inception in 1995. Ms. Waugaman was previously a partner in the firm of Whitfield & Eddy, P.L.C., Des Moines, Iowa, where she practiced law from 1985 until June 1999. Ms. Waugaman is also a certified public accountant. Ms. Waugaman's role as Chief Executive Officer and President of the Holding Company and former role as Chief Financial Officer and General Counsel of the Holding Company provides her with intimate knowledge of the company's operations. Her legal and financial background led the Board of Directors to conclude that Ms. Waugaman should serve as a director of the Company.

        Terry A. Reimer is Executive Vice President and Director of the Company. Mr. Reimer has also served as Executive Vice President, Chief Operating Officer and Treasurer of the Holding Company since November 1996. Mr. Reimer received his B.S. from Iowa State University. He is also a certified public accountant and has been involved in the insurance industry for over 30 years.

        Carole L. Hunt serves as Executive Vice President for the Company. Ms. Hunt joined in November of 2011 as Executive Vice President for Eagle Life Insurance Company. Ms. Hunt has been in the insurance industry for over 16 years in a variety of operational, compliance and management roles. Most recently, prior to joining the Company, Ms. Hunt was affiliated with another insurance company/ broker dealer for 9 years in a compliance management position. Ms. Hunt also holds a J.D. and is licensed to practice law in the state of Iowa.

  Involvement in Legal Proceedings.

        During the past ten (10) years, no officer or director of the Company has been involved in any legal proceedings which are material to an evaluation of the ability or integrity of the officer or director. However, on March 3, 2010, the Holding Company, Mr. Noble and Ms. Waugaman entered into settlements with the SEC related to allegations that the Holding Company, Mr. Noble and Ms. Waugaman committed proxy disclosure violations in connection with the Holding Company's 2006 proxy statement. The Holding Company, Mr. Noble and Ms. Waugaman agreed to settle the proxy charges without admitting or denying the allegations of the SEC's complaint. The SEC's complaint did not make any allegations of fraud against the Holding Company, Mr. Noble or Ms. Waugaman, nor did the complaint allege misstatements in financial reporting. Additionally, the SEC did not limit Mr. Noble's or Ms. Waugaman's involvement with the Holding Company or any of its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

        We currently have two permanent committees of the Board of Directors described below.

        Executive Committee.    The executive committee performs the following functions, among others:

  •
  except as prohibited by applicable law, exercises, between meetings of our Board of Directors, all of the powers and authority of the Board in our direction and management;

  •
  reviews corporate matters presented, or to be presented, to our Board of Directors; and

  •
  makes recommendations to our Board of Directors on policy matters.

        Investment Committee.    The investment committee performs the following functions, among others:

  •
  oversees the management of our assets and liabilities;

  •
  makes recommendations to our Board of Directors regarding investment policy; and

  •
  reviews procedures and practices relating to our investment activities.

        Our Board of Directors has also authorized the Holding Company Audit Committee (the "Audit Committee") to perform the following functions for us, including among others, assisting the Board of Director's oversight of: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements as they pertain to the financial statements and annual audit process; (c) our independent auditors' qualifications and independence and the performance of our independent auditors; and (d) our internal audit function. The Audit Committee is governed by a written charter approved by the board of directors of the Holding Company. The charter is posted on the Holding Company's website at www.american-equity.com.

        The Audit Committee is comprised of four independent directors: Robert L. Hilton, Robert L. Howe, A. J. Strickland, III and Harley A. Whitfield, Sr. The Audit Committee must include only directors who satisfy the independence requirements under the Sarbanes-Oxley Act of 2002 ("SOX") and the New York Stock Exchange ("NYSE") Rules. In addition, all Audit Committee members must have the ability to read and understand financial statements. The board of directors of the Holding Company has determined that all members of the Audit Committee meet such standards. In addition, the board of directors of the Holding Company has determined that Mr. Howe is an "audit committee financial expert," as that term is defined by the SEC.

Compensation of the Board of Directors

        Each member of our Board of Directors is an officer of the Company and is not separately compensated for their services as director. We do not reimburse our directors for the expenses they incur in attending meetings of the Board of Directors or meetings of committees of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

        Our Board of Directors has not established a compensation committee. Currently, we have on executive officer who is compensated directly by the Company, and under a management services agreement between our parent American Equity Life and us, we share certain personnel with American Equity Life and all employees who provide services to us under such agreement are American Equity Life employees and are paid by American Equity Life. Their compensation-related costs are allocated to us as described in the "Executive Compensation" section on page                        . The compensation policies and programs of the Holding Company, American Equity Life's parent and our ultimate parent, determine the compensation of officers of American Equity Life, including the officers we share with American Equity Life, and the Company's executive officer who is directly compensated by it.

COMPENSATION [To be updated.]

  Executive Compensation

        We share personnel with our parent, American Equity Life, pursuant to a management services agreement between American Equity Life and us. Our operational needs are met by American Equity Life and certain of its direct and indirect affiliates pursuant to the management services agreement. In addition, we currently have one executive officer who is compensated directly by the Company, and under a management services agreement, certain executive officers and employees who provide services to us under such agreement are American Equity Life executive officers or employees and are paid by American Equity Life. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing services to us. Aside from Carole Hunt, our directors and executive officers are not specifically compensated for their work for us. Ms. Hunt would not be considered compensated under the management services agreement.

        In order to help you understand the compensation-related costs that will be allocated to us under the management services agreement with respect to our executive officers identified in the table under the caption entitled "Directors and Executive Officers" in this prospectus (whom we refer to as our "shared named executive officers") and the Company's executive officer who is directly compensated by it, we have set forth below a discussion of the compensation policies and programs of the Holding Company, the direct parent of American Equity Life, and our indirect parent. The compensation policies and programs of the Holding Company determine the compensation of executive officers of American Equity Life, including our shared named executive officers, and the Company's executive officer who is directly compensated by it.

        Compensation Discussion and Analysis—Holding Company.    The Holding Company's compensation policies and programs are designed to:

  •
  attract and retain highly qualified and motivated executive officers and employees;

  •
  encourage and reward achievement of annual and long-term goals; and

  •
  encourage executive officers and employees to become shareholders of the Holding Company with interests aligned with those of other shareholders of the Holding Company.

        Section 162(m) of the IRC limits deductible compensation to $1 million for certain executives, with the exception of "performance-based compensation." Compensation to the Holding Company's executive officers as of September 30, 2011 and in 2010 and all prior years was below this threshold and thus fully deductible for federal income tax purposes. The deductibility of future compensation will be dependent on the Holding Company's financial results which impact the compensation of its executive officers and likewise, will affect the future compensation-related costs allocated to us under the management services agreement.

        Named Executives.    The primary elements of compensation for the executive officers of the Holding Company include:

  •
  Base pay;

  •
  Discretionary annual cash bonuses;

  •
  Incentive compensation pursuant to the Short-Term Performance Incentive Plan; and

  •
  Long-term equity incentive compensation through stock options.

        Base Pay and Discretionary Cash Bonuses.    In 2009, the Holding Company Compensation Committee recognized that the base salary for the named executives was, and had historically been, significantly lower than the salaries of comparable executives of companies in our industry.

Consequently, in June 2009, the Holding Company Compensation Committee approved an increase in salaries for the named executives, other than Mr. Noble. The increase was approved following a review of a compensation study prepared by Pearl Meyer & Partners ("Pearl Meyer"). In an effort to bring the base salaries of its executive officers, including the named executive officers, closer to the industry standard, the Holding Company Compensation Committee determined that the Holding Company should increase base salaries to approximate the 25th percentile of the peer group levels over a two-year period (2009 and 2010), with the first portion of the increase retroactive to January 1, 2009. To develop a blended market consensus base salary for each of the positions of the named executives, Pearl Meyer utilized proxy data from 11 insurance companies having total assets in 2008 from $4.0 billion to $28.8 billion (Conseco, Inc., American Financial Group, Inc., Reinsurance Group of America, Incorporated, Torchmark Corporation, StanCorp Financial Group, Inc., FBL Financial Group, Inc., OneBeacon Insurance Group, Ltd., National Western Life Insurance Company, Horace Mann Educators Corporation, SWS Group, Inc., and Kansas City Life Insurance Company). Pearl Meyer also utilized public and private survey data from 2008 for the financial service and insurance industries of companies having assets from $4 billion to $34 billion (trend adjusted to January 1, 2009). Consistent with the foregoing, on March 29, 2010, the Holding Company Compensation Committee recommended, and the Board of Directors approved, the following base salaries retroactive to January 1, 2010: Mr. Noble—$650,000; Ms. Waugaman—$550,000; Mr. Matovina—$450,000; and Ms. Richardson—$425,000.

        Through March 15, 2010, Mr. Noble made recommendations to the Holding Company Compensation Committee regarding the amount of discretionary annual cash bonuses paid to executive officers of the Holding Company, including the named executives, and the Holding Company Compensation Committee reviewed and approved these recommendations. In making such recommendations, Mr. Noble considered the historical levels of compensation of such officers and the financial results and performance of the Holding Company including attainment of sales, asset growth and earnings objectives. On March 15, 2010, the Holding Company Compensation Committee approved the recommendations of Mr. Noble with respect to the payment of discretionary cash bonuses in March 2010 to the Holding Company system executive officers, including $50,000 each to Ms. Waugaman, Mr. Matovina and Ms. Richardson in recognition of the record financial performance of the Holding Company during 2009. On March 15, 2010, the Holding Company Compensation Committee also approved the payment of a discretionary cash bonus of $50,000 in March 2010 to Mr. Noble in recognition of the record financial performance of the Holding Company during 2009.

        We will be allocated compensation-related costs under the management services agreement with respect to base pay, and applicable taxes associated therewith, paid to our shared named executive officers based on various factors, the primary being the estimated time allocated to providing services to us.

        Incentive Compensation.    During late 2009 and early 2010, the Holding Company Compensation Committee directed Holding Company management to develop a short-term incentive compensation program for 2010. On March 28, 2010, management proposed and the Holding Company Compensation Committee approved a Short-Term Incentive Compensation Program for management personnel, which includes the named executives. The Holding Company Board of Directors approved the Short-Term Incentive Compensatory Program on March 29, 2010. This program differs materially from prior programs in terms of design and award opportunities, which management and the Holding Company Compensation Committee believe will significantly improve its internal effectiveness and external competitiveness. There were two components to the short-term incentive program design for 2010 for the named executives—a Performance Incentive Plan and a Production Incentive Plan.

        Under the Performance Incentive Plan, each named executive had a threshold, target and maximum incentive opportunity expressed as a percent of base salary. These earning opportunities were tied to threshold, target and maximum performance goals established with respect to the Holding

Company's Invested Asset Growth and Return on Average Equity ("ROAE"), based on operating income, for fiscal year 2010. Holding Company management and the Holding Company Compensation Committee believed that the combination of growth and returns creates the proper focus and alignment for maximizing short-term and long-term Holding Company shareholder value creation. For purposes of calculating any incentive awards under the Performance Incentive Plan, Invested Asset Growth was weighted 35% and ROAE is weighted 65%. For any awards earned under the Performance Incentive Plan for fiscal year 2010 performance, 70% of such award was paid in cash and 30% was paid in restricted stock. The portion paid in restricted stock is subject to cliff vesting three years from the grant date (other than grants to retirement eligible individuals which vest immediately) in order to mitigate any risk of focusing only on short-term performance and to create an additional retention mechanism for key personnel.

        Under the Production Incentive Plan, each named executive could earn additional short-term incentive awards based on the Holding Company's Gross Production and ROAE during fiscal year 2010. The combination of these measures, which were equally weighted, produced an incentive pool that was available to the top 50 managers of the Holding Company system, including the named executives. The top 10 Holding Company system executives (including the named executives) were allocated 70% of the incentive pool earned under the Performance Incentive Plan for 2010 based on their relative base salary as a percent of total base salaries for the group. The remaining 30% of the pool was distributed on a discretionary basis to any or all of the top 50 managers of the Holding Company system, including the named executives. Awards earned under the Production Incentive Plan for fiscal year 2010 were paid in cash.

        For the named executives, the combination of the two programs created a target award opportunity equal to approximately 32% of base salary, which in conjunction with the changes to base salary improved the competitive positioning of target total cash compensation (base salary plus target short-term incentive opportunity) over prior years but remains below the market 50th percentile data provided by the Holding Company Compensation Committee's independent compensation consultant. The maximum award opportunity for the named executives, before consideration of any discretionary awards, was equal to approximately 66% of base salary, which Holding Company management and the Holding Company Compensation Committee believes is competitive and appropriate without creating an incentive to take undue or unnecessary risk that could materially harm the Holding Company.

        The target goals under the Performance Incentive Plan for 2010 were $2.2 billion for Invested Asset Growth and ROAE of 12%. The actual results for 2010 were Invested Asset Growth of $3.4 billion and ROAE of 13.1%. The target goals under the Production Incentive Plan for 2010 were Gross Production of $3 billion and ROAE of 12%. The actual Gross Production for 2010 was $4.3 billion. The combination of the results under the two programs resulted in an award to each of the named executives equal to approximately 55% of base salary. Each named executive also received a $20,000 discretionary bonus pursuant to the Production Incentive Plan for 2010.

        On March 15, 2011, Holding Company management proposed and the Holding Company Compensation Committee approved the structure of the 2011 incentive program under the Short-Term Performance Incentive Plan for senior management personnel, which included the named executives. There is one component to the short-term incentive program design for 2011 for the named executives—a Performance Incentive Plan. Under the Performance Incentive Plan for 2011, each named executive has a threshold, target and maximum incentive opportunity expressed as a percent of base salary. These earning opportunities are tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth and ROAE based on operating income for fiscal year 2011. Holding Company Management and the Holding Company Compensation Committee believe that the combination of growth and returns create the proper focus and alignment for maximizing short-term and long-term shareholder value creation. For purposes of calculating any incentive awards for fiscal year 2011 under the Performance Incentive Plan, Invested Asset Growth is

weighted 50% and ROAE is weighted 50%. For any awards earned under the Performance Incentive Plan for fiscal 2011 performance, 80% of such award will be paid in cash and 20% will be paid in restricted stock. The portion to be paid in restricted stock will be subject to cliff vesting three years from the grant date (other than grants to retirement eligible individuals which vest immediately) in order to mitigate any risk of focusing only on short-term performance and to create an additional retention mechanism for key personnel.

        For the named executives, the 2011 incentive program under the Short-Term Performance Incentive Plan creates a target award opportunity equal to 40% of base salary. The maximum award opportunity for the named executives is equal to 80% of base salary, which management and the Holding Company Compensation Committee believes is competitive and appropriate without creating an incentive to take undue or unnecessary risk that could materially harm the Holding Company.

        The specific performance goals for the 2011 incentive program under the Short-Term Performance Incentive Plan will be disclosed in the Holding Company's Proxy Statement for next year. However, at the time the performance goals were approved by the Holding Company Compensation Committee, it was believed that the performance targets reflected an appropriate degree of stretch but that they were attainable based on successful execution of the Holding Company's business plan and the realization of macro-economic and stock market conditions reasonably aligned with the Holding Company's near term expectations.

        We will be not be allocated any compensation-related costs under the management services agreement with respect to the incentive compensation paid to our shared named executive officers.

        Stock Ownership and Long-Term Equity Compensation.    The Holding Company emphasizes long-term equity compensation in the total compensation package for all employees and particularly for senior officers. The Holding Company believes this helps align the interests of such employees and officers with shareholders of the Holding Company and creates an incentive to build value for the shareholders of the Holding Company through growth in profitability targets, including gross spread earnings on annuity liability reserves, net operating earnings and return of operating earnings on average equity. Senior officers of the Holding Company are encouraged to own shares of the Holding Company's common stock. No particular level of stock ownership is required. In addition, long-term equity compensation has been provided in the form of stock options granted under employee stock option plans adopted by the Holding Company's Board of Directors and approved by the shareholders of the Holding Company.

        All options granted under the Holding Company's employee stock option plans from and after the Holding Company's IPO have an exercise price equal to the closing public market value of the shares on the date of grant. There has been no backdating. Options granted prior to the IPO have an exercise price equal to the fair market value of the shares as determined by the Holding Company's Board of Directors in its discretion. All options granted under the employee stock option plans have vesting periods of either six months or thirty-six months and may be exercised for a period of no more than ten years from the date of grant. The maximum number of shares subject to stock options which may be granted to any employee in any one year is 75,000. The exercise price of an option may be paid in cash, Common Stock or by a promissory note, to the extent permitted by law. The Holding Company has also established a "cashless exercise" arrangement whereby an optionee delivers an exercise notice and irrevocable instructions to an approved registered broker to sell shares and deliver the exercise price in cash.

        To reinforce the emphasis on long-term equity compensation and to better align the interests of Holding Company senior officers with those of its shareholders, Ms. Waugaman, Mr. Matovina and Ms. Richardson each received options to purchase 47,250 shares of Holding Company Common Stock on March 15, 2010, Mr. Noble received options to purchase 50,000 shares of Holding Company Common Stock on March 31, 2010, and each of the Holding Company's named executive officers received options to purchase 27,250 shares of its Common Stock (25,000 with respect to Mr. Noble) on June 11, 2010. The per share exercise price is $10.24 for the options granted on March 15, 2010, $10.65 for the options granted on March 31, 2010 and $9.27 for the options granted on June 11, 2010. The vesting period for the options is thirty-six months from the grant date or the date the optionee retires if such retirement occurs after the age of 65 and following 10 years of service with the Holding Company.

        We will not be allocated any compensation-related costs under the management services agreement with respect to long-term equity compensation paid to our shared named executive officers.

        Change in Control, Separation and Retirement Arrangements.    The Holding Company has no written employment contracts or separation agreements with any of its officers or employees other than the separation agreement with Kevin M. Wingert, a former executive and director, filed on an amendment to the Holding Company's Form 8-K on January 2, 2009, and Mr. Noble's Retirement Benefit Agreement, as amended, filed on the Holding Company's Form 8-K on April 2, 2010. The Retirement Benefit Agreement provides certain retirement benefits to Mr. Noble in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations. The terms of this agreement were negotiated in consultation with and following input from Pearl Meyer, the Holding Company Compensation Committee's compensation consultant. Specifically, Pearl Meyer reviewed multiple drafts of the Retirement Benefit Agreement and provided guidance as to specific terms based on its experience with similar agreements. In the event of Mr. Noble's retirement, the Retirement Benefit Agreement provides that Mr. Noble will receive a monthly benefit of $54,167 or such higher amount which reflects one-twelfth of Mr. Noble's annual base salary as in effect at the time of his retirement for five years following his retirement for a total of 60 monthly installments (the "Retirement Benefit"); provided, however, that if Mr. Noble dies before all 60 monthly installments have been paid, then (a) if at the time of his death he is married, his wife will receive the monthly payments until the earliest of (i) the 24-month anniversary of Mr. Noble's death, (ii) her death and (iii) such time as all 60 monthly installments have been paid; or (b) if Mr, Noble dies without a surviving spouse, the payment of the Retirement Benefit will cease upon his death. In addition, during his lifetime, Mr. Noble will continue to receive health benefits generally available to the Holding Company's senior executive officers under various Holding Company system benefit plans. The Agreement also contains confidentiality, non-competition and non-solicitation provisions which continue for two years following Mr. Noble's retirement.

        To promote retention of senior officers, the Holding Company has entered into change in control agreements with a small group of its executives including each of the named executives except Mr. Noble. Each January 1, the term of each of these agreements is automatically extended one year unless the Holding Company has given ninety days notice that it will not extend the term of the agreement. With certain exceptions, an executive is entitled to payments for a period of twenty-four or thirty-six months following a change in control if his or her employment is terminated for certain reasons within twenty-four or thirty-six months following a change in control. Such payments are equal to two or three times the amount of the executive's base salary plus "target annual bonus". These agreements also provide for the continuation of health, dental and life insurance benefits during the twenty-four and thirty-six month periods. If payments under these agreements become subject to the "golden parachute" excise tax imposed by Internal Revenue Code Sections 280G and 4999, then the named executives will be entitled to receive an additional "gross-up" payment that is sufficient to pay the golden parachute excise tax and all other taxes, interest and penalties associated with the excise tax and gross-up payment. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave us or our affiliates to go to work for any competitor, or (ii) request or advise a customer or client of ours or our affiliates to curtail or cancel its business relationship with us or our affiliates.

        We will not be allocated any compensation-related costs under the change in control arrangements with respect to our shared named executive officers.

        Non-Qualified Deferred Compensation Arrangements.    The Holding Company permits senior officers of the Holding Company to defer on an elective basis a specified portion of their base salaries, annual cash bonuses and amounts paid under the cash incentive plan. Any such deferrals must be made pursuant to a non-qualified deferred compensation agreement between the officer and the Holding Company with deferred amounts contributed to the American Equity Officers Rabbi Trust. The investment of deferred amounts is directed by the individual officers and the return on such investments is added to the deferred account balance of such officer. No above market returns are paid on deferred amounts. Mr. Noble, Ms. Waugaman and Ms. Richardson have each invested a portion of their deferred compensation accounts in the Holding Company's Common Stock and dividends paid on that stock have been credited to their accounts. The balance of the deferred compensation account will be distributed to an executive who has elected to make such deferrals upon his or her death, disability or separation from service.

        We will not be allocated any compensation-related costs under these arrangements with respect to our shared named executive officers.

        Other Compensation.    The Holding Company has a qualified 401(k) plan for all Holding Company system employees who are eligible after thirty days of employment and attainment of age 18. 50% of employee contributions to the plan are matched up to 4% of the employee's total compensation, subject to the limitations specified in the IRC. In addition to the 401(k) plan, all Holding Company system employees participate in the American Equity Employee Stock Ownership Plan ("ESOP") as described below. The Holding Company system offers a package of insurance benefits to all Holding Company system employees including health, dental, long-term disability and life insurance. Several of the named executives receive perquisites including car allowances, use of Holding Company system aircraft and payment of private club dues.

        The Holding Company established the ESOP effective July 1, 2007. Holding Company system employers make semi-annual discretionary contributions to the ESOP. The principal purpose of the ESOP is to provide each eligible Holding Company system employee with an equity interest in the Holding Company. Holding Company system employees become eligible once they have completed a minimum of six months of service. Holding Company system employees become 100% vested after two years of services.

        We will not be allocated any compensation-related costs under the management services agreement with respect to any other compensation paid to our shared named executive officers.

Summary Compensation Table and Other Related Compensation Tables

        During the fiscal year ended December 31, 2010, there was no allocation of any compensation-related costs for Mr. Noble, our President and Chief Executive Officer, and Mr. Matovina, our Executive Vice President, Chief Financial Officer and Treasurer. During the fiscal year ended December 31, 2011, there was no allocation of any compensation-related costs for any of our other shared named executive officers that exceeded $100,000. In addition, Ms. Hunt joined the Company in November 2011, and the compensation-related costs for Ms. Hunt did not exceed $100,000. As a result and in accordance with the SEC's rules, we have not provided any allocated cost compensation information for our shared named executive officers and Ms. Hunt for the fiscal year ended December 31, 2011.

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS [To be updated.]

Policy Regarding Related Person Transactions

        It is our policy to enter into or ratify Related Person Transactions only when our Board of Directors or the Holding Company Audit Committee (the "Audit Committee") determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, we have adopted the following procedures for the review, approval or ratification of Related Person Transactions. For purposes of the Related Person Transaction policy, a Related Person Transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction. A related person means:

  •
  any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        Any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

  •
  Counsel (either inside or outside) will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

  •
  If counsel determines that the proposed transaction is a Related Person Transaction, the proposed transaction shall be submitted to the Audit Committee for consideration at the next committee meeting or, in those instances in which counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the Chairman of the Audit Committee (who has been delegated authority to act between committee meetings).

  •
  The Audit Committee, or where submitted to the Chairman of the committee, the Chairman, shall consider all of the relevant facts and circumstances available to the committee or the Chairman, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

  •
  The Audit Committee (or the Chairman) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders,

    as the committee (or the Chairman) determines in good faith. The Audit Committee or Chairman, as applicable, shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

        At the Audit Committee's first meeting of each fiscal year, the committee shall review any previously approved Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the committee shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the Related Person Transaction.

        No member of the Audit Committee shall participate in any review, consideration, or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions

        Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such Related Person Transactions currently being contemplated for which disclosure would be required.

        Coinsurance Agreement.    Coinsurance is a transaction in which one insurer agrees to indemnify another insurer for all or a portion of the risks or liabilities of the ceding insurer with respect to specified life insurance or annuity business issued by the ceding company. We entered into a coinsurance agreement that became effective as of January 1, 2010, in which we agreed to indemnify our parent, American Equity Life, for 100% of the financial risks or liabilities it bears with respect to certain fixed deferred annuity contracts issued on or after January 1, 2010 (the "deferred annuity contracts"). Under the coinsurance agreement with American Equity Life, American Equity Life ceded 100% of the financial risk it bears with respect to the covered deferred annuity contracts to us. Policy benefit reserves assumed from American Equity Life under this agreement amounted to $111.4 million at December 31, 2011.

        Financial Support Agreement.    We have a financial support agreement with American Equity Life. Under this agreement, American Equity Life will provide support so that we will have the greater of (a) statutory capital and surplus of $5 million, or (b) the amount of statutory capital and surplus necessary to maintain a RBC ratio based upon Company Action Level of at least 300% on an on-going basis. This agreement is not an evidence of indebtedness or an obligation or liability of American Equity Life and does not provide any of our contract owners with recourse to American Equity Life. American Equity Life's audited financial statements are included herein for reference purposes.

        Investment Advisory Agreement.    We have entered into an investment advisory agreement with the Holding Company. The investment advisory agreement provides that the Holding Company serves as investment adviser with respect to our general account investments. Under this agreement, the Holding Company furnishes a continuous investment program and provides investment advisory services as reasonably necessary for the proper administration of our general account investments. In consideration for the services provided under this agreement, we have agreed to pay the Holding Company each calendar quarter a fee, based on the market value of our general account investments, and to reimburse the Holding Company for any expenses relating to the performance of those services. The fee we pay the Holding Company each calendar quarter equals the sum of the following: (a) $1,000 on the first $25,000,000 of general account investments; (b) 0.20% on general account investments above $25,000,000 up to $100,000,000; and (c) 0.15% on general account investments in excess of $100,000,000. During the year ended December 31, 2011 we incurred fees under this agreement of $.01 million.

        Management Services Agreement.    We have entered into a management services agreement with American Equity Life. Under this agreement, American Equity Life agrees to provide administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as to share certain resources and personnel with us. In exchange for providing these administrative functions and use of shared resources and personnel, we reimburse American Equity Life for the cost of providing such administrative functions, resources and personnel. During the year ended December 31, 2011 we incurred fees under this agreement of $             million.

LEGAL PROCEEDINGS

        The Company, like other life insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. However, the Company believes that, as of the date of this prospectus, there are no pending or threatened lawsuits that involve the Company.

LEGAL MATTERS

        The law firm of Sutherland Asbill & Brennan LLP, Washington, DC, has provided certain legal advice relating to certain matters under the federal securities laws.

IMPORTANT INFORMATION ABOUT THE INDICES

        The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw-Hill companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or Contract. S&P has no obligation to take the needs of the Company or the owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

        S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

        "Standard & Poor's®", "S&P", "S&P 500®", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Company. This Contract is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the Contract.

REGISTRATION STATEMENT

        We have filed a registration statement with the SEC under the Securities Act of 1933 that relates to the Contract. This prospectus does not contain all of the information in the registration statement, as permitted by SEC regulations.

        You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site (http://www.sec.gov) that contains information that we filed electronically with the SEC.

RULE 12H-7 REPRESENTATION

        Eagle Life Insurance Company relies upon the exemption from the periodic reporting requirements of the Securities Exchange Act of 1934 (the "Securities Exchange Act") set forth in Rule 12h-7 under the Securities Exchange Act.

Eagle Life Insurance Company
6000 Westown Parkway
West Des Moines, Iowa 50266
1-866-526-0995

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

        The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the SEC filing fee, all amounts shown are estimates):

SEC Filing Fee	$27,900
Printing and Engraving	$150,000
Legal Fees and Expenses	$407,600
Accounting Fees and Expenses	$83,000
Miscellaneous	$200,000

Total Expenses	$868,500

*
Estimated

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 490.202 of the Iowa Business Corporation Act, or the IBCA, provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for the amount of a financial benefit received by a director to which the director is not entitled; an intentional infliction of harm on the corporation or its shareholders; a violation of IBCA Section 490.833; or an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual's conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

        The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Subsection 1 of Section 490.851; or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854.

        Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) the director's written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

        Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for liability in connection with (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

        Our articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) any breach of the director's duty of loyalty to us or our shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (3) for any transaction from which the director derived an improper personal benefit.

        Our articles of incorporation also provide that each of our current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, if the director acted in good faith and in a manner the director reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the director's conduct was unlawful. Indemnification from liability would not be provided for (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on us or our shareholders; (3) an unlawful distribution to shareholders; or (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer is entitled to have any expenses reasonably incurred in defending any such proceeding or any similar proceeding against any such director and any officer in advance of its final disposition paid directly by us to the fullest extent permitted by applicable law upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that said director or officer is entitled to be indemnified by us as provided in our articles of incorporation.

        Our bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our articles of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

        Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

        None.

ITEM 16.    EXHIBITS

(1)	(i)	Distribution Agreement for Falcon Gold Annuity Contract(2)
	(ii)	Form of Selling Agreement(2)
	(iii)	Form of Amended Selling Agreement by and among Eagle Life Insurance Company, American Equity Capital, Inc. and selling broker-dealers(4)
	(iv)	Form of Selling Agreement by and among Eagle Life Insurance Company, American Equity Capital Inc. and registered investment adviser(5)
(2)		None
(3)	(i)	Articles of Incorporation of Eagle Life Insurance Company(1)
	(ii)	Bylaws of Eagle Life Insurance Company(1)
(4)	(i)	Form of Falcon Gold Annuity Contract(1)
	(ii)	Form of Amended Falcon Gold Annuity Contract(3)
	(iii)	Form of Annuity Application(2)
	(iv)	Form of Confinement Care Rider(1)
	(v)	Form of Amended Confinement Care Rider(3)
	(vi)	Form of Terminal Illness Rider(1)
	(vii)	Form of Lifetime Income Benefit Rider(1)
	(viii)	Amended Form of Falcon Gold Annuity Contract (non-Interstate Compact edition)(4)
	(ix)	Amended Form of Falcon Gold Annuity Contract (Interstate Compact edition)(4)
(5)	(i)	Legality Opinion(5)
	(ii)	Legality Opinion for [Falcon Gold Annuity Contract] for registered investment adviser distribution channel(5)
(10)		Material Contracts
	(i)	Revised Management Services Agreement between Eagle Life Insurance Company and American Equity Investment Life Insurance Company(2)
	(ii)	Coinsurance Agreement between Eagle Life Insurance Company and American Equity Investment Life Insurance Company(2)
	(iii)	Net Worth Maintenance Agreement between Eagle Life Insurance Company and American Equity Investment Life Insurance Company(1)
	(iv)	Investment Advisory Agreement between Eagle Life Insurance Company and American Equity Investment Life Holding Company(1)
	(v)	Coinsurance Agreement and Amendment No. 1 between Eagle Life Insurance Company and American Equity Investment Life Insurance Company(4)
(23)	(i)	Consent of Sutherland Asbill & Brennan LLP(5)
	(ii)	Consent of (5)
	(iii)	Consents of independent public accounting firm(5)
(24)		Powers of Attorney(4)

(1)
Incorporated by reference to the initial filing of the Registration Statement on Form S-1, filed June 30, 2009 (File No. 333-160345).

(2)
Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed December 31, 2009 (File No. 333-160345).

(3)
Incorporated by reference to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed June 18, 2010 (File No. 333-160345).

(4)
Incorporated by reference to Post. Effective Amendment No. 1 to the Registration Statement on Form S-1, filed April 29, 2011 (File No. 333-160345)

(5)
To be filed by amendment.

ITEM 17.    UNDERTAKINGS

A)
The undersigned Registrant hereby undertakes:

1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Eagle Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on February 17, 2012.

EAGLE LIFE INSURANCE COMPANY
By:	DAVID JEFF NOBLE* David Jeff Noble, Chairman of the Board and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

DAVID JEFF NOBLE* David Jeff Noble	Chairman of the Board, President, and Chief Executive Officer [Principal Executive Officer]	February 17, 2012
DEBRA JANE RICHARDSON* Debra Jane Richardson	Executive Vice President, Secretary and Director	February 17, 2012
/s/ JOHN MICHAEL MATOVINA John Michael Matovina	Chief Financial Officer, Treasurer, Executive Vice President, and Director [Principal Financial Officer]	February 17, 2012
TED MORRIS JOHNSON* Ted Morris Johnson	Controller [Controller or Principal Accounting Officer]	February 17, 2012
WENDY CARLSON WAUGAMAN* Wendy Carlson Waugaman	Assistant Secretary and Director	February 17, 2012
Terry Allan Reimer	Executive Vice President and Director	February , 2012
/s/ JOHN MICHAEL MATOVINA John Michael Matovina *Pursuant to Power of Attorney		February 17, 2012